30395810.1 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: TRICIDA, INC.,1 Debtor. Chapter 11 Case No. 23-10024 (JTD) Re: Docket Nos. 509 & 510 FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE FIFTH AMENDED CHAPTER 11 PLAN OF LIQUIDATION FOR TRICIDA, INC. Tricida, Inc., as debtor and debtor in possession in the above-captioned chapter 11 case (“Debtor”) having2: a. executed a Restructuring Support Agreement with certain holders of the 3.50% convertible senior notes due 2027 (the “Convertible Notes”), who collectively hold at least two-thirds of the aggregate amount of such Convertible Notes (such holders, the “Consenting Noteholders”), which provided that the Debtor would meet certain budgetary and timing milestones in a subsequent bankruptcy, among other things, in exchange for the Consenting Noteholder’s support of the Debtor’s proposed plan of liquidation; b. commenced, on January 11, 2023 (the “Petition Date”), this chapter 11 case (the “Chapter 11 Case”) by filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”); c. continued to operate its business and manage its property during this Chapter 11 Case as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code; d. filed, on the Petition Date, Debtor’s Motion for Entry of (I) an Order (A) Approving Certain Bidding Procedures and the Form and Notice Thereof, (B) Scheduling an Auction and a Hearing on the Approval of the Sale of All or Substantially All of the Debtor’s Assets, (C) Establishing Certain Assumption and Assignment Procedures and Approving the Manner of Notice Thereof, and (D) Granting Related Relief; and (II) an Order (A) Authorizing and Approving the Debtor’s Entry into an Asset Purchase 1 The Debtor in this chapter 11 case, together with the last four digits of the Debtor’s federal tax identification number, is Tricida, Inc. (2526). The Debtor’s service address is 2108 N Street, Suite 4935, Sacramento, CA 95816. 2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Debtor’s Plan or Disclosure Statement (each as defined below), as applicable. The rules of interpretation set forth in Section I.B. of the Plan shall apply herein. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 1 of 57

2 30395810.1 Agreement, (B) Authorizing the Sale of All or Substantially All of the Debtor’s Assets Free and Clear of All Encumbrances, (C) Approving the Assumption and Assignment of the Assumed Contracts, and (D) Granting Related Relief [Docket No. 11], which was approved by order dated January 26, 2023 [Docket No. 100]; e. filed, on January 18, 2023, the (i) Disclosure Statement for Chapter 11 Plan of Liquidation for Tricida Inc. [Docket No. 72] (as may be amended, modified, or supplemented, the “Disclosure Statement”); (ii) Chapter 11 Plan of Liquidation for Tricida Inc. [Docket No. 71] (as may be amended, modified, or supplemented, the “Plan”); and (iii) Debtor’s Motion for Entry of Order (I) Approving Disclosure Statement and Form and Manner of Notice of Disclosure Statement Hearing, (II) Establishing Solicitation, Voting, and Related Procedures, (III) Scheduling Confirmation Hearing, (IV) Establishing Notice and Objection Procedures for Confirmation of Plan, and (V) Granting Related Relief [Docket No. 74] (the “Disclosure Statement Motion”); f. filed, on January 19, 2023, the Motion of Debtor for Entry of an Order (I) Authorizing Debtor to Reject Certain Executory Contracts with Patheon Austria GmbH & Co KG, Effective as of the Rejection Date and (II) Granting Related Relief [Docket No. 79], which was approved by order dated February 6, 2023; g. conducted, commencing on February 15, 2023 and concluding on February 20, 2023, an auction in furtherance of a sale of substantially all of the Debtor’s assets, pursuant to the Plan, to two purchasers (the “Sale”); h. obtained on February 22, 2023, orders approving the Sale of the Debtor’s assets to each of the purchasers [Docket Nos. 230, 232]; i. conducted, on March 15, 2023, May 1, 2023, and May 3, 2023, various rounds of mediation by and between the Debtor, the Consenting Noteholders, the Official Committee of Unsecured Creditors (the “Committee”), and Patheon Austria GmbH & Co KG (“Patheon”) to address the Committee’s objections to the Disclosure Statement and Plan; j. obtained, on March 27, 2023, an order approving the adequacy of the Disclosure Statement and authorizing solicitation of the Plan [Docket No. 327] (the “Disclosure Statement Order”); k. filed, on March 27, 2023, the solicitation version of the Plan [Docket No. 328] (the “Solicitation Plan”); l. caused, commencing on March 30, 2023, through their solicitation and balloting agent Kurtzman Carson Consultants LLC (“KCC”), the transmittal of the Plan solicitation materials to Holders of Claims and Interests each as described and defined in the Certificate of Service [Docket No. 356] (the “Solicitation Certificate”), including (i) transmittal of the Plan, the Disclosure Statement, the Solicitation Procedures Order, the Solicitation and Voting Procedures, the applicable Ballot, the Confirmation Hearing Notice, the Cover Letter, and the Return Envelope (collectively, the “Solicitation Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 2 of 57

3 30395810.1 Package”) to the voting Classes of Holders of Claims, and (ii) transmittal of the applicable notice of non-voting status, Release Opt-Out, and Confirmation Hearing Notice (collectively, the “Non-Voting Status Notice Package,” and together with the Solicitation Package, the “Solicitation Materials”) to the non-voting Classes of Holders of Claims and Interests, all in accordance with the Disclosure Statement Order; m. conducted, on April 24, 2023, mediation by and between the Debtor, the Consenting Noteholders, the Committee, and Patheon regarding the allowance and amount of the Patheon Rejection Claim; n. filed, on April 28, 2023, the Notice of Filing of Plan Supplement [Docket No. 416] (the “First Plan Supplement”); o. filed, on May 5, 2023, the Notice of Filing of Exhibits to the Plan Supplement [Docket No. 435] (the “Second Plan Supplement”); p. filed, on May 9, 2023, the Debtor’s Motion for Entry of an Order, Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019, Approving the Settlement Agreement Regarding the Patheon Claim [Docket No. 444] (the “9019 Motion”); q. filed, on May 12, 2023, the Fourth Amended Chapter 11 Plan of Liquidation of Tricida, Inc. [Docket No. 460], which reflected certain changes to incorporate the settlement reached with the Committee at meditation and the settlement reached with Patheon set forth in the 9019 Motion; r. filed, on May 12, 2023, the Notice of Filing of Revised Exhibits to the Plan Supplement [Docket No. 461] (the “Third Plan Supplement”), which included revised forms of the Liquidating Trust Agreement, Contingent Payments Holding Trust Agreement, and Contingent Payments Trust Agreement (collectively, the “Trust Agreements”); s. filed, on May 16, 2023, the Debtor’s Memorandum of Law in Support of Confirmation of the Fourth Amended Chapter 11 Plan of Liquidation of Tricida, Inc. and Omnibus Reply to Objections to Confirmation [Docket No. 476] (the “Confirmation Brief”); t. filed, on May 16, 2023, the Certification of Adam J. Gorman with Respect to the Tabulation of Votes on the Third Amended Chapter 11 Plan of Liquidation for Tricida, Inc. [Docket No. 477] (the “Voting Report”); u. filed, on May 16, 2023, the Declaration of James Lee in Support of Confirmation of the Fourth Amended Chapter 11 Plan of Liquidation of Tricida, Inc. [Docket No. 478] (the “Lee Declaration”); v. filed, on May 17, 2023, the Declaration of Sean Corwen in Support of Confirmation of the Fourth Amended Chapter 11 Plan of Liquidation of Tricida, Inc. [Docket No. 479] (the “Corwen Declaration”); w. filed, on May 17, 2023, the Declaration of Thomas G. FitzGerald, Independent Director and Sole Member of the Special Committee of the Board of Directors of Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 3 of 57

4 30395810.1 Tricida, Inc. in Support of Confirmation of the Fourth Amended Chapter 11 Plan of Liquidation for Tricida, Inc. under Chapter 11 of the Bankruptcy Code [Docket No. 480] (the “FitzGerald Declaration,” and collectively with the Lee Declaration, the Voting Report, and the Corwen Declaration, the “Declarations in Support”); x. filed, on May 18, 2023, the Second Notice of Filing of Exhibit to Plan Supplement [Docket No. 489] (the “Fourth Plan Supplement,” and collectively with the First Plan Supplement, the Second Plan Supplement, and the Third Plan Supplement, the “Plan Supplements”); y. filed, on May 19, 2023, the Notice of Filing of Revised Liquidation Analysis for the Fourth Amended Chapter 11 Plan of Liquidation for Tricida, Inc. [Docket No. 499]; and z. filed, concurrently herewith, the Fifth Amended Chapter 11 Plan of Liquidation of Tricida, Inc. And this Court having: aa. entered the Disclosure Statement Order on March 27, 2023 [Docket No. 327]; bb. set May 5, 2023 at 4:00 p.m. (prevailing Eastern Time) as the deadline for Holders of Claims in Classes 3, 4, 5, and 6 to accept or reject the Plan (the “Voting Deadline”); cc. set May 5, 2023 at 4:00 p.m. (prevailing Eastern Time) as the deadline to file and serve objections to the confirmation of the Plan (the “Plan Objection Deadline”); dd. set May 19, 2023 at 10:00 a.m. (prevailing Eastern Time) as the date and time for the commencement of the Confirmation Hearing; ee. reviewed the Plan, the Disclosure Statement, the Plan Supplements, the Voting Report, the Declarations in Support, the Confirmation Brief, and all filed pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of right filed by parties in interest on the docket in this Chapter 11 Case; ff. held the Confirmation Hearing on May 19, 2023; gg. considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing; hh. overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise indicated; ii. taken judicial notice of all papers and pleadings filed in this Chapter 11 Case, all evidence proffered or adduced in this Chapter 11 Case, and all arguments made at hearings held before the Court during the pendency of this Chapter 11 Case; and Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 4 of 57

5 30395810.1 jj. entered rulings on the record at the Confirmation Hearing held on May 19, 2023 (the “Confirmation Rulings”). NOW THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, that the legal and factual bases set forth in the documents filed in support of Confirmation, and that other evidence presented at the Confirmation Hearing and the record in this Chapter 11 Case establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders: FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT: A. Findings and Conclusions. 1. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rule 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such. B. Jurisdiction, Venue, and Core Proceeding. 2. The Court has jurisdiction over this Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Court has exclusive jurisdiction to (a) determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed; and (b) enter a final order with respect thereto. Venue is proper pursuant Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 5 of 57

6 30395810.1 to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2). C. Eligibility for Relief. 3. The Debtor was and is an entity eligible for relief under section 109 of the Bankruptcy Code. D. Commencement of this Chapter 11 Case. 4. On the Petition Date, the Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code. The Debtor continues to operate its business and manage its property as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No party has requested the appointment of a trustee or examiner. E. Appointment of the Creditors’ Committee. 5. On January 23, 2023, the Office of the United States Trustee (the “U.S. Trustee”) appointed the Committee pursuant to section 1102 of the Bankruptcy Code [Docket No. 90]. No other statutory committee has been requested or appointed in this Chapter 11 Case. F. Burden of Proof—Confirmation of the Plan 6. The Debtor, as proponent of the Plan, has met its burden of proving the applicable elements under sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard for Confirmation. G. Judicial Notice. 7. The Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation of the Plan) the docket of this Chapter 11 Case maintained by the clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of this Chapter 11 Case. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 6 of 57

7 30395810.1 H. Plan Supplements. 8. On April 28, 2028, May 5, 2023, and May 15, 2023, the Debtor filed the First, Second, and Third Plan Supplements, respectively, with the Court. The Plan Supplements (including as they may be subsequently modified, supplemented, or otherwise amended pursuant to their terms), comply with the terms of the Plan, and the Debtor provided good and proper notice of the filings in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Disclosure Statement Order, and the facts and circumstances of this Chapter 11 Case. No other or further notice is or will be required with respect to the Plan Supplements. The Plan Supplements consist of the following documents: (a) the Liquidating Trust Agreement; (b) Contingent Payments Holding Trust Agreement; (c) the Contingent Payments Trust Agreement; (d) the identity of any insiders employed by either of the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee; (e) the identity of the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee; and (f) any additional documents Filed with the Court prior to the Effective Date as amendments to the Plan Supplements. All documents included in the Plan Supplements are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and this Confirmation Order, the Debtor shall have the right to alter, amend, update, or modify the Plan Supplement through the Effective Date. I. Plan Modifications. 9. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Solicitation Plan included in the Fourth Amended Chapter 11 Plan of Liquidation of Tricida, Inc., filed on May 12, 2023, and any additional modifications to the Plan described or set forth in this Confirmation Order or in any Plan filed prior to this Confirmation Order (collectively, the “Plan Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 7 of 57

8 30395810.1 Modifications”) constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These Plan Modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and Solicitation Materials served pursuant to the Disclosure Statement Order, and notice of these Plan Modifications was adequate and appropriate under the facts and circumstances of this Chapter 11 Case. 10. In accordance with Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. J. Objections Overruled. 11. Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference. All remaining unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan or Confirmation are overruled on the merits, with prejudice. K. Disclosure Statement Order. 12. On March 27, 2023, the Court entered the Disclosure Statement Order, which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code; (b) approved the Solicitation Materials, including the solicitation and voting procedures (the “Solicitation and Voting Procedures”); (c) set May 5, 2023 at 4:00 p.m. (prevailing Eastern Time) as the Voting Deadline; Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 8 of 57

9 30395810.1 (d) set May 5, 2023 at 4:00 p.m. (prevailing Eastern Time) as the Plan Objection Deadline; and (e) set May 19, 2023 at 10:00 a.m. (prevailing Eastern Time) as the date of the Confirmation Hearing. The solicitation of votes complied with the Disclosure Statement Order, was appropriate and satisfactory in all respects based on the circumstances of this Chapter 11 Case, and was in compliance with section 1125 and 1126 of the Bankruptcy Code, along with any other applicable provisions of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and any other applicable Bankruptcy Rules, Local Rules, or applicable non-bankruptcy law. L. Notice. 13. The Debtor provided due, adequate, and sufficient notice of the Disclosure Statement, the Disclosure Statement Order, the Plan, the Solicitation Material, the notice of the Confirmation Hearing (the “Confirmation Hearing Notice”), the proposed assumption and rejection of Executory Contracts and Unexpired Leases and the proposed cure amounts, and all the other materials distributed by the Debtor in connection with Confirmation of the Plan, together with the Plan Objection Deadline, the Voting Deadline, and the Confirmation Hearing, and any applicable bar dates and hearings described in the Disclosure Statement Order, in compliance with the Bankruptcy Rules, Local Rules, and the procedures set forth in the Disclosure Statement Order. No other or further notice is or shall be required. M. Solicitation. 14. On May 16, 2023, the Debtor filed the Voting Report, which was admitted into evidence during the Confirmation Hearing. As described in the Voting Report, the solicitation of votes on the Plan complied with the solicitation procedures set forth in the Disclosure Statement Motion and approved in the Disclosure Statement Order (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of this Chapter 11 Case, and was in Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 9 of 57

10 30395810.1 compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. 15. As described in the Solicitation Certificate, the Voting Report, and the applicable Declarations, following entry of the Disclosure Statement Order, the Solicitation Packages were transmitted and served, including to all Holders of Claims in Class 3, Class 4, Class 5, and Class 6 (collectively, the “Voting Classes”), in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rule 3017 and 3018, the Local Rules, the Disclosure Statement Order, and any applicable non-bankruptcy law. Transmission and service of the Solicitation Packages, which included the Confirmation Hearing Notice, were timely, adequate, and sufficient. No further notice is required. 16. As set forth in the Voting Report and the applicable Declarations, the Solicitation Packages were distributed to Holders in the Voting Classes that held a Claim as of March 24, 2023 (the “Voting Record Date”), which was the record date specified in the Disclosure Statement Order for the purpose of solicitation. The establishment and notice of the Voting Record Date were reasonable and sufficient. Additionally, the period during which Holders in the Voting Classes had to submit acceptances or rejections to the Plan was reasonable and sufficient for such Holders to make an informed decision to accept or reject the Plan. 17. As described in the Solicitation Certificate and the applicable Declarations, following entry of the Disclosure Statement Order, the Non-Voting Status Notice Packages were transmitted and served, including to all Holders of Claims or Interests in Class 1, Class 2, Class 7, or Class 8. As set forth in the Plan, Holders of Claims in Class 1 and Class 2 are Unimpaired, conclusively presumed to accept the Plan, and therefore, did not vote to accept or reject the Plan. Holders of Claims or Interests in Class 7 and 8 (collectively, the “Deemed Rejecting Classes”) are Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 10 of 57

11 30395810.1 Impaired, entitled to no recovery under the Plan, and therefore conclusively presumed to reject the Plan. 18. In addition to the Solicitation Procedures described herein, and consistent with this Court’s ruling at the Confirmation Hearing, the Debtor shall re-notice the Holders of Claims in Class 5 and Class 6 that did not execute and timely return the Release Opt-Out to provide notice of Patheon being added as a “Released Party” pursuant to the terms of the Order approving the 9019 Motion and give Holders an additional opportunity to opt out of the Third-Party Release, all as set forth more fully in Paragraphs 126 and 127 herein. Holders of Class 5 and Class 6 Claims shall have until June 21, 2023, to return an opt-out form and be deemed to opt out of the Third- Party Release. Holders of Class 5 or Class 6 Claims that previously timely returned an executed Release Opt-Out shall retain their status as having opted out of the Third-Party Release without the need for any further action. N. Voting. 19. As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and any applicable non-bankruptcy law. 20. As set forth in the Voting Report, Class 3, Class 4, Class 5, and Class 6 voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code. Based on the foregoing, and as evidenced by the Voting Report, at least one Impaired Class of Claims (excluding the acceptance by any insiders of the Debtor) has voted to accept the Plan in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code. O. Bankruptcy Rule 3016. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 11 of 57

12 30395810.1 21. The Plan and all modifications thereto are dated and identify the Entity submitting them, thereby satisfying Bankruptcy Rule 3016(a). Subject to the re-noticing described herein, the Debtor appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c). P. Bankruptcy Rule 3017. 22. The Debtor provided proper and sufficient notice of the Confirmation Hearing, as required by Bankruptcy Rule 3017(d), as modified by the Disclosure Statement Order. The Solicitation and Voting Procedures, pursuant to which the Plan and Disclosure Statement were provided to the Voting Classes and the Confirmation Hearing Notice was provided to all parties, were adequate, satisfied Bankruptcy Rule 3017(e), and were in accordance with the Disclosure Statement Order. Q. Bankruptcy Rule 3018. 23. The solicitation of votes to accept or reject the Plan from the Voting Classes satisfies Bankruptcy Rule 3018(a). The Plan was transmitted to all parties in interest entitled to vote thereon, sufficient time was prescribed for such entities to accept or reject the Plan, and the Solicitation and Voting Procedures complied with sections 1125 and 1126 of the Bankruptcy Code, thereby satisfying Bankruptcy Rule 3018(b). The Ballots provide for acceptances or rejections of the Plan to be in writing, signed by the Holder of Claims in the Voting Classes, and generally conform to the information required in the appropriate Official Form. The Solicitation Materials, including the ballots, satisfy the requirements of Bankruptcy Rule 3018(c). R. Plan Complies with Bankruptcy Code Requirements—Section 1129(a)(1). Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 12 of 57

13 30395810.1 24. The Plan complies with all applicable provisions of the Bankruptcy Code, as required by Section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 thereof. (a) Proper Classification—Sections 1122 and 1123. 25. The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into 8 Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications were not implemented for any improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. (b) Specified Unimpaired Classes—Section 1123(a)(2). 26. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code. Class Designation 1 Other Secured Claims 2 Other Priority Claims 27. Additionally, Article II of the Plan specifies that Allowed Administrative Claims (including Professional Fee Claims) and Allowed Priority Tax Claims will be paid in full (unless a Holder of such Claim consents to alternative treatment) in accordance with the terms of the Plan, although these Claims are not separately classified under the Plan. (c) Specified Treatment of Impaired Classes—Section 1123(a)(3). 28. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 13 of 57

14 30395810.1 (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes: Class Designation 3 Noteholder Claims 4 Patheon Rejection Claim 5 General Unsecured Claims 6 De Minimis Unsecured Claims 7 Section 510(b) Claims 8 Interests (d) No Discrimination—Section 1123(a)(4). 29. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtor for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. (e) Adequate Means for Implementation—Section 1123(a)(5). 30. The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan, and in the exhibits to the Plan, provide in detail adequate and proper means for the Plan’s implementation, including regarding: (a) the consummation of the Plan, including the wind-down and dissolution of the Debtor and the vesting of the assets in the Liquidating Trust, the Contingent Payments Trust, and the Contingent Payments Holding Trust respectively; (b) the sources of consideration for Plan distributions, including the funding of the Wind-Down Budget; (c) the authorization for the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee, as applicable, to take all actions contemplated under or necessary, advisable, or appropriate to implement or effectuate the Plan; (d) the settlement and discharge of Claims and Interests as set forth in the Plan; (e) the preservation and vesting of certain Retained Causes of Action and Transferred Causes of Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 14 of 57

15 30395810.1 Action in the Liquidating Trust; (f) the treatment of Executory Contracts and Unexpired Leases; and (g) the taking of all necessary and appropriate actions by the Debtor to effectuate the transactions under and in connection with the Plan. (f) Non-Voting Equity Securities—Section 1123(a)(6). 31. The Plan does not provide for the issuance of equity or other securities of the Debtor, including non-voting equity securities. Accordingly, the requirements of section 1123(a)(6) of the Bankruptcy Code are inapplicable. (g) Directors and Officers—Section 1123(a)(7). 32. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article IV.G.2 of the Plan, as of the Effective Date, the existing board of directors of the Debtor shall be deemed to have resigned and the employees or officers of the Debtor terminated without any further action required. From and after the Effective Date, the Liquidating Trustee shall be authorized to act on behalf of the Estate, provided that the Liquidating Trustee shall have no duties other than as expressly set forth in the Plan, in this Confirmation Order, and in the Liquidating Trust Agreement, as applicable. The identity of the Liquidating Trustee, Contingent Payments Holding Trustee, and Contingent Payments Trustee, along with the nature of any compensation for such person or persons, is disclosed in the Plan Supplements. The appointment of the Liquidating Trustee, Contingent Payments Holding Trustee, and Contingent Payments Trustee, as applicable, is consistent with the interests of creditors and with public policy. (h) Debtor Is Not an Individual—Section 1123(a)(8) and 1123(c). 33. The Debtor is not an individual. Accordingly, the requirements of sections 1123(a)(8) and 1123(c) of the Bankruptcy Code are inapplicable. (i) Impairment / Unimpairment of Classes—Section 1123(b)(1). Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 15 of 57

16 30395810.1 34. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan leaves each Class of Claims and Interests Impaired or Unimpaired. (j) Treatment of Executory Contracts and Unexpired Leases—Section 1123(b)(2). 35. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the automatic rejection of the Debtor’s Executory Contracts and Unexpired Leases (other than the D&O Policies) not previously rejected, assumed, or assumed and assigned during this Chapter 11 Case under section 365 of the Bankruptcy Code, nor scheduled to be assumed under the Plan , the Plan Supplement, or the Sale Order. The Debtor’s determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtor, are necessary to the implementation of the Plan, and are in the best interests of the Debtor, its Estate, Holders of Claims, and other parties in interest in this Chapter 11 Case. (k) Settlement, Release, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3). 36. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all claims or controversies held by the Debtor, the Consenting Noteholders, and the Committee that are settled thereunder. The Court has jurisdiction under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(e) to approve the releases, injunctions, and exculpations set forth in Article IX of the Plan. Section 105(a) of the Bankruptcy Code permits issuance of the injunctions and approval of the releases and exculpations set forth in Article IX of the Plan because, as has been established here and based upon the record in this Chapter 11 Case and the evidence proffered or adduced at or prior to the Confirmation Hearing, such provisions: are (a) made in exchange for good and valuable consideration; (b) are essential to the formulation and implementation of the Plan; (c) confer substantial benefits on the Debtor and its Estate; (d) are integral to and Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 16 of 57

17 30395810.1 non-severable from the Plan; (e) are fair, equitable, and reasonable; and (f) are in the best interests of the Debtor, its Estate, creditors, and other parties in interest. 37. Debtor Release. The releases of Claims and Causes of Action by the Debtor, as described in Article IX.A. of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”) represents a valid exercise of the Debtor’s business judgment. The Debtor Release is integral to the Plan and was the result of extensive, arms’-length negotiations and mediation. The pursuit by the Debtor, its Estate, or the Liquidating Trustee of any such claims released by the Debtor Release is not in the best interests of the Estate because the costs involved would likely outweigh any potential benefit from pursuing such claims. Also, the Debtor Release is: (a) in exchange for good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released in Article IX.A. of the Plan; (c) given, and made, after due notice and opportunity for a hearing; and (d) a bar to the Debtor asserting a Claim or Cause of Action released by Article IX.A. of the Plan. Accordingly, the Debtor Release is fair, reasonable, supported by adequate consideration, in the best interest of the Estate, and appropriate under the facts and circumstances of this Chapter 11 Case. 38. Third-Party Release. The release of Claims and Causes of Action by the Releasing Parties, as described in Article IX.B. of the Plan (the “Third-Party Release”), was consensually provided after due notice and an opportunity for a hearing and is an essential provision of the Plan; provided consistent with this Court’s ruling at the Confirmation Hearing, no Holders of Class 8 Interest(s) shall be deemed to be a Releasing Party based on a prior failure to return a Release Opt-Out. The removal of Holders of Class 8 Interest(s) from this definition does not affect a release granted by a party in any other capacity, consistent with the terms of the Plan, the Confirmation Order, and the Court’s ruling at the Confirmation Hearing. The Third-Party Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 17 of 57

18 30395810.1 Release is critical to the Plan and was negotiated as a result of extensive arms’-length and good faith negotiations and mediation among parties. It provides finality for the Debtor, the Liquidating Trustee, and the other Released Parties regarding the parties’ respective obligations under the Plan and the transactions contemplated therein. 39. Notice of the Third-Party Release was provided to all Holders of Claims and such notice was adequate and appropriate under the facts and circumstances of this Chapter 11 Case. The Confirmation Hearing Notice was sent to Holders of Claims and published in The New York Times and the San Jose Mercury News on April 14, 2023, and the ballots and notice, as applicable, sent to Holders of Claims unambiguously stated that the Plan contains the Third-Party Release and that each such Holder of Claims may elect not to grant such Third-Party Release. The release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, the ballots, and the notices. The Third-Party Release provides appropriate and specific disclosure with respect to the Claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure or notice is necessary. 40. Finally, the Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by the Third-Party Release; (c) in the best interests of the Debtor and all Holders of Claims; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties’ asserting any Claim or Cause of Action released pursuant to the Third-Party Release; and (g) consistent with sections 105, 524, 1123, 1129 and 1141 and other applicable provisions of the Bankruptcy Code. Therefore, the Third-Party Release is reasonable, appropriate, and consistent with the provisions of the Bankruptcy Code and applicable law. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 18 of 57

19 30395810.1 41. Exculpation. The exculpation provision described in Article IX.C. of the Plan (the “Exculpation”) is necessary and appropriate to the Plan. The Exculpation is narrowly tailored to protect estate fiduciaries from inappropriate litigation and to exclude actions found to have constituted actual fraud, willful misconduct, or gross negligence. The Exculpated Parties subject to the Exculpation have, and upon entry of this Confirmation Order, will be deemed to have participated in good faith and in compliance with all applicable laws with regard to the negotiation and implementation of, among others, the Debtor’s in-court restructuring efforts, the Term Sheet, the RSA, the Disclosure Statement, the Sale Motion, the Plan, the Plan Supplement, or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place between the Petition Date and the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person, but in all respects such Entities shall be entitled to reasonably rely upon the written advice of counsel with respect to their duties and responsibilities pursuant to the Plan, and therefore, are not, and on account of such acts or omissions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the foregoing as set forth herein. 42. Injunction. The injunction provision set forth in Article IX.D. of the Plan is essential to the Plan and necessary to preserve and enforce the Debtor Release, the Third-Party Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 19 of 57

20 30395810.1 Release, and the Exculpation, each as set forth in Articles IX.A, IX.B., and IX.C. of the Plan respectively. 43. Retention of Retained and Transferred Causes of Action. The Retained Causes of Action and Transferred Causes of Action set forth in Exhibits A and B of the Plan were negotiated by sophisticated parties following extensive, arms’-length negotiations and mediation. The Retained Causes of Action and Transferred Causes of Action are essential to the Plan and appropriate under the facts and circumstances of this Chapter 11 Case. 44. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the releases, injunctions, and exculpations set forth in the Plan, as implemented by this Confirmation Order, are fair, equitable, reasonable, and in the best interests of the Debtor, its Estate, and all Holders of Claims or Interests. The record at the Confirmation Hearing and in this Chapter 11 Case is sufficient to support the releases, injunctions, and exculpations provided for in Article IX of the Plan. Accordingly, based upon the representations and arguments of counsel to the Debtor, the Declarations, the testimony either actually given or proffered at the Confirmation Hearing, any other evidence introduced at the Confirmation Hearing, and the full record of this Chapter 11 Case, the Court finds that the releases, injunctions, and exculpations set forth in Article IX of the Plan are consistent with the Bankruptcy Code and applicable law. 45. Additionally, and in accordance with section 1123(b) of the Bankruptcy Code, the Debtor retained the Retained Causes of Action and the Transferred Causes of Action pursuant to a global settlement with the Consenting Noteholders and the Committee encompassed within the Plan. Other than with respect to the Severance Payment Claim, recovery on the Retained Causes of Action shall be limited to any Applicable Insurance Policies and applicable law. Other than with respect to the Severance Payment Claim, (i) no party shall have a right to recovery on the Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 20 of 57

21 30395810.1 Retained Causes of Action outside or in excess of the available insurance under any Applicable Insurance Policies, and (ii) no person or entity other than the applicable insurers under the Applicable Insurance Policies shall be liable for any of the Retained Causes of Action against Released Parties; provided, that a party may seek to collect on any settlement or judgment against Released Parties with respect to any Retained Cause of Action for the limited and sole purpose of triggering coverage under any Applicable Insurance Policies. 46. Except as otherwise provided herein, as of the Effective Date, all releases, exculpations, and injunctions set forth in the Plan and this Confirmation Order shall be effective and binding on all persons. The Plan and this Confirmation Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for in, or resolved pursuant to, the Plan and this Confirmation Order, including the release, injunction, and exculpation provisions contained in the Plan and this Confirmation Order. Accordingly, the Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. (l) Treatment of Rights of Holders of Claims—1123(b)(5) 47. The Plan is consistent with section 1123(b)(5) of the Bankruptcy Code. Article III of the Plan modifies or leaves unaffected, as is applicable, the rights of certain Holders of Claims, as permitted by section 1123(b)(5) of the Bankruptcy Code. (m) Additional Plan Provisions—Section 1123(b)(6). 48. The other discretionary provisions in the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code. S. Debtor Complies with Bankruptcy Code Requirements—Section 1129(a)(2). Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 21 of 57

22 30395810.1 49. The Debtor complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, the Debtor: a. is an eligible debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code; and b. complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable non-bankruptcy law, rule and regulation, the Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Packages and the Non- Voting Status Notice Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan. T. Plan Proposed in Good Faith—Section 1129(a)(3). 50. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtor proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of this Chapter 11 Case, the Sale Motion, the Plan itself, the 9019 Motion, and the process leading to Confirmation, including the support of Holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. This Chapter 11 Case was filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtor to implement the Sale for the maximum benefit of all parties in interest, and all other contemplated actions and transactions, and maximize the value of the Estate and the recoveries to Holders of Claims and Interests. U. Payment for Services or for Costs and Expenses—Section 1129(a)(4). 51. The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtor in connection with this Chapter 11 Case, or in connection with the Plan and incident to this Chapter 11 Case, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. V. Directors, Officers, and Insiders—Section 1129(a)(5). Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 22 of 57

23 30395810.1 52. Because the Plan provides for the dissolution of the existing board of directors of the Debtor and that any remaining directors or officers of the Debtor shall be dismissed, section 1129(a)(5) of the Bankruptcy Code does not apply to the Debtor. To the extent section 1129(a)(5) applies to the Liquidating Trust, the Contingent Payments Holding Trust, or the Contingent Payments Trust, they have satisfied the requirements of this provision by, among other things, disclosing the identity and compensation of the Liquidating Trustee, Contingent Payments Holding Trustee, and the Contingent Payments Trustee. W. No Rate Change—Section 1129(a)(6). 53. Section 1129(a)(6) of the Bankruptcy Code is not applicable to this Chapter 11 Case. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission. X. Best Interest of the Creditors—Section 1129(a)(7). 54. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached to the Disclosure Statement, as updated in the Corwen Declaration, and any other evidence related thereto in support of the Plan that was proffered or adduced in the Declarations or at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover more under the Plan on account of such Claim or Interest, as of the Effective Date, than such Holder would receive if the Debtor was liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. Y. Acceptance by Certain Classes—Section 1129(a)(8). Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 23 of 57

24 30395810.1 55. Classes 1 and 2 are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 3, 4, 5, and 6 are Impaired under the Plan and have voted to accept the Plan pursuant to section 1126(c) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtor seeks Confirmation under section 1129(b), solely with respect to the Deemed Rejecting Classes, rather than section 1129(a)(8) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied. Z. Treatment of Claims Entitled to Priority under Section 507(a)—1129(a)(9). 56. The Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code. The treatment of Allowed Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan and of Other Secured Claims and Other Priority Claims under Article III of the Plan satisfies the requirements of, and complies in all respects with the treatment required by section 1129(a)(9) of the Bankruptcy Code for each of the various claims specified in sections 507(a)(1)–(8) of the Bankruptcy Code. AA. Acceptance by at Least One Impaired Class—Section 1129(a)(10). 57. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced in the Voting Report, Class 3, Class 4, Class 5, and Class 6 voted to accept the Plan by the requisite numbers and amounts of Claims specified under section 1126(c) of the Bankruptcy Code, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code). Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 24 of 57

25 30395810.1 BB. Feasibility—Section 1129(a)(11). 58. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtor at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Plan may be implemented and has a reasonable likelihood of success; (e) establishes that the Debtor, Liquidating Trustee, Contingent Payments Holding Trustee, or Contingent Payments Trustee, as applicable, will have sufficient funds available to meet their obligations under the Plan—including sufficient amounts of Cash to reasonably ensure payment of, among other things, distributions consistent with the Liquidating Trust Waterfall; and (f) establishes that the Liquidating Trustee, Contingent Payments Holding Trustee, and Contingent Payments Trustee, as applicable, will have the financial wherewithal to satisfy their obligations following the Effective Date. CC. Payment of Statutory Fees—Section 1129(a)(12). 59. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.D. of the Plan provides for the payment of all fees and charges assessed against the Estate under 28 U.S.C. § 1930. DD. Continuation of Employee Benefits—Section 1129(a)(13). 60. The Debtor does not have any obligation to pay retiree benefits (as defined in section 1114 of the Bankruptcy Code). Therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable to this Chapter 11 Case or the Plan. EE. Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16). Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 25 of 57

26 30395810.1 61. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to this Chapter 11 Case. The Debtor owes no domestic support obligations, is not an individual, and is not a nonprofit corporation. FF. “Cram Down” Requirements—Section 1129(b). 62. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable and meets the requirements that no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest, and no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than payment in full on account of its Claim or Interest. Accordingly, the Plan is fair and equitable towards all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated Claim and Interest Holders will receive substantially similar treatment on account of their Claims or Interests, as applicable, in such class. As set forth in the Plan, the Holders of Allowed Claims in Class 3, Class 4, and Class 5 are all receiving equal treatment, as is required, in that they are each receiving an initial effective date distribution, followed by their pro rata share in the Liquidating Trust and the Contingent Payments Holding Trust, all in accordance with the Liquidating Trust Waterfall. Therefore, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan. GG. Only One Plan—Section 1129(c). Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 26 of 57

27 30395810.1 63. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in this Chapter 11 Case. HH. Principal Purpose of the Plan—Section 1129(d). 64. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. II. No Small Business Case—Section 1129(e). 65. The Chapter 11 Case is not a small business case and, accordingly, section 1129(e) of the Bankruptcy Code does not apply. JJ. Good Faith Solicitation—Section 1125(e). 66. The Debtor acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all of its activities relating to support and consummation of the Plan, including the solicitation and receipt of acceptances of the Plan, and it is entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. KK. Satisfaction of Conditions Precedent to the Effective Date. 67. Each of the conditions precedent to the Effective Date, as set forth in Article VIII of the Plan, has been or is reasonably likely to be satisfied or, as applicable, waived in accordance with Article VIII of the Plan. LL. Implementation. 68. All documents and agreements necessary to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms’ length, are in the best interests of the Debtor and its Estate, and shall, upon completion of documentation Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 27 of 57

28 30395810.1 and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal, state, or local law. The Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee are authorized to take any action reasonably necessary, advisable, or appropriate to consummate such agreements and the transactions contemplated thereby. MM. Disclosure of All Material Facts. 69. The Debtor disclosed all material facts regarding the Plan, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee, as applicable. NN. D&O Policies. 70. The Debtor’s D&O Policies have been in full force and effect throughout this Chapter 11 Case and remain, and will continue to remain, in full force and effect upon entry of this Confirmation Order. 71. Nothing in the Plan, this Confirmation Order, or the Liquidating Trust Agreement, alters the rights and obligations of the Debtor (and its Estate) and the Debtor’s insurers (and third- party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms and conditions thereof or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtor’s rights and its Estate’s rights under any Insurance Policy to which the Debtor and/or the Debtor’s Estate may be beneficiaries shall vest with the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries and all of the beneficiaries of such policies. The Debtor shall be deemed to have assumed only the D&O Policies, and any Insurance Policy other than a D&O Policy shall be deemed terminated on the Effective Date. OO. Executory Contracts and Unexpired Leases. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 28 of 57

29 30395810.1 72. The Debtor satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption, assumption and assignment, and rejection of Executory Contracts and Unexpired Leases pursuant to the Plan. Under Article V of the Plan, as of the Effective Date, the Debtor shall be deemed to reject each Executory Contract to which it is a party (other than the D&O Policies) without the need for any further notice to, action, order, or approval of the Court, unless such Executory Contract unless such Executory Contract was previously assumed, assumed and assigned, or rejected pursuant to an order of this Court, expired or terminated pursuant to its terms prior to the Confirmation Date, or is the subject of a motion to assume that is pending on the Confirmation Date. The Debtor is not party to any Unexpired Leases and, to the extent any such Unexpired Lease was found to exist, it would be deemed to have been rejected upon the expiration of the deadline set forth in section 365(d)(4) of the Bankruptcy Code. 73. The Debtor provided sufficient evidence of adequate assurance of future performance for each of the Executory Contracts that are being assumed, or assumed and assigned, by the Debtor pursuant to the Plan. The Debtor cured or provided adequate assurance that the Debtor will cure any defaults (including by paying any Cure claims) under or relating to each of the Executory Contracts that are being assumed by the Debtor. Subject to the satisfaction of any applicable Cure claim as set forth in Article V of the Plan, each assumption, assumption and assignment, or rejection of an Executory Contract or Unexpired Lease pursuant to this Confirmation Order and in accordance with Article V of the Plan, or otherwise by order of this Court, shall be legal, valid, and binding upon the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee, as applicable, and all non-Debtor persons or entities party to such Executory Contract or Unexpired Lease. PP. Satisfaction of Confirmation Requirements. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 29 of 57

30 30395810.1 74. Based on the foregoing, the Declarations, and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. ORDER BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT: 75. Confirmation of the Plan. The Plan, attached hereto as Exhibit A, as and to the extent modified by this Confirmation Order, is approved and confirmed in its entirety pursuant to section 1129 of the Bankruptcy Code. All Plan documents necessary for implementation of the Plan, including those in the Plan Supplements, are hereby approved and incorporated herein by reference as an integral part of this Confirmation Order. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision, it being the intent of this Confirmation Order that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety. 76. Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 30 of 57

31 30395810.1 at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such. 77. Headings. Headings utilized in this Confirmation Order are for convenience of reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose. 78. Objections. All objections (including any reservations of rights contained therein) to approval of Confirmation of the Plan that have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or are not otherwise resolved as stated by the Debtor on the record of the Confirmation Hearing, are OVERRULED on the merits and in their entirety, and all withdrawn objections are deemed withdrawn with prejudice. 79. Immediate Binding Effect. Notwithstanding Bankruptcy Rules 3020(e) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, this Confirmation Order, and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, the Contingent Payments Trustee, all Holders of Claims against and Interests in the Debtor (regardless of whether any such Holder has voted or failed to vote to accept or reject the Plan and regardless of whether any such Holder is entitled to receive any distribution under the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, and all parties in interest. 80. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 31 of 57

32 30395810.1 entered in this Chapter 11 Case, all documents and agreements executed by the Debtor as authorized and directed thereunder and all motions or requests for relief by the Debtor pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee, as applicable, and their respective successors and assigns. 81. Classification and Treatment. The Plan’s classification scheme is approved. The terms of the Plan shall govern the classification and treatment of Claims and Interests for purposes of the distributions to be made thereunder. 82. Subordination of Claims. The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtor or the Liquidating Trustee (as applicable) reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. 83. Insurance. Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 32 of 57

33 30395810.1 84. Authorization to Implement the Plan. Pursuant to sections 1142(b) of the Bankruptcy Code, section 303 of the Delaware General Corporation Law, and any comparable provision of the business corporation law of any other state, as applicable, the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee, as applicable, are authorized to take or cause to be taken all corporate action necessary and appropriate to implement all provisions of, and to consummate the Plan, and to execute, enter into, or otherwise make effective all documents arising in connection therewith, including without limitation, the Liquidating Trust Agreement, the Contingent Payments Holding Trust Agreement, and the Contingent Payments Trust Agreement, prior to, on, or after the Effective Date. 85. On and after the Effective Date, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee, as applicable, are authorized to do all things and to execute and deliver all agreements, documents, instruments, notices, and certificates as are contemplated by the Plan or the applicable Trust Agreements, and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtor. 86. The approvals and authorizations set forth in this Confirmation Order are not intended to limit the authority of the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan, the Plan Supplement, the applicable Trust Agreements, or this Confirmation Order. 87. Vesting of the Assets. On the Effective Date, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, (1) the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 33 of 57

34 30395810.1 otherwise expressly provided in the Plan; (2) the Contingent Payments Trust Assets shall vest in the Contingent Payments Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in the Plan; and (3) the Contingent Payments Trust Assets (as defined in the Contingent Payments Holding Trust Agreement) shall vest in the Contingent Payments Holding Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in the Plan. 88. Plan Transactions. On the Effective Date or as soon reasonably practicable thereafter, the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee may take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including, but not limited to, (1) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with the Plan; (3) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (4) any and all other actions that the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee determine are necessary or appropriate to effectuate the Plan. 89. All actions contemplated by the Plan are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtor, the Liquidating Trustee, the Contingent Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 34 of 57

35 30395810.1 Payments Holding Trustee, Contingent Payments Trustee, as applicable, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders. 90. Liquidating Trust. On the Effective Date, the Liquidating Trust will be established pursuant to the Liquidating Trust Agreement. Upon establishment of the Liquidating Trust, all Liquidating Trust Assets shall be deemed transferred to the Liquidating Trust without any further action of the Debtor or any managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives of the Debtor. 91. Pursuant to section 1141 of the Bankruptcy Code, all property transferred to the Liquidating Trust shall be made free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as may be otherwise provided in the Plan. Upon completion of the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Debtor will have no further interest in, or with respect to, the Liquidating Trust Assets or the Liquidating Trust. For all U.S. federal income tax purposes, and subject to the DOF Election described at Article IV.C.6(g) of the Plan, all parties (including, without limitation, the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust in accordance with the terms of the Plan and this Confirmation Order as a transfer to the Liquidating Trust Beneficiaries, followed by a transfer by such Liquidating Trust Beneficiaries to the Liquidating Trust, and the Liquidating Trust Beneficiaries will be treated as the grantors and owners thereof. 92. The Liquidating Trust Assets shall be distributed by the Liquidating Trust as follows and in the following order: (a) Disputed Claim Distribution, which shall be made upon the Allowance or Disallowance of all Disputed Claims; (b) following the Disputed Claim Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 35 of 57

36 30395810.1 Distribution, (i) each holder of a Noteholder Claim shall receive a true-up on its pro rata right of recovery, which shall be calculated as follows: (1) Effective Date Cash Amount minus the aggregate amount of the Noteholder Effective Date Distribution minus the aggregate amount of the GUC Effective Date Distribution minus the aggregate amount of the Patheon Effective Date Distribution minus the aggregate amount of the Disputed Claim Distribution multiplied by (2) the percentage of the Noteholder Claim as determined based on the aggregate amount of Allowed General Unsecured Claims, Noteholder Claims, and the Patheon Rejection Claim; (ii) each holder of an Allowed General Unsecured Claim that received a pro rata recovery from the GUC Effective Date Distribution shall receive a true-up on its pro rata right of recovery, which shall be calculated as follows: (1) Effective Date Cash Amount minus the aggregate amount of the Noteholder Effective Date Distribution minus the aggregate amount of the GUC Effective Date Distribution minus the aggregate amount of the Patheon Effective Date Distribution minus the aggregate amount of the Disputed Claim Distribution multiplied by (2) the percentage of the Allowed General Unsecured Claim as determined based on the aggregate amount of Allowed General Unsecured Claims, Noteholder Claims, and the Patheon Rejection Claim; and (iii) each holder of a Patheon Rejection Claim shall receive a true-up on its pro rata right of recovery, which shall be calculated as follows: (1) Effective Date Cash Amount minus the aggregate amount of the Noteholder Effective Date Distribution minus the aggregate amount of the GUC Effective Date Distribution minus the aggregate amount of the Patheon Effective Date Distribution minus the aggregate amount of the Disputed Claim Distribution multiplied by (2) the percentage of the Patheon Rejection Claim as determined based on the aggregate amount of Allowed General Unsecured Claims, Noteholder Claims, and the Patheon Rejection Claim; and (c) to the extent Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 36 of 57

37 30395810.1 applicable, pro rata to each Holder of a Noteholder Claim, Patheon Rejection Claim, and Allowed General Unsecured Claim. 93. On the Effective Date, the Debtor shall execute a Liquidating Trust Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Liquidating Trust Agreement made by the Debtor, with the consent of the Majority Consenting Noteholders, will be ratified. The Liquidating Trust Agreement will contain provisions permitting the amendment or modification of the Liquidating Trust Agreement necessary to implement the provisions of the Plan. 94. The Liquidating Trust shall be established for the purpose of (a) receiving and holding the Liquidating Trust Assets; (b) administering, disputing, objecting to, compromising, or otherwise resolving all General Unsecured Claims; (c) making distributions to the Liquidating Trust Beneficiaries in accordance with the Liquidating Trust Waterfall; (d) maximizing recoveries for the benefit of the Liquidating Trust Beneficiaries; and (e) commencing and pursuing the Retained Causes of Action and Transferred Causes of Action and managing and administering any proceeds thereof, with no objective to continue or engage in the conduct of a trade or business in accordance with Treas. Reg. § 301.7701-4(d). Subject to the DOF Election, the Liquidating Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes, with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes. 95. On the Effective Date, the Liquidating Trustee shall be deemed appointed to serve as the trustee and administrator of the Liquidating Trust established pursuant to the Plan and the Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 37 of 57

38 30395810.1 Liquidating Trust Agreement. The Liquidating Trustee shall have each of the rights, responsibilities, powers, and authority that are set forth in Article IV.C.6. of the Plan and the Liquidating Trust Agreement. 96. The Liquidating Trust shall be dissolved upon the earlier of (a) the distribution of all of the Liquidating Trust Assets to the Liquidating Trust Beneficiaries; and (b) the fifth anniversary of the creation of the Liquidating Trust; provided that, if warranted by the facts and circumstances involved in resolving or monetizing any Liquidating Trust Assets, upon application to, and if approved by, the Bankruptcy Court upon a finding that such extension is necessary or appropriate for purposes of resolving or monetizing such Liquidating Trust Assets and distributing the proceeds to Liquidating Trust Beneficiaries, the term of the Liquidating Trust may be extended by the Liquidating Trustee for a specified term. Notwithstanding the foregoing, unless otherwise ordered by the Bankruptcy Court, the Liquidating Trust shall be automatically terminated in the event that a final decree is entered closing the Chapter 11 Case or the Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code or dismissed. 97. No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Liquidating Trustee, the Liquidating Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for making payments and distributions in accordance with the Plan and the Liquidating Trust Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan or the Liquidating Trust Agreement, except for any acts or omissions that are the result of gross negligence or willful misconduct, as set forth more fully in the Liquidating Trust Agreement. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 38 of 57

39 30395810.1 98. Contingent Payments Holding Trust. On the Effective Date, the Debtor shall execute a Contingent Payments Holding Trust Agreement in substantially the same form as set forth in the Plan Supplement. The Contingent Payments Holding Trust shall be treated either as a grantor trust or a complex trust, as described in Article IV.E.1 of the Plan, and the Contingent Payments Holding Trust Agreement shall provide as such. To the extent permitted by applicable law, all parties, including the Contingent Payments Trust Trustee, the Contingent Payments Holding Trust Trustee, and any Contingent Payments Holding Trust Beneficiaries (as such term is defined in the Contingent Payments Holding Trust Agreement), shall report consistently with the foregoing for all applicable tax reporting purposes. Any nonmaterial modifications to the Contingent Payments Holding Trust Agreement made by the Debtor, with the consent of the Majority Consenting Noteholders, will be ratified. The Contingent Payments Holding Trust Agreement will contain provisions permitting the amendment or modification of such agreements necessary to implement the provisions of the Plan. 99. On the Effective Date, the Contingent Payments Holding Trustee shall be deemed appointed to serve as the trustee and administrator of the Contingent Payments Holding Trust established pursuant to the Plan and the Contingent Payments Holding Trust Agreement. The Contingent Payments Holding Trustee shall have each of the rights, responsibilities, powers, and authority that are set forth in Article IV.D.2. of the Plan and the Contingent Payments Holding Trust Agreement. 100. No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Contingent Payments Holding Trustee, the Contingent Payments Holding Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for actions taken in accordance with the Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 39 of 57

40 30395810.1 Plan or the Contingent Payments Holding Trust Agreement, or for fulfilling any functions incidental to implementing the provisions of the Plan or the Contingent Payments Holding Trust Agreement, except for any acts or omissions that are the result of gross negligence or willful misconduct, as set forth more fully in the Contingent Payments Holding Trust Agreement. 101. Contingent Payments Trust. On the Effective Date, the Debtor shall execute a Contingent Payments Trust Agreement in substantially the same form as set forth in the Plan Supplement. The Contingent Payments Trust shall be treated as a grantor trust for tax purposes, with either the Holders of Allowed Class 3, 4, and 5 Claims or the Contingent Payments Holding Trust treated as the owner / grantor of the Contingent Payments Trust Interest as of the Effective Date, as described in Article IV.E.1, of the Plan and the Contingent Payments Trust Agreement shall provide as such. Any nonmaterial modifications to the Contingent Payments Trust Agreement made by the Debtor, with the consent of the Majority Consenting Noteholders, will be ratified. The Contingent Payments Trust Agreement will contain provisions permitting the amendment or modification of such agreements necessary to implement the provisions of the Plan. 102. On the Effective Date, the Contingent Payments Trustee shall be deemed appointed to serve as the trustee and administrator of the Contingent Payments Trust established pursuant to the Plan and the Contingent Payments Trust Agreement. The Contingent Payments Trustee shall have each of the rights, responsibilities, powers, and authority that are set forth in Article IV.D.3. of the Plan and the Contingent Payments Trust Agreement. 103. No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Contingent Payments Trustee, the Contingent Payments Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for actions taken in accordance with the Plan or the Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 40 of 57

41 30395810.1 Contingent Payments Trust Agreement, or for fulfilling any functions incidental to implementing the provisions of the Plan or the Contingent Payments Trust Agreement, except for any acts or omissions that are the result of gross negligence or willful misconduct, as set forth more fully in the Contingent Payments Trust Agreement. 104. Government Approvals Not Required. Except if explicitly stated otherwise in the Plan or this Confirmation Order, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan, the Plan Supplements, and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan, the Plan Supplements and the Disclosure Statement. 105. Cancellation of Existing Agreements and Interests. On the Effective Date, except for the purposes of evidencing a right to a distribution under the Plan and except as otherwise provided in the Plan or this Confirmation Order, all agreements and other documents evidencing (1) any Claim or rights of any Holder of a Claim against the Debtor, including any notes evidencing such Claims; or (2) any Interest in the Debtor, including any options or warrants to purchase Interests, shall be cancelled, without further action or approval of the Bankruptcy Court, and the Indenture Trustee and its agents shall be relieved of any duties and responsibilities under or related to the Indenture or the Convertible Notes. The Holders of, or parties to, such cancelled agreements and documents shall have no rights arising from or relating to such agreements and documents or the cancellation thereof, except as to the allowance and distribution on pre-Confirmation Claims as provided pursuant to the Plan. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 41 of 57

42 30395810.1 106. Notwithstanding the foregoing, the Indenture shall remain in effect solely to (1) enforce the rights, Claims, and interests of the Indenture Trustee and any predecessor thereof vis- à-vis parties other than the Released Parties; (2) allow the receipt of and distribution under the Plan and the subsequent distribution of such amounts in accordance with the terms of the Plan and the Indenture; and (3) preserve any rights of the Trustee and any predecessor thereof as against any money or property distributable to Holders of the Noteholder Claims, including the Trustee Charging Lien and priority rights. All distributions made under the Plan on account of the Allowed Claims of Holders of Noteholder Claims shall be made to or at the direction of the Indenture Trustee for further distribution to the Holders of Allowed Noteholder Claims under the terms of the Indenture, including those provisions relating to the surrender and cancellation of the Convertible Notes. Regardless of whether distributions to Holders of Noteholder Claims are made by the Indenture Trustee or by a Distribution Agent other than the Indenture Trustee, the Trustee Charging Lien shall attach to such distributions in the same manner as if such distributions were made through the Indenture Trustee. Subject to the distribution of Plan consideration delivered to it in accordance with the Plan and Indenture, the Indenture Trustee shall have no duties to Holders of Noteholder Claims following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors. 107. Retention of Retained Causes of Action and Transferred Causes of Action. Notwithstanding anything to the contrary herein or in the Plan, the Retained Causes of Action and Transferred Causes of Action, as set forth in Exhibit A and Exhibit B to the Plan respectively, are preserved and transferred to the Liquidating Trust on the Effective Date in accordance with section 1123(b) of the Bankruptcy Code. The Debtor retained the Retained Causes of Action and the Transferred Causes of Action pursuant to a global settlement with the Consenting Noteholders and Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 42 of 57

43 30395810.1 the Committee encompassed within the Plan. Other than with respect to the Severance Payment Claim, recovery on the Retained Causes of Action shall be limited to any Applicable Insurance Policies and applicable law. Other than with respect to the Severance Payment Claim, (i) no party shall have a right to recovery on the Retained Causes of Action outside or in excess of the available insurance under any Applicable Insurance Policies, and (ii) no person or entity other than the applicable insurers under the Applicable Insurance Policies shall be liable for any of the Retained Causes of Action against Released Parties; provided, that a party may seek to collect on any settlement or judgment against Released Parties with respect to any Retained Cause of Action for the limited and sole purpose of triggering coverage under any Applicable Insurance Policies. 108. Compromises and Settlements Under the Plan. Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the provisions of the Plan constitute a good faith compromise and settlement of all claims or controversies held by the Debtor, the Consenting Noteholders, and the Committee that are settled by the Plan. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor and its Estate, and is fair, equitable and reasonable. Notwithstanding any other provision in the Plan, the settlements are approved among the parties that have agreed to them (among any other party who has expressly entered into a written settlement), and the treatment of claims and interests is being afforded pursuant to Confirmation by satisfying the requirements of Section 1129. 109. Section 1145 Exemption. To the extent that the Liquidating Trust Interests, the Contingent Payments Holding Trust Interests, or the Contingent Payments Trust Interests (each as defined in the applicable Trust Agreement) are deemed to be “securities” under any applicable Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 43 of 57

44 30395810.1 law, the issuance of such Liquidating Trust Interests, Contingent Payments Holding Trust Interests, or Contingent Payments Trust Interests, as applicable, under the Plan are exempt from registration under the Securities Act of 1933, all rules and regulations promulgated thereunder, or other applicable securities laws pursuant to section 1145 of the Bankruptcy Code. 110. Section 1146 Exemption. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Contingent Payments Trust Assets to the Contingent Payments Trust, and the Contingent Payments Trust Interest to the Contingent Payments Holding Trust. 111. No Revesting of Trust Assets. No Liquidating Trust Asset, Contingent Payment Holding Trust Asset, or Contingent Payment Trust Asset (as each are defined in the applicable Trust Agreements) will revest in the Debtor on or after the date such asset is transferred to the applicable Trust, but will vest upon such transfer in the applicable Trust to be administered by the applicable Trustee in accordance with the Plan and the applicable Trust Agreement. 112. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in the Plan or in this Confirmation Order (which exclusion includes the D&O Policies), all Executory Contracts or Unexpired Leases not previously Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 44 of 57

45 30395810.1 assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date. 113. Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Documents, the Plan or this Confirmation Order, and payment of any cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. 114. Insurance Preservation. Nothing in the Plan, this Confirmation Order, or the Liquidating Trust Agreement, alters the rights and obligations of the Debtor (and its Estate) and the Debtor’s insurers (and third-party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms and conditions thereof or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtor’s rights and its Estate’s rights under any Insurance Policy to which the Debtor and/or the Debtor’s Estate may be beneficiaries shall vest with the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries and all of the beneficiaries of such policies. The Debtor shall be deemed to have assumed only the D&O Policies, and any Insurance Policy other than a D&O Policy shall be deemed terminated on the Effective Date. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 45 of 57

46 30395810.1 115. Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or in this Confirmation Order, the timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan, the Plan Supplements, or this Confirmation Order, as applicable. 116. Professional Compensation. All requests for payment of Professional Fee Claims by Retained Professionals (other than OCPs) for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five (45) days after the Effective Date. Objections to Professional Fee Claims must be Filed and served no later than twenty-one (21) days after the Filing of the Professional Fee Claim. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims of Retained Professionals (other than OCPs) after notice and a hearing in accordance with the procedures established by the Bankruptcy Court, except to the extent such procedures are inconsistent with the express terms herein. Unless otherwise agreed to by the Debtor and the Retained Professional, the Liquidating Trustee shall pay Professional Fee Claims that are Allowed by Final Order following the Effective Date in Cash from the Professional Fee Reserve. 117. All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Liquidating Trustee (as applicable) from the Professional Fee Reserve as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 46 of 57

47 30395810.1 118. Consenting Noteholder Fees and Expenses. The Consenting Noteholder Fees and Expenses shall constitute Allowed Administrative Claims with priority over all administrative expenses of the kind specified in sections 503(b) and 507 of the Bankruptcy Code, except for Professional Fee Claims, and shall be paid in full in Cash no later than the Effective Date. The Consenting Noteholder Fees and Expenses shall not be discharged, modified, or otherwise affected by the Plan or this Conformation Order. The Consenting Noteholder Fees and Expenses shall not be subject to disgorgement, setoff, disallowance, impairment, challenge, contest, attack, rejection, recoupment, reduction, defense, counterclaim, offset, subordination, recharacterization, avoidance, or other claims, causes of action, or challenges of any nature under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise. 119. Return of Deposits. All utilities, including, but not limited to, any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during this Chapter 11 Case, must return such deposit or other form of adequate assurance of performance to the Liquidating Trustee promptly following the occurrence of the Effective Date, if not returned or applied earlier. 120. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtor, Liquidating Trustee, the Contingent Payments Holding Trustee, the Contingent Payments Trustee, the Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. The Liquidating Trustee, Contingent Payments Holding Trustee, or Contingent Payments Trustee (as applicable) shall (1) withhold, deduct, and pay over to the appropriate governmental authority any amount required to be withheld under tax laws with Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 47 of 57

48 30395810.1 respect to any distribution pursuant to the Liquidating Trust Agreement, the Contingent Payments Holding Trust Agreement, or the Contingent Payments Trust Agreement (as applicable); and (2) comply with any reporting requirements imposed by any federal, state, local, or foreign taxing authority. The Liquidating Trustee, Contingent Payments Holding Trustee, or Contingent Payments Trustee (as applicable) may withhold all or the appropriate portion of any distribution due to any Liquidating Trust Beneficiary until such time as such Liquidating Trust Beneficiary provides the necessary information to comply with any withholding requirements of any governmental authority. Any tax withheld shall be treated as distributed and received by the applicable beneficiary for all purposes of the Liquidating Trust Agreement, Contingent Payments Holding Trust Agreement, Contingent Payments Trust Agreement, and Plan. If a beneficiary fails to provide the information necessary to comply with any withholding requirements of any governmental authority on or before the day that is one year after the Effective Date of the Plan, then such beneficiary’s distribution may be treated as unclaimed property in accordance with the Liquidating Trust Agreement, the Contingent Payments Holding Trust Agreement, or the Contingent Payments Trust Agreement (as applicable). 121. Procedures for Resolving Disputed or Unliquidated Claims. The procedures governing resolution of disputed or unliquidated claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety. As set forth therein, on or after the Effective Date, the Liquidating Trustee shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 48 of 57

49 30395810.1 122. Disputed Claims Reserve. Prior to the Effective Date, the Debtor shall establish a disputed claims reserve (the “Disputed Claims Reserve”), which shall be transferred to and vest in the Liquidating Trust on the Effective Date and which shall be held by the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries until the resolution of all Disputed Claims. The Disputed Claims Reserve shall be funded in an amount equal to the Filed amount set forth in the Proof of Claim for each Disputed Claim. For the avoidance of doubt, no amount shall be withheld in the Disputed Claims Reserve for Interests, even if the Holders of such Interests Filed a Proof of Claim with respect to their Interest amount. Notwithstanding the foregoing, the Liquidating Trustee shall be required to file an objection to each Proof of Claim filed on behalf of an Interest prior to the disallowance of such Claim in the Claims Register. 123. Interim distributions from the Disputed Claims Reserve may be made at the discretion of the Liquidating Trustee in an amount equal to the amount reserved for one or more Disputed Claims upon the resolution, by Final Order, of such Disputed Claims. 124. Claims Register. Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the official register of Claim in this Chapter 11 Case (the “Claims Register”) by the Debtor, or the Liquidating Trustee, as applicable, without an objection having to be Filed and without any further notice to or action, order, or approval of the Court. KCC, the Debtor’s notice and claims agent, is directed to adjust or expunge such Claims in the Claims Register, as applicable. 125. Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, as an Other Secured Claim, or not subordinated, by virtue of an agreement made with the Debtor or its counsel (or any other Entity), Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 49 of 57

50 30395810.1 if such agreement was not disclosed in the Plan, the Plan Supplements, the Disclosure Statement, or other papers filed with the Court or evidenced by a written instrument acknowledged by the Debtor or its counsel before the Confirmation Date. 126. Re-Noticing of Class 5 and Class 6 Claims. Holders of Claims in Class 5 and Class 6 that did not execute and timely return the Release Opt-Out shall receive notice of Patheon being added as a “Released Party” pursuant to the terms of the Order approving the 9019 Motion and provided an additional opportunity to opt out of the Third-Party Release. The forms of notice, substantially in the forms attached hereto as Exhibit B-1 and B-2, are consistent with the requirements of the Bankruptcy Code, address the particular needs of this Chapter 11 Case, and provide adequate information and instructions for each Holder of a Claim entitled to opt-out of the Third-Party Release. No further information or instructions are necessary. 127. Holders of Class 5 and Class 6 Claims shall have until June 21, 2023, to return an opt-out form and be deemed to opt out of the Third-Party Release. Holders of Class 5 or Class 6 Claims that previously timely returned an executed Release Opt-Out shall retain their status as having opted out of the Third-Party Release without the need for any further action. 128. Debtor Release, Third-Party Release, Exculpation, Injunction, and Related Provisions under the Plan. The discharge, releases, injunctions, exculpations, and related provisions set forth in Article IX of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party. 129. Release Opt-Out for Lead Plaintiff. Notwithstanding anything to the contrary set forth in the Plan, the solicitation materials (including but not limited to the Disclosure Statement, the non-voting status notice, and the Release Opt-Out), the Plan Supplement, or this Confirmation Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 50 of 57

51 30395810.1 Order, Jeffrey M. Fiore (“Lead Plaintiff”), the court-appointed lead plaintiff in the securities class action captioned as Michael Pardi v. Tricida, Inc. and Gerrit Klaerner, Case No. 4:21-cv-00076- HSG (the “Pardi Litigation”), pending in the United States District Court for the Northern District of California, Oakland Division, together with each member of the putative class Lead Plaintiff represents (including as may be redefined or certified) in the Pardi Litigation (the “Proposed Class”), shall be deemed to have opted out of the third party release contained in Article IX.B herein with respect to claims asserted or to be asserted against any non-Debtor party in the Pardi Litigation (the “Opt-Out Claims”), and shall not be required to execute, complete, or deliver the Release Opt-Out forms by the Voting Deadline / opt-out deadline. The Lead Plaintiff shall not be deemed a Releasing Party with respect to the Out-Out Claims. 130. Term of Injunctions or Stays. Except as otherwise provided in the Plan or this Confirmation Order, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under the Plan (1) all injunctions with respect to or stays against an action against property of the Debtor or the Debtor’s Estate arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtor or the Debtor’s Estate; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (a) the date that the Chapter 11 Case is closed pursuant to a Final Order of the Bankruptcy Court, or (b) the date that the Chapter 11 Case is dismissed pursuant to a Final Order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 51 of 57

52 30395810.1 131. Nonseverability of Plan Provisions. Each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee; and (c) non-severable and mutually dependent. 132. Preservation of Books and Records. In accordance with the Plan and the Liquidating Trust Agreement, on the Effective Date, or at such other time as is reasonably convenient to the Liquidating Trustee and the Debtor, the Debtor shall provide to the Liquidating Trust timely access to all of the books and records of the Debtor in the Debtor’s possession. The Debtor shall also instruct any third parties or professionals possessing such books and records (including computer generated or computer maintained books, records, and data) to permit access to such books and records as may be reasonably requested by the Liquidating Trustee. 133. Until the entry of a final order of judgment or settlement in the litigation captioned as Michael Pardi v. Tricida, Inc. and Gerritt Klaerner, Case No. 4:21-cv-00076-HSG (the “Pardi Litigation”) pending in the United States District Court for the Northern District of California, Oakland Division, the Debtor and the Purchaser and any other transferee of the Debtor’s books, records, documents, files, electronic data (in whatever format, including native format), or any tangible object potentially relevant to the Pardi Litigation, wherever stored (collectively, the “Potentially Relevant Books and Records”) shall preserve and maintain the Potentially Relevant Books and Records, and shall not destroy, abandon, transfer, or otherwise render unavailable such Potentially Relevant Books and Records without providing counsel to the plaintiff in the Pardi Litigation at least sixty days’ advance written notice and an opportunity to object and be heard by a court of competent jurisdiction. In the event the plaintiff in the Pardi Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 52 of 57

53 30395810.1 Litigation timely objects to any such destruction, abandonment, or transfer, the Potentially Relevant Books and Records shall be preserved pending a final order of the Bankruptcy Court or other court of competent jurisdiction; provided, however, notwithstanding the foregoing the Debtor will retain true copies of any Potentially Relevant Books and Records transferred to the Purchaser, subject to the same conditions described in this paragraph, and the Debtor shall have primary responsibility for responding to and/or producing documents in response to any discovery requests in the Pardi Litigation, including any discovery seeking production of books and records transferred to the Purchaser. 134. Notice of Subsequent Pleadings. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in this Chapter 11 Case after the Effective Date is required to be served upon only the following parties: (a) the U.S. Trustee; (b) any party known to be directly affected by the relief sought by such pleadings; and (c) any party that specifically requests additional notice in writing to the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. KCC shall not be required to file updated service lists. 135. Post-Confirmation Reports. The Debtor shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Liquidating Trustee, Contingent Payments Holding Trustee, Contingent Payments Trustee, and the post-effective date Debtor shall each file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due, until the earliest of the Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. The Debtor, the Liquidating Trustee, Contingent Payments Holding Trustee, and Contingent Payments Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 53 of 57

54 30395810.1 Trustee shall remain obligated to pay the U.S. Trustee Statutory Fees until the earliest of the Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Neither the U.S. Trustee nor any other Governmental Unit is required to File a request for an Administrative Claim for Statutory Fees. 136. Post-Confirmation Modifications. Following the entry of this Confirmation Order, the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. 137. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters. 138. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law or any requirements related thereto. 139. Notice of Effective Date. The Debtor or the Liquidating Trustee, as applicable, shall serve notice of entry of this Confirmation Order, of the occurrence of the Effective Date, and Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 54 of 57

55 30395810.1 of appliable deadlines (the “Notice of Effective Date”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all parties served with the Confirmation Hearing Notice within seven Business Days after the Effective Date; provided that no notice of any kind shall be required to be mailed or made upon any Entity to whom the Debtor mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtor has been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements. 140. The Notice of Effective Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. The above-referenced notices are adequate under the particular circumstances of this Chapter 11 Case and no other or further notice is necessary. 141. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code. 142. Dissolution of the Committee. On the Effective Date, any duly appointed official committee of unsecured creditors will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Case; provided, however, that, after the Effective Date, the Committee will continue to exist solely with respect to (i) any applications for Professional Fee Claims or expense reimbursements for members of the Committee, including preparing same, objecting to same, defending same and attending any Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 55 of 57

56 30395810.1 hearing with respect to same; (ii) any motions or other actions seeking enforcement or implementation of the provisions of the Plan or Confirmation Order; and (iii) any appeal pending as of the Effective Date or filed thereafter, the outcome of which could reasonably be expected to affect in any material way the treatment of the Holders of General Unsecured Claims, including, but not limited to, any cases, controversies, suits or disputes arising in connection with the consummation, interpretation, implementation or enforcement of the Plan or the Confirmation Order. Following the Effective Date, the Committee’s Professionals shall be entitled to reasonable compensation for services rendered in connection with the matters identified in clauses (i)–(iii). Any such payments made in connection therewith shall be made without any further notice to or action, order, or approval of the Bankruptcy Court. 143. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control. 144. Final, Appealable Order. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by this Court. This Confirmation Order is a Final Order and shall be effective and enforceable immediately upon entry, and its provisions shall be self-executing. Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 56 of 57

57 30395810.1 145. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, this Chapter 11 Case, including the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code. JOHN T. DORSEY UNITED STATES BANKRUPTCY JUDGE Dated: May 23rd, 2023 Wilmington, Delaware Case 23-10024-JTD Doc 515 Filed 05/23/23 Page 57 of 57

30395810.1 EXHIBIT A Plan Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 1 of 90

30395948.1 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: TRICIDA, INC.,1 Debtor. Chapter 11 Case No. 23-10024 (JTD) FIFTH AMENDED CHAPTER 11 PLAN OF LIQUIDATION FOR TRICIDA, INC. YOUNG CONAWAY STARGATT & TAYLOR, LLP Sean M. Beach (No. 4070) Allison S. Mielke (No. 5934) Andrew A. Mark (No. 6861) Carol E. Cox (No. 6936) Rodney Square 1000 North King Street Wilmington, Delaware 19801 Telephone: (302) 571-6600 Facsimile: (302) 571-1253 Dated: May 22, 2023 SIDLEY AUSTIN LLP Samuel A. Newman (admitted pro hac vice) Julia Philips Roth (admitted pro hac vice) 555 West Fifth Street Los Angeles, California 90013 Telephone: (213) 896-6000 Facsimile: (213) 896-6600 Charles M. Persons (admitted pro hac vice) Jeri Leigh Miller (admitted pro hac vice) Chelsea McManus (admitted pro hac vice) 2021 McKinney Avenue, Suite 2000 Dallas, Texas 75201 Telephone: (214) 981-3300 Facsimile: (213) 981-3400 Michael A. Sabino (admitted pro hac vice) 787 Seventh Avenue New York, New York 10019 Telephone: (212) 839-5300 Facsimile: (212) 839-5599 Counsel for Debtor and Debtor in Possession 1 The Debtor in this chapter 11 case, together with the last four digits of the Debtor’s federal tax identification number, is Tricida, Inc. (2526). The Debtor’s service address is 2108 N Street, Suite 4935, Sacramento, CA 95816. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 2 of 90

i 30395948.1 TABLE OF CONTENTS ARTICLE I. DEFINED TERMS AND RULES OF INTERPRETATION ................................. 1 A. Definitions ...................................................................................................................... 1 B. Rules of Interpretation .................................................................................................. 16 C. Computation of Time ................................................................................................... 17 D. Controlling Document .................................................................................................. 17 ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES .................................................................................................................... 17 A. Administrative Claims .................................................................................................. 17 B. Professional Fee Claims ............................................................................................... 18 1. Final Fee Applications .................................................................................................. 18 2. Administrative Claims of OCPs.................................................................................... 18 3. Post-Effective Date Fees and Expenses ........................................................................ 18 4. Professional Fee Reserve Amount ................................................................................ 19 5. Professional Fee Reserve .............................................................................................. 19 C. Priority Tax Claims ...................................................................................................... 20 D. U.S. Trustee Statutory Fees .......................................................................................... 20 E. Consenting Noteholder Fees and Expenses .................................................................. 20 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ... 20 A. Classification of Claims and Interests .......................................................................... 20 B. Treatment of Claims and Interests ................................................................................ 21 1. Class 1 – Other Secured Claims.................................................................................... 21 2. Class 2 – Other Priority Claims .................................................................................... 22 3. Class 3 – Noteholders Claims ....................................................................................... 22 4. Class 4 – Patheon Rejection Claim ............................................................................... 22 5. Class 5 – General Unsecured Claims ............................................................................ 23 6. Class 6 – De Minimis Unsecured Claims ...................................................................... 23 7. Class 7 – Section 510(b) Claims ................................................................................... 23 8. Class 8 – Interests ......................................................................................................... 23 C. Special Provisions Governing Unimpaired Claims ...................................................... 24 D. Elimination of Vacant Classes ..................................................................................... 24 E. Voting Classes; Presumed Acceptance by Non-Voting Classes .................................. 24 F. Controversy Concerning Impairment ........................................................................... 24 G. Subordination of Claims ............................................................................................... 24 Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 3 of 90

ii 30395948.1 H. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code ........................... 25 I. Reservation of Rights Regarding Claims ..................................................................... 25 J. Postpetition Interest on Claims ..................................................................................... 25 K. Insurance ...................................................................................................................... 25 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN ...................................... 25 A. Sources of Consideration for Plan Distributions .......................................................... 25 B. Vesting of Assets .......................................................................................................... 25 C. Liquidating Trust .......................................................................................................... 26 1. Establishment of the Liquidating Trust......................................................................... 26 2. Transfer of the Liquidating Trust Assets ...................................................................... 26 3. Liquidating Trust Waterfall .......................................................................................... 26 4. Liquidating Trust Agreement ........................................................................................ 27 5. Purpose of the Liquidating Trust .................................................................................. 27 6. Liquidating Trustee ....................................................................................................... 27 7. Termination of the Liquidating Trust ........................................................................... 29 8. Exculpation Relating to the Liquidating Trust.............................................................. 29 D. Contingent Payments Holding Trust and Contingent Payments Trust......................... 30 1. Trust Agreements .......................................................................................................... 30 2. Contingent Payments Holding Trustee ......................................................................... 30 3. Contingent Payments Trustee ....................................................................................... 32 4. Exculpation Relating to the Contingent Payments Holding Trustee and the Contingent Payments Trustee ......................................................................................................... 33 E. Trust Mechanics ........................................................................................................... 34 1. Treatment of Trusts for Tax Purposes .......................................................................... 34 2. Status of Claims Notices ............................................................................................... 35 F. Preservation of Causes of Action ................................................................................. 35 G. Corporate Action .......................................................................................................... 36 1. Transfer of Assets and Assumption of Liabilities......................................................... 36 2. Dissolution of the Debtor; Removal of Directors and Officers; Termination of Employees .................................................................................................................... 36 H. Cancellation of Existing Securities and Agreements ................................................... 37 I. Plan Transactions ......................................................................................................... 37 J. Effectuating Documents and Further Transactions ...................................................... 38 K. Section 1146 Exemption from Certain Taxes and Fees ............................................... 38 L. Sale Order ..................................................................................................................... 38 Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 4 of 90

iii 30395948.1 M. Authority to Act ............................................................................................................ 38 N. No Revesting of Trust Assets ....................................................................................... 39 O. Settlement of Claims and Controversies ...................................................................... 39 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND INSURANCE POLICIES ................................................................................................... 39 A. General Treatment ........................................................................................................ 39 B. Rejection Damages Claims .......................................................................................... 40 C. Reservation of Rights ................................................................................................... 40 D. Preexisting Obligations to Debtor under Executory Contracts or Unexpired Leases .. 40 E. Insurance Preservation ................................................................................................. 40 F. Modifications, Amendments, Supplements, Restatements, or Other Agreements ...... 41 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS ............................................. 41 A. Distribution Record Date .............................................................................................. 41 B. Withholdings ................................................................................................................ 41 C. Date of Distributions .................................................................................................... 42 D. Disbursing Agent .......................................................................................................... 42 E. Powers of Disbursing Agent ......................................................................................... 42 F. Surrender of Instruments .............................................................................................. 42 G. IRS Forms ..................................................................................................................... 43 H. Delivery of Distributions .............................................................................................. 43 I. Manner of Payment ...................................................................................................... 43 J. Foreign Currency Exchange Rate ................................................................................. 44 K. Setoffs and Recoupments ............................................................................................. 44 L. Minimum Distributions ................................................................................................ 44 M. Allocation of Distributions Between Principal and Interest ......................................... 44 N. Distributions Free and Clear ......................................................................................... 44 O. Claims Paid or Payable by Third Parties ...................................................................... 45 1. Claims Paid by Third Parties ........................................................................................ 45 2. Claims Payable by Third Parties ................................................................................... 45 3. Applicability of Insurance Policies ............................................................................... 45 P. Distribution Provisions Related to Noteholder Claims ................................................ 45 1. Distribution Record Date .............................................................................................. 46 2. Generally ....................................................................................................................... 46 ARTICLE VII. PROCEDURES FOR RESOLVING UNLIQUIDATED AND DISPUTED CLAIMS ....................................................................................................................................... 46 Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 5 of 90

iv 30395948.1 A. Allowance of Claims .................................................................................................... 46 B. Claims Administration Responsibilities ....................................................................... 46 C. Estimation of Claims .................................................................................................... 47 D. Adjustment to Claims Without Objection .................................................................... 47 E. Time to File Objections to Claims ............................................................................... 47 F. Disallowance of Late Claims ....................................................................................... 47 G. Disputed Claims ........................................................................................................... 47 H. Amendment to Claims .................................................................................................. 48 I. No Distributions Pending Allowance ........................................................................... 48 J. Distributions After Allowance ..................................................................................... 48 ARTICLE VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE ........................ 48 A. Conditions Precedent .................................................................................................... 48 B. Waiver of Conditions ................................................................................................... 49 C. Effect of Vacatur of the Confirmation Order ............................................................... 49 D. Votes Solicited in Good Faith ...................................................................................... 50 ARTICLE IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS ........................... 50 A. Releases by the Debtor ................................................................................................. 50 B. Releases by Holders of Claims and Interests ............................................................... 51 C. Exculpation ................................................................................................................... 52 D. Injunction ...................................................................................................................... 52 E. Release Opt-Out for Lead Plaintiff .............................................................................. 53 F. No Discharge ................................................................................................................ 54 G. Release of Liens ........................................................................................................... 54 ARTICLE X. RETENTION OF JURISDICTION ..................................................................... 54 ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN .... 56 A. Modification of the Plan ............................................................................................... 56 B. Other Amendments ....................................................................................................... 57 C. Effect of Confirmation on Modifications ..................................................................... 57 D. Revocation of Plan; Effect of Non-Occurrence of Conditions to the Effective Date .. 57 ARTICLE XII. MISCELLANEOUS PROVISIONS ................................................................. 57 A. Debtor’s Operation from Confirmation Hearing Through Effective Date ................... 57 B. Immediate Binding Effect ............................................................................................ 57 C. Additional Documents .................................................................................................. 58 D. Substantial Consummation ........................................................................................... 58 Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 6 of 90

v 30395948.1 E. Reservation of Rights ................................................................................................... 58 F. Successors and Assigns ................................................................................................ 58 G. Determination of Tax Liabilities .................................................................................. 58 H. Dissolution of the Committee ....................................................................................... 59 I. Preservation of Books and Records .............................................................................. 59 J. Notices .......................................................................................................................... 60 K. Term of Injunctions or Stays ........................................................................................ 61 L. Entire Agreement ......................................................................................................... 61 M. Plan Supplement Exhibits ............................................................................................ 61 N. Governing Law ............................................................................................................. 61 O. Nonseverability of Plan Provision Upon Confirmation ............................................... 62 P. Closing of Chapter 11 Case .......................................................................................... 62 EXHIBITS Exhibit A – Schedule of Retained Causes of Action Exhibit B – Schedule of Other Causes of Action Retained Against Non-Released Parties Transferred to the Liquidating Trust Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 7 of 90

1 30395948.1 INTRODUCTION Tricida, Inc. (the “Debtor”) proposes this fifth amended chapter 11 plan (this “Plan”) under section 1121 of the Bankruptcy Code. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. Supplemental agreements and documents referenced in this Plan and the Disclosure Statement are available for review on both the Bankruptcy Court’s docket and on the Debtor’s case information website: http://www.kccllc.net/Tricida. Reference is made to the Disclosure Statement Filed contemporaneously with the Plan for a discussion of the Debtor’s history, business, historical financial information, and liquidation analysis, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE I. DEFINED TERMS AND RULES OF INTERPRETATION A. Definitions The following terms, when used in this Plan, or any subsequent amendments or modifications thereof, have the respective meanings hereinafter set forth and shall be equally applicable to the singular and plural of terms defined. 1. “Accrued Professional Compensation Claim” means all Claims for accrued fees and expenses of the Retained Professionals and the Consenting Noteholder Professionals from January 11, 2023 through and including the Effective Date, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order, the OCP Order, or any other order of the Bankruptcy Court and regardless of whether a fee application has been Filed for such fees and expenses. To the extent the Bankruptcy Court denies or reduces Accrued Professional Compensation Claims by a Final Order, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Accrued Professional Compensation Claim(s). 2. “Administrative Claim(s)” means a Claim entitled to priority under section 503(b) or 507(a)(2) of the Bankruptcy Code, including actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estate and ongoing liquidation operations of the Debtor. 3. “Administrative Claims Bar Date” means the deadline for Filing all requests for allowance and payment of Administrative Claims, which shall be thirty (30) days after the Effective Date. 4. “Affiliate” means any “affiliate,” as defined in section 101(2) of the Bankruptcy Code, as if such entity was a debtor in a case under the Bankruptcy Code. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 8 of 90

2 30395948.1 5. “Allowed” means, with respect to any Claim, except as otherwise provided in the Plan: (a) a Claim that is evidenced by a Filed Proof of Claim (or for which Claim under the Plan, the Bankruptcy Code, or pursuant to a Final Order a Proof of Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been Filed; or (c) a Claim Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if, and to the extent that, with respect to such Claim, no objection to the allowance thereof has been Filed by the Debtor, the Liquidating Trustee, or any other party in interest within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection was so Filed and the Claim shall have been Allowed by a Final Order of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is Filed by the Bar Date, is not considered Allowed and shall be expunged without further action by the Debtor or the Liquidating Trustee (as applicable) and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the Debtor to the Debtor or the Liquidating Trust (as applicable). “Allow” and “Allowing” shall have correlative meanings. 6. “Applicable Insurance Policies” means (i) the D&O Policies; and (ii) any other insurance policies of any Entity or Person to the extent, in the case of this clause (ii), recoveries under such insurance policies would not give rise to valid, unsubordinated subrogation or contribution claims against the Debtor. 7. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101– 1532, as amended from time to time. 8. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware. 9. “Bankruptcy Rule(s)” means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code 10. “Bar Date” means, as applicable, the Administrative Claims Bar Date, and any other date or dates established by an order of the Bankruptcy Court by which Proofs of Claim must be Filed, including the general bar date and bar date for Governmental Units, each as set forth in the Order (I) Fixing Deadline for Filing Proofs of Claim and (II) Approving the Form and Manner of Notice Thereof [Docket No. 101]. Notwithstanding the foregoing, the Professional Fee Claims shall be Filed in accordance with Article II.B herein and shall not otherwise be subject to the Bar Date. 11. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)). Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 9 of 90

3 30395948.1 12. “Cash” means cash and cash equivalents in legal tender of the United States of America. 13. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) claims pursuant to federal securities law; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws. 14. “Chapter 11 Case” means the chapter 11 case Filed by the Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. 15. “Claim(s)” means any “claim”, as defined in section 101(5) of the Bankruptcy Code, against the Debtor or the Estate. 16. “Claims Objection Bar Date” means the date that is three hundred and sixty-five (365) days after the Effective Date, which date may be extended upon presentment of an order to the Bankruptcy Court by the Liquidating Trustee. 17. “Class” means a category of Claims or Interests as established by and set forth in Article III herein pursuant to section 1122(a) of the Bankruptcy Code. 18. “Committee” means the Official Committee of Unsecured Creditors, appointed on January 23, 2023, and consisting of (a) U.S. Bank Trust Company, N.A.; (b) Patheon Austria GmbH & Co. KG; and (c) Medpace Research, Inc. 19. “Compound” means the highly cross-linked, aliphatic amine polymer originally synthesized by the Debtor, also known as veverimer and formerly known as TRC101, which has the chemical name poly(allylamine-co-N,N’-diallyl-1,3-diaminopropane-co-1,2-diaminoethane) with the following structure: Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 10 of 90

Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 11 of 90


HN
H_2N
b
NH
NH
HN
c
a
m

TRC101

a = residue of N,N'-diallyl-1,3-diaminopropane dihydrochloride (monomer and crosslinker);

b = residue of allylamine (monomer);

c = residue of 1,2-dichloroethane (ethylene crosslink between two amines); an ethylene linkage between two allylamine groups is shown as an example of one of many possible linkages between amines; and

m = a larger number indicating an extended polymer network.

20. "Confirmation" means the entry of the Confirmation Order by the Bankruptcy Court.

21. "Confirmation Date" means the date upon which the Bankruptcy Code enters the Confirmation Order on the docket of the Chapter 11 Case.

22. "Confirmation Hearing" means the hearing(s) conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

23. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, in form and substance reasonably acceptable to the Majority Consenting Noteholders.

24. "Consenting Noteholder(s)" means the Convertible Noteholders collectively holding two-thirds of the aggregate amount of Convertible Notes outstanding who have executed or otherwise joined the RSA.

25. "Consenting Noteholder Fees and Expenses" means (a) the reasonable and documented fees and expenses of the Consenting Noteholder Professionals; (b) all fees and expenses due to the Indenture Trustee; and (c) any other reasonable and documented fees, costs, and expenses of any of the Consenting Noteholders incurred in connection with the Chapter 11 Case.

30395948.1

4

5 30395948.1 26. “Consenting Noteholder Professional(s)” means (a) Davis Polk & Wardwell LLP, as counsel to the Consenting Noteholders and the Indenture Trustee; (b) FTI Consulting, Inc., as financial advisor to the Consenting Noteholders and the Indenture Trustee; and (c) Greenberg Traurig LLP, as counsel to the Indenture Trustee. 27. “Consenting Noteholder Releasing Parties” means, each of, and in each case in its capacity as such: (a) the Consenting Noteholders; (b) the Indenture Trustee; (c) to the maximum extent permitted by Law; each current and former Affiliate of each Entity in clauses (a) through (b); and (d) to the maximum extent permitted by Law, each Related Party of each Entity in clauses (a) through (c). 28. “Contingent Payments” means the milestone payments to be made by the Purchaser to the Debtor in the amount of (a) a one-time milestone payment of $2,500,000 to be paid within thirty (30) days after the approval by the FDA of a new drug application for a Product; and (b) a one-time milestone payment to be made within thirty (30) days after the end of a calendar quarter in which the aggregate net sales of the Product in the territory set forth in the IP Purchase Agreement exceed the values set forth below, all as more fully described in Section 2.3 of the IP Purchase Agreement. Sale Milestone Event Sale Milestone Payment Aggregate net sales exceed $250,000,000 $6,250,000 Aggregate net sales exceed $500,000,000 $12,500,000 Aggregate net sales exceed $750,000,000 $18,750,000 Aggregate net sales exceed $1,000,000,000 $25,000,000 Aggregate net sales exceed $1,500,000,000 $37,500,000 Aggregate net sales exceed $2,000,000,000 $50,000,000 29. “Contingent Payments Holding Trust” means the trust established on the Effective Date to hold the Contingent Payments Trust Interest pursuant to Article IV herein and the Contingent Payments Holding Trust Agreement. 30. “Contingent Payments Holding Trust Agreement” means the agreement, filed with the Plan Supplement and executed as of the Effective Date, that establishes and governs the Contingent Payments Holding Trust. 31. “Contingent Payments Trust” means the grantor trust established on the Effective Date to hold the Contingent Payments Trust Assets. 32. “Contingent Payments Trust Agreement” means the agreement, filed with the Plan Supplement and executed as of the Effective Date, that establishes and governs the Contingent Payments Trust. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 12 of 90

6 30395948.1 33. “Contingent Payments Trust Assets” means the Debtor’s right to receive the Contingent Payments. 34. “Contingent Payments Trustee” means the person or entity selected by the Majority Consenting Noteholders and appointed by the Debtor (which, for the avoidance of doubt, may be the same person or entity as the Liquidating Trustee and the Contingent Payments Holding Trustee), prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to (a) be the trustee of the Contingent Payments Trust; and (b) to take such other actions as may be authorized by this Plan, the Confirmation Order, and the Contingent Payments Trust Agreement, along with any successor thereto. 35. “Contingent Payments Holding Trustee” means the person or entity selected by the Majority Consenting Noteholders and appointed by the Debtor (which, for the avoidance of doubt, may be the same person or entity as the Liquidating Trustee and the Contingent Payments Trustee), prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to (a) be the trustee of the Contingent Payments Holding Trust, which shall in turn act as the sole holder of the Contingent Payments Trust Interest in accordance with the terms of this Plan, the Confirmation Order, and the Contingent Payments Holding Trust Agreement; and (b) to take such other actions as may be authorized by this Plan, the Confirmation Order, and the Contingent Payments Holding Trust Agreement, along with any successor thereto. 36. “Contingent Payments Trust Interest” means the Interest in the Contingent Payments Trust, which shall be held by the Contingent Payments Holding Trust in accordance with the terms of the Contingent Payments Trust Agreement. 37. “Convertible Noteholder(s)” means the Holder(s) of the Convertible Notes. 38. “Convertible Notes” means those certain 3.50% convertible senior notes due 2027 issued in the aggregate principal amount of $200.0 million pursuant to an indenture, dated as of May 22, 2020, by and between the Debtor, as issuer, and the Indenture Trustee, as trustee. 39. “Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed or assumed and assigned by the Debtor. 40. “D&O Policies” means, collectively, the Debtor’s director and officer liability insurance policies along with any other applicable directors and officers liability insurance policies, including primary insurance, excess insurance, or tail insurance policies. 41. “De Minimis Unsecured Claim(s)” means an Allowed General Unsecured Claim in an amount of $7,500 or less. 42. “Debtor” means Tricida, Inc., as debtor and debtor in possession. 43. “Debtor Releases” means the releases set forth in Article IX.A. herein. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 13 of 90

7 30395948.1 44. “Disbursing Agent” means the Debtor, the Liquidating Trustee, or the Entity(ies) selected by the Liquidating Trustee, as applicable, to make or to facilitate distributions pursuant to the Plan. 45. “Disclosure Statement” means the Third Amended Disclosure Statement for the Chapter 11 Plan of Liquidation for Tricida, Inc., dated March 21, 2023 (as such may be amended, supplemented, or modified from time to time), including all exhibits and schedules thereto and references therein that relate to this Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law. 46. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest: (a) listed on the Schedules as unliquidated, disputed or contingent, unless a Proof of Claim has been Filed in a liquidated and non-contingent amount and no objection to such Proof of Claim has been filed; (b) included in a Proof of Claim as to which an objection or request for estimation has been filed, or as to which the Debtor, the Liquidating Trustee, or other parties in interest in accordance with applicable law, retain the ability to interpose a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Confirmation Order; or (c) which is otherwise disputed by the Debtor or the Liquidating Trustee, (as applicable) in accordance with applicable law and for which the objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order. To the extent that a Claim is held by a Holder that is or may be liable to the Debtor, the Estate, or the Liquidating Trustee on account of a Retained Cause of Action, such Claim shall be a Disputed Claim unless and until such Retained Cause of Action has been settled or withdrawn or has been determined by a Final Order. Claims that are Allowed by the Plan or that have been Allowed by a Final Order shall not be Disputed Claims. 47. “Disputed Claim Distribution” means, individually, each Holder of a Disputed Claim’s pro rata right of recovery upon Allowance of such Holder’s General Unsecured Claim, which shall be calculated as follows: (a) the Effective Date Cash Amount multiplied by (b) the percentage of the Disputed Claim as determined based on the aggregate amount of Allowed General Unsecured Claims, the Patheon Rejection Claim, and Noteholder Claims. 48. “Disputed Claims Reserve” means a reserve established and maintained by the Liquidating Trust for Holders of Disputed Claims to the extent such Claims are subsequently Allowed and entitled to distributions from the Liquidating Trust. 49. “Disputed Claims Reserve Amount” means the amount of the Disputed Claims Reserve, which shall be determined by the Bankruptcy Court. 50. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions under the Plan, which date shall be the Effective Date or such other date as designated in a Final Order of the Bankruptcy Court. 51. “DOF Election” has the meaning set forth in Article IV.C.6(g) herein. 52. “DTC” means the Depository Trust Company. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 14 of 90

8 30395948.1 53. “Effective Date” means the date that is the first Business Day after the entry of the Confirmation Order on which (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent to the occurrence of the Effective Date, as set forth in Article VIII.A herein, have been satisfied or waived in accordance with the Plan; and (c) the Debtor declares the Plan effective. Any action to be taken on the Effective date may be taken on or as soon as reasonably practicable thereafter. 54. “Effective Date Cash Amount” means the Debtor’s aggregate amount of Cash on hand as of the Effective Date, to be determined following (a) payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, and Allowed Other Priority Claims; (b) payment of the Allowed De Minimis Unsecured Claims according to the treatment set forth in Article III.B.6 herein and subject to the aggregate recovery cap of $60,0000; and (c) funding of the Professional Fee Reserve and the Wind-Down Budget. 55. “Entity” means any “entity,” as defined in section 101(15) of the Bankruptcy Code. 56. “Equipment Purchase Agreement” means the Asset Purchase Agreement, dated February 21,2023, by and between Tricida, Inc., as seller, and Liquidity Services Operations LLC, as purchaser. 57. “Estate” means the bankruptcy estate of the Debtor created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case. 58. “Exculpated Party” or “Exculpated Parties” means, in each case in its capacity as such, (a) the Debtor; (b) the Debtor’s directors and officers during the Chapter 11 Case; and (c) the Retained Professionals. 59. “Executory Contract(s)” means a contract to which the Debtor is a party and subject to assumption or rejection under section 365 of the Bankruptcy Code. 60. “FDA” means the United States Food and Drug Administration. 61. “File” or “Filed” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case, or in the case of a Proof of Claim, the Notice and Claims Agent. 62. “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, seek a new trial, reargument, or rehearing and, where applicable, petition for certiorari has expired and no appeal, motion for reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, motion for a new trial, reargument or rehearing or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, or as to which any motion for reconsideration that has been filed pursuant to Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure or any motion for a new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 15 of 90

9 30395948.1 prejudice; provided that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order. 63. “General Unsecured Claim(s)” means any Claim other than a(n): (a) Administrative Claim; (b) Professional Fee Claim; (c) Priority Tax Claim; (d) Other Secured Claim; (e) Other Priority Claim; (f) Noteholder Claim; (g) Patheon Rejection Claim; (h) De Minimis Unsecured Claim; or (i) Section 510(b) Claim. 64. “Governmental Unit(s)” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code. 65. “GUC Effective Date Distribution” means, individually, each Holder of an Allowed General Unsecured Claim’s pro rata right of recovery, which shall be calculated as follows: (a) the Effective Date Cash Amount multiplied by (b) the percentage of the Allowed General Unsecured Claim as determined based on the aggregate amount of Allowed General Unsecured Claims as of the Effective Date, Noteholder Claims, the Patheon Rejection Claim, and the Disputed Claims Reserve Amount. 66. “Holder(s)” means a Person or Entity, as applicable, holding a Claim against, or an Interest in, the Debtor, as the context requires. 67. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code. 68. “Indenture” shall have the meaning ascribed to it in Exhibit B to the Plan. 69. “Indenture Trustee” means U.S. Bank Trust Company, National Association in its role as trustee under the Convertible Notes, including any successors thereto. 70. “Insurance Policies” means all insurance policies that have been issued at any time to or provide coverage to the Debtor and all agreements, documents, or instruments relating thereto. 71. “Interest(s)” means equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in the Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtor, whether fully vested or vesting in the future, including without limitation, equity or equity- based incentives, grants, or other instruments issued, granted, or promised to be grated to current or former employees, directors, officers, or contractors of the Debtor, to acquire any such interest in the Debtor that existed immediately before the Petition Date. 72. “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses from Professionals [Docket No. 152] entered on February 6, 2023. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 16 of 90

10 30395948.1 73. “IP Purchase Agreement” means the Asset Purchase Agreement, dated February 21, 2023, by and between Tricida, Inc., as seller, and Renibus Therapeutics, Inc., as purchaser. 74. “IRS Form” means IRS Form W-9, W-8BEN, any acceptable substitute, or any other tax information form that the Disbursing Agent may require from a Holder of a Claim for a distribution under the Plan. 75. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). 76. “Lead Plaintiff” has the meaning set forth in Article IX.E herein. 77. “Lien” means a “lien,” as defined in section 101(37) of the Bankruptcy Code. 78. “Liquidating Trust” means the liquidating trust established on the Effective Date pursuant to Article IV herein and the Liquidating Trust Agreement. 79. “Liquidating Trust Agreement” means the agreement, filed with the Plan Supplement and executed as of the Effective Date, that establishes and governs the Liquidating Trust. 80. “Liquidating Trust Assets” means (a) the remaining Cash of the Debtor or the Estate after (i) paying the Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims, and Allowed De Minimis Unsecured Claims as set forth in Article III.B herein; (ii) adequately funding the Professional Fee Reserve and the Wind-Down Budget; and (iii) making the Noteholder Effective Date Distribution, the GUC Effective Date Distribution, and the Patheon Effective Date Distribution; (b) the Retained Causes of Action; (c) the Transferred Causes of Action; and (d) any other assets specifically transferred to the Liquidating Trust pursuant to the Liquidating Trust Agreement. 81. “Liquidating Trust Beneficiaries” means all Holders of a Noteholder Claim, a Patheon Rejection Claim, or an Allowed General Unsecured Claim. 82. “Liquidating Trust Waterfall” means the distribution waterfall set forth in Article IV.C.3 herein. 83. “Liquidating Trustee” means the trustee selected by the Majority Consenting Noteholders and appointed by the Debtor and identified in the Plan Supplement (which, for the avoidance of doubt, may be the same person or entity as the Contingent Payments Trustee and the Contingent Payments Holding Trustee) to act as trustee of and administer the Liquidating Trust and take such other actions as may be authorized under the Liquidating Trust Agreement, along with any successor thereto. 84. “Majority Consenting Noteholders” means, as of the relevant date, Consenting Noteholders holding a majority in face value of the aggregate holdings of the Convertible Notes of all Consenting Noteholders. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 17 of 90

11 30395948.1 85. “Non-Released Parties” means any party who is not a Released Party pursuant to Article IX.A. and IX.B. of this Plan. 86. “Noteholder Claim(s)” means a Claim held by a Convertible Noteholder. 87. “Noteholder Effective Date Distribution” means, individually, each Holder of a Noteholder Claim’s pro rata right of recovery, which shall be calculated as follows: (a) the Effective Date Cash Amount multiplied by (b) the percentage of the Noteholder Claim as determined based on the aggregate amount of Allowed General Unsecured Claims as of the Effective Date, the Noteholder Claims, the Patheon Rejection Claim, and the Disputed Claims Reserve Amount. 88. “Notice and Claims Agent” means Kurtzman Carson Consultants, LLC in its capacity as noticing, claims, and solicitation agent for the Debtor. 89. “OCP” means an ordinary course professional whose retention and compensation has been authorized by the Bankruptcy Court by entry of an OCP Order. 90. “OCP Order” means the Order (I) Authorizing the Debtor to Retain and Compensate Professionals Utilized in the Ordinary Course of Business and (II) Granting Related Relief [Docket No. 151] entered on February 6, 2023. 91. “Opt-Out Claims” has the meaning set forth in Article IX.E herein. 92. “Other Priority Claim(s)” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 93. “Other Secured Claim(s)” means any Claim against a Debtor where, pursuant to section 506 of the Bankruptcy Code, the Claim is (a) secured by a valid, perfected, and enforceable Lien that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title, or interest of the Debtor in and to property of the Estate, to the extent of the value of the Holder’s interest in such property as of the relevant determination date. The term “Other Secured Claim” includes any Claim that is (a) subject to an offset right under applicable law as of the Petition Date; and (b) secured against the Debtor pursuant to sections 506(a) and 553 of the Bankruptcy Code. 94. “Pardi Litigation” has the meaning set forth in Article IX.E herein. 95. “Patheon Agreements” means the (a) Manufacturing and Commercial Supply Agreement, dated October 4, 2019, by and among Patheon, as supplier, and the Debtor, as purchaser, as such may have been modified, amended, restated, or amended and restated from time to time; (b) the Master Development / Validation Services and Clinical / Launch Supply Agreement, dated May 8, 2018, by and among Tricida and Patheon, as such may have been modified, amended, restated, or amended and restated from time to time; and (c) any other ancillary or supplemental agreements relating to clauses (a) through (b). Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 18 of 90

12 30395948.1 96. “Patheon Effective Date Distribution” means, individually, each Holder of a Patheon Rejection Claim’s pro rata right of recovery, which shall be calculated as follows: (a) the Effective Date Cash Amount multiplied by (b) the percentage of the Patheon Rejection Claim as determined based on the aggregate amount of Allowed General Unsecured Claims as of the Effective Date, Noteholder Claims, the Patheon Rejection Claim, and Disputed Claims Reserve Amount. 97. “Patheon Rejection Claim” means the Allowed Claim of Patheon Austria GmbH & Co KG, a subsidiary of Thermo Fisher Scientific, Inc., against the Debtor arising out of the termination or Debtor’s rejection of the Patheon Agreements, which has been Allowed, in accordance with the terms set forth in the Patheon Settlement Agreement, in the amount of $85,000,000.00. 98. “Patheon Settlement Agreement” means the Settlement Agreement and General Release of Claims filed as Exhibit 1 to Exhibit A of the Debtor’s Motion for Entry of an Order, Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019, Approving the Settlement Agreement Regarding the Patheon Claim. 99. “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code. 100. “Petition Date” means January 11, 2023, which is the date on which the Debtor Filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code, thereby commencing the Chapter 11 Case. 101. “Plan” means this plan of liquidation under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto. 102. “Plan Supplement” means a supplemental appendix to the Plan consisting of documents and forms of documents, agreements, schedules, and exhibits to the Plan, in form and substance reasonably acceptable to the Majority Consenting Noteholders, which shall be Filed by the Debtor no later than seven (7) days before the Voting Deadline to accept or reject the Plan or such later date that may be approved by the Bankruptcy Court on notice to parties in interest. The Plan Supplement shall include, among other things, (a) the identity and compensation of the Liquidating Trustee; (b) the Liquidating Trust Agreement; (c) to the extent known, the identity of any insider that will be employed or retained by the Liquidating Trustee, and the nature of any compensation for such insider; (d) the identity of the Contingent Payments Trustee; (e) the Contingent Payments Trust Agreement; (f) to the extent known, the identity of any insider that will be employed or retained by the Contingent Payments Trustee; (g) the identity of the Contingent Payments Holding Trustee; (h) the Contingent Payments Holding Trust Agreement; (i) to the extent known, the identity of any insider that will be employed or retained by the Contingent Payments Holding Trustee; and (j) other documentation necessary to effectuate the Plan or that is contemplated by the Plan. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 19 of 90

13 30395948.1 103. “Priority Tax Claim(s)” means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 104. “Product” means (a) the Compound and (b) any product or product candidate that is comprised of or contains the Compound. 105. “Professional Fee Claim(s)” means a Claim (a) by a Retained Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred after the Petition Date and on or before the Effective Date under sections 328, 330, 331, or 503(b)(2) of the Bankruptcy Code, as applicable; or (b) by an OCP for compensation for services rendered or reimbursement of expenses incurred after the Petition Date and on or before the Effective Date pursuant to the OCP Order. 106. “Professional Fee Reserve” means the reserve established and funded by the Debtor prior to the Effective Date to satisfy the unpaid Professional Fee Claims of the Retained Professionals and the Consenting Noteholder Fees and Expenses. 107. “Professional Fee Reserve Amount” means the amount set forth in Article II.B.4 herein. 108. “Proof of Claim” means a proof of Claim Filed against the Debtor in the Chapter 11 Case. 109. “Proposed Class” has the meaning set forth in Article IX.E herein. 110. “Purchase Agreements” means, collectively, the Equipment Purchase Agreement and the IP Purchase Agreement. 111. “Purchasers” means, collectively, (a) Liquidity Services Operations LLC, as purchaser under the Equipment Purchase Agreement, and (b) Renibus Therapeutics, Inc., as purchaser under the IP Purchase Agreement. 112. “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees. 113. “Release Opt-Out” means the item set forth in the ballot form distributed to each Holder of a Claim entitled to vote to accept or reject the Plan pursuant to which such Holder may opt out of the releases set forth in the Plan. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 20 of 90

14 30395948.1 114. “Released Party” means each of, and in each case in its capacity as such: (a) the Debtor; (b) the Consenting Noteholder Releasing Parties; (c) Patheon (pursuant to the Order approving the Patheon Settlement Agreement and subject to the re-noticing of certain Releasing Parties as required by the Confirmation Order); and (d) each Related Party of the Debtor, the Consenting Noteholder Releasing Parties, or Patheon including, for the avoidance of doubt, any professional retained by the Debtor, the Consenting Noteholders, or Patheon in connection with this Chapter 11 Case. Notwithstanding the foregoing, the definition of “Released Party” shall not include (i) any current or former shareholder solely to the extent acting in the capacity as a shareholder; or (ii) OrbiMed Advisors, LLC and its affiliated companies, including OrbiMed Private Investment V, LP. 115. “Releasing Parties” means, collectively, and in each case, in their respective capacities as such, (a) the Consenting Noteholder Releasing Parties; (b) Patheon; (c) all Holders of Claims deemed hereunder to have accepted the Plan that have not filed an objection to the release contained in Article IX herein prior to the Voting Deadline; (d) all Holders of a Claim that (i) vote to accept or reject the Plan and do not timely submit a Release Opt-Out, or (ii) do not vote to accept or reject the Plan and either do not timely submit a Release Opt-Out or do not file an objection to the releases contained in Article IX herein prior to the Voting Deadline; (e) each current and former Affiliate of each Person or Entity in clauses (a) through (d) solely to the extent such Affiliate may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clauses (a) through (d); and (f) each Related Party of each Entity in clauses (a) through (d) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clauses (a) through (d). Consistent with the Court’s ruling at the Confirmation Hearing, no Holders of Class 8 Interest(s) shall be deemed to be a Releasing Party based on a prior failure to return a Release Opt-Out. The removal of Holders of Class 8 Interest(s) from this definition does not affect a release granted by a party in any other capacity, consistent with the terms of the Plan, the Confirmation Order, and the Court’s ruling at the Confirmation Hearing. 116. “Retained Causes of Action” means the Causes of Action of the Debtor listed on the Schedule of Retained Causes of Action, which is attached as Exhibit A to the Plan. 117. “Retained Professional(s)” means a Person or Entity employed in the Chapter 11 Case pursuant to a Final Order in accordance with sections 327, 328, and/or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code. 118. “RSA” means the Restructuring Support Agreement (as such may be amended, supplemented, or modified from time to time in accordance with the provisions therein), dated as of January 11, 2023, by and between the Debtor and the Consenting Noteholders. 119. “Sale” means the transaction between and among the Debtor and the Purchasers, pursuant to which the Debtor sold substantially all of its assets to the Purchasers pursuant to sections 363 and 365 of the Bankruptcy Code, as set forth in the Sale Order and the Purchase Agreements. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 21 of 90

15 30395948.1 120. “Sale Motion” means the Debtor’s Motion for Entry of (I) an Order (A) Approving Certain Bidding Procedures and the Form and Manner of Notice Thereof, (B) Scheduling an Auction and a Hearing on the Approval of the Sale of all or Substantially All of the Debtor’s Assets, (C) Establishing Certain Assumption and Assignment Procedures and Approving the Manner and Notice Thereof, and (D) Granting Related Relief; and (II) An Order (A) Authorizing and Approving the Debtor’s Entry into an Asset Purchase Agreement, (B) Authorizing the Sale of all or Substantially All of the Debtor’s Assets Free and Clear of all Encumbrances, (C) Approving the Assumption and Assignment of the Assumed Contracts, and (D) Granting Related Relief [Docket No. 11]. 121. “Sale Documents” means, collectively, the Purchase Agreements and all agreements, documents, and instruments related thereto, including the Sale Order. 122. “Sale Order” means an order entered by the Bankruptcy Court authorizing the sale of all or substantially all of the Debtor’s assets to the Purchasers pursuant to sections 363 and 365 of the Bankruptcy Code and in accordance with the Purchase Agreements. 123. “Schedule of Other Causes of Action Retained Against Non-Released Parties Transferred to the Liquidating Trust” means the schedule attached hereto as Exhibit B. 124. “Schedule of Retained Causes of Action” means the schedule attached hereto as Exhibit A. 125. “Schedules” means, collectively, the schedule of assets and liabilities, schedule of Executory Contracts and Unexpired Leases, and statement of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules, and the official bankruptcy forms, as the same may be amended, modified, or supplemented from time to time. 126. “Section 510(b) Claim(s)” means any Claim subordinated by order of the Bankruptcy Court pursuant to section 510(b) of the Bankruptcy Code or otherwise. 127. “Severance Payment Claim” means the claims for avoidance and recovery of certain severance payments made to terminated employees of the Debtor in November and December 2022, as set forth in the Schedule of Retained Causes of Action. 128. “Statutory Fees” means all fees due and payable pursuant to section 1930 of Title 28 of the United States Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code, to the extent applicable. 129. “Term Sheet” means the term sheet to the RSA. 130. “Transferred Causes of Action” means all Causes of Action (other than the Retained Causes of Action) that are not released or exculpated pursuant to the Plan, including, without limitation, the Causes of Action listed on the Schedule of Other Causes of Action Retained Against Non-Released Parties Transferred to the Liquidating Trust. 131. “Trust Election Date” means September 1, 2024. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 22 of 90

16 30395948.1 132. “Trustee Charging Lien” means any Lien or other priority of payment to which the Indenture Trustee is entitled under the Indenture, Convertible Notes, or related documents, against the distributions to be made to Holders of Noteholder Claims, for payment of any costs, advances, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution, including attorneys’ and agents’ fees, expenses, and disbursements, incurred by or owed to the Indenture Trustee under the Indenture, Convertible Notes, or related documents, whether before or after the Petition Date and the Effective Date. 133. “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware. 134. “Unexpired Lease(s)” means a lease to which the Debtor is a party and subject to assumption or rejection under section 365 of the Bankruptcy Code. 135. “Unimpaired” means, with respect to a Claim or Class of Claims, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code. 136. “Voting Deadline” means the date and time by which all ballots to accept or reject the Plan must be received to be counted. 137. “Wind-Down Budget” means the budget for all reasonable activities and expenses to be incurred in winding down the Chapter 11 Case and administering the Liquidating Trust, the Contingent Payments Holding Trust, and the Contingent Payments Trust. The Wind-Down Budget shall include line item estimates for, among other things, the post-Effective Date professional fees and expenses of the Retained Professionals, the Consenting Noteholder Fees and Expenses, and the Statutory Fees, and will be financed by funds placed, by the Debtor on the Effective Date (in an amount agreed upon by the Debtor and the Majority Consenting Noteholders), into accounts held by each of the Liquidating Trust, the Contingent Payments Holding Trust, and the Contingent Payments Trust. B. Rules of Interpretation For the purposes of the Plan, and except as otherwise provided herein, the following rules of interpretation shall apply: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (2) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (3) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) all references in the Plan to “Articles” and “Exhibits” are references to the articles and exhibits of or to the Plan unless otherwise noted; (6) the words “herein,” “hereunder,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (7) the words “includes” or “including” are not limiting; (8) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (9) unless otherwise specified, Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 23 of 90

17 30395948.1 references in the Plan to “D.I.” refer to entries on the Chapter 11 Case’s docket; (10) subject to the provisions of any contract, certificate of incorporation, by-laws, or similar constituent document, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules, and, to the extent applicable, the laws of the State of Delaware; (11) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (12) all references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided. C. Computation of Time In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein. D. Controlling Document In the event of an inconsistency between the Plan and the Disclosure Statement, the Plan and the Plan Supplement, or the Plan and the RSA, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control. ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III herein. A. Administrative Claims Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtor or the Liquidating Trustee (as applicable), each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for Statutory Fees) will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date (or, if not then due, when such Allowed Administrative Claim becomes due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; or (3) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court. Except for Professional Fee Claims, and notwithstanding any prior Filing or Proof of Claim, Proofs of Claim seeking the allowance and payment of Administrative Claims must be Filed and served on the Debtor or the Liquidating Trustee (as applicable) and their counsel, no later than the Administrative Claims Bar Date pursuant to the procedures specified in the Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 24 of 90

18 30395948.1 Confirmation Order and the notice of the occurrence of the Effective Date. The burden of proof for the allowance of Administrative Claims remains on the Holder of the Administrative Claim. Objection to such Proofs of Claim must be Filed and served on the requesting party within one hundred twenty (120) days after the Effective Date. After notice and a hearing, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, a Final Order. Except as otherwise provided in Articles II.B or II.D herein, Holders of Administrative Claims that do not File and serve a Proof of Claim or application for payment of administrative expense requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtor, the Estate, the Liquidating Trust, the Liquidating Trustee, or their assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date unless otherwise ordered by the Court. B. Professional Fee Claims 1. Final Fee Applications All requests for payment of Professional Fee Claims by Retained Professionals (other than OCPs) for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five (45) days after the Effective Date. Objections to Professional Fee Claims must be Filed and served no later than twenty-one (21) days after the Filing of the Professional Fee Claim. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims of Retained Professionals (other than OCPs) after notice and a hearing in accordance with the procedures established by the Bankruptcy Court, except to the extent such procedures are inconsistent with the express terms herein. Unless otherwise agreed to by the Debtor and the Retained Professional, the Liquidating Trustee shall pay Professional Fee Claims that are Allowed by Final Order following the Effective Date in Cash from the Professional Fee Reserve. 2. Administrative Claims of OCPs All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Liquidating Trustee (as applicable) from the Professional Fee Reserve as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order. 3. Post-Effective Date Fees and Expenses Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Liquidating Trustee or the Contingent Payments Trustee (as applicable) shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to the Chapter 11 Case that are incurred after the Effective Date, subject to the Wind-Down Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 25 of 90

19 30395948.1 Budget. Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 of the Bankruptcy Code or the OCP Order in seeking retention or compensation for services rendered after such date shall terminate, and the Liquidating Trustee or the Contingent Payments Trustee (as applicable) may employ and pay any retained professionals in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Code, subject to the Wind-Down Budget. 4. Professional Fee Reserve Amount Unless otherwise agreed to prior to the Effective Date by the Debtor and the Retained Professional or the Consenting Noteholder Professional (as applicable), to receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals and the Consenting Noteholder Professionals shall estimate their Accrued Professional Compensation Claims prior to and as of the Effective Date, and shall deliver such estimate to the Debtor and its counsel no later than three (3) Business Days prior to the Effective Date; provided that such estimate shall not be considered an admission with respect to the fees and expenses of such Retained Professional or Consenting Noteholder Professional. If a Retained Professional or Consenting Noteholder Professional does not provide an estimate, the Debtor may estimate the unbilled fees and expenses of such Retained Professional or Consenting Noteholder Professional (as applicable). The total amount so estimated hereunder as of the Effective Date shall comprise the “Professional Fee Reserve Amount.” 5. Professional Fee Reserve On or before the Effective Date, the Debtor shall fund the Professional Fee Reserve with Cash equal to the Professional Fee Reserve Amount. The Liquidating Trustee is charged with administering the Professional Fee Reserve after the Effective Date and is permitted to open a new bank account to effectuate this purpose. The Professional Fee Reserve and amounts funded therein are and shall continue to be maintained in trust solely for each Retained Professional or Consenting Noteholder Professional (as applicable) separately on a per-Retained Professional or Consenting Noteholder Professional basis. Such funds shall not be considered property of the Debtor, its Estate, or the Liquidating Trust; provided, however, the Liquidating Trust shall have a reversionary interest in any Cash remaining in the Professional Fee Reserve after payment in full of all Allowed Professional Fee Claims and all Consenting Noteholder Fees and Expenses without any further notice, action, or order of the Bankruptcy Court. Unless otherwise agreed to by the Debtor and the Retained Professional or Consenting Noteholder Professional (as applicable), the amount owing to the Retained Professional or Consenting Noteholder Professional (as applicable) shall be paid in Cash to such Retained Professional or Consenting Noteholder Professional (as applicable) by the Liquidating Trustee from the Professional Fee Reserve (i) with respect to the Professional Fee Claims, as soon as reasonably practicable after such claims are Allowed by order of the Bankruptcy Court; or (ii) with respect to the Consenting Noteholder Fees and Expenses, as soon as reasonably practicable after the applicable Consenting Noteholder Professional submits an invoice to the Liquidating Trustee. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 26 of 90

20 30395948.1 C. Priority Tax Claims On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent a Holder of an Allowed Priority Tax Claim and the Debtor agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Priority Tax Claim, each Holder thereof will be paid in full in Cash or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. D. U.S. Trustee Statutory Fees All Statutory Fees due and payable to the U.S. Trustee prior to the Effective Date shall be paid by the Debtor on the Effective Date. After the Effective Date, any and all Statutory Fees shall be paid to the U.S. Trustee when due and payable. The Debtor shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Liquidating Trustee, Contingent Payments Holding Trustee, Contingent Payments Trustee, and the post-effective date Debtor shall each file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due, until the earliest of the Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. The Debtor, the Liquidating Trustee, Contingent Payments Holding Trustee, and Contingent Payments Trustee shall remain obligated to pay the U.S. Trustee Statutory Fees until the earliest of the Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Neither the U.S. Trustee nor any other Governmental Unit is required to File a request for an Administrative Claim for Statutory Fees. U.S. Trustee shall not be treated as providing any release under the Plan. E. Consenting Noteholder Fees and Expenses The Consenting Noteholder Fees and Expenses constitute Allowed Administrative Claims with priority over all administrative expenses of the kind specified in sections 503(b) and 507 of the Bankruptcy Code except for Professional Fee Claims, and shall be paid in full in Cash no later than the Effective Date. The Consenting Noteholder Fees and Expenses shall not be discharged, modified, or otherwise affected by the Plan. The Consenting Noteholder Fees and Expenses shall not be subject to disgorgement, setoff, disallowance, impairment, challenge, contest, attack, rejection, recoupment, reduction, defense, counterclaim, offset, subordination, recharacterization, avoidance, or other claim, cause of action, or other challenge of any nature under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise. ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests Except for the Claims addressed in Article II herein, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Class to the extent that any portion of the Claim or Interest qualifies within the description of such other Class. A Claim also is classified in a particular Class for the purpose of receiving distributions under the Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 27 of 90

21 30395948.1 Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been otherwise paid, released, or satisfied at any time. The classification of Claims against and Interests in the Debtor pursuant to the Plan is as follows: Class Claim or Interest Status Voting Rights 1 Other Secured Claims Unimpaired Not Entitled to Vote (Deemed to Accept) 2 Other Priority Claims Unimpaired Not Entitled to Vote (Deemed to Accept) 3 Noteholder Claims Impaired Entitled to Vote 4 Patheon Rejection Claim Impaired Entitled to Vote 5 General Unsecured Claims Impaired Entitled to Vote 6 De Minimis Unsecured Claims Impaired Entitled to Vote 7 Section 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) 8 Interests Impaired Not Entitled to Vote (Deemed to Reject) B. Treatment of Claims and Interests 1. Class 1 – Other Secured Claims (a) Classification: Class 1 consists of all Other Secured Claims against the Debtor. (b) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Secured Claim and the Debtor agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Other Secured Claim, each Holder thereof will receive: (i) payment in full in Cash; (ii) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of such Claim; or (iv) such other treatment rendering such Claim Unimpaired. (c) Voting: Class 1 is Unimpaired, and Holders of Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 28 of 90

22 30395948.1 2. Class 2 – Other Priority Claims (a) Classification: Class 2 consists of all Other Priority Claims against the Debtor. (b) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Other Priority Claim, each Holder thereof will receive: (i) payment in full in Cash; or (ii) such other treatment rendering such Claim Unimpaired. (c) Voting: Class 2 is Unimpaired, and Holders of Other Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Priority Claims are not entitled to vote to accept or reject the Plan. 3. Class 3 – Noteholders Claims (a) Classification: Class 3 consists of all Noteholder Claims against the Debtor. (b) Treatment: On the Effective Date, the Noteholder Claims shall be deemed Allowed in the aggregate amount of $201,088,888.89, and except to the extent that a Holder of a Noteholder Claim and the Debtor agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Noteholder Claim, each Holder thereof will: (i) be paid in Cash on the Effective Date or as soon as reasonably practicable thereafter, its Noteholder Effective Date Distribution; (ii) receive its pro rata right to recovery from the Liquidating Trust pursuant to the Liquidating Trust Waterfall; and (iii) receive its pro rata right to recovery from the Contingent Payments Holding Trust. (c) Voting: Class 3 is Impaired, and Holders of Noteholder Claims are entitled to vote to accept or reject the Plan. 4. Class 4 – Patheon Rejection Claim (a) Classification: Class 4 consists of the Patheon Rejection Claim. (b) Treatment: On the Effective Date, the Patheon Rejection Claim shall be deemed Allowed in the aggregate amount of $85,000,000.00, and except to the extent that a Holder of a Patheon Rejection Claim and the Debtor agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Patheon Rejection Claim, each Holder thereof will: (i) be paid in Cash on the Effective Date or as soon as reasonably practicable thereafter, its Patheon Effective Date Distribution; (ii) receive its pro rata right to recovery from the Liquidating Trust pursuant to the Liquidating Trust Waterfall; and (iii) receive its pro rata right to recovery from the Contingent Payments Holding Trust. (c) Voting: Class 4 is Impaired, and Holders of the Patheon Rejection Claim are entitled to vote to accept or reject the Plan. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 29 of 90

23 30395948.1 5. Class 5 – General Unsecured Claims (a) Classification: Class 5 consists of all General Unsecured Claims against the Debtor. (b) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed General Unsecured Claim and the Debtor agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed General Unsecured Claim, each Holder thereof will: (i) be paid in Cash its GUC Effective Date Distribution; (ii) receive its pro rata right to recovery from the Liquidating Trust pursuant to the Liquidating Trust Waterfall; and (iii) receive its pro rata right to recovery from the Contingent Payments Holding Trust. (c) Voting: Class 5 is Impaired, and Holders of the General Unsecured Claims are entitled to vote to accept or reject the Plan. 6. Class 6 – De Minimis Unsecured Claims (a) Classification: Class 6 consists of all De Minimis Unsecured Claims against the Debtor. (b) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed De Minimis Unsecured Claim and the Debtor agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed De Minimis Unsecured Claim, each Holder thereof will receive in Cash a recovery of fifty percent (50%) of the Allowed amount of their Claim, subject to an aggregate recovery amount for such Allowed De Minimis Unsecured Claims of $60,000. (c) Voting: Class 6 is Impaired, and Holders of the De Minimis Unsecured Claims are entitled to vote to accept or reject the Plan. 7. Class 7 – Section 510(b) Claims (a) Classification: Class 7 consists of all Section 510(b) Claims against the Debtor. (b) Treatment: On the Effective Date, all Section 510(b) Claims shall be canceled, released, and extinguished, and will be of no further force or effect, and Holders of such Claims shall not receive any distributions under the Plan on account of such Claim. (c) Voting: Class 7 is Impaired, and Holders of Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 7 Section 510(b) Claims are not entitled to vote to accept or reject the Plan. 8. Class 8 – Interests (a) Classification: Class 8 consists of all Interests in the Debtor. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 30 of 90

24 30395948.1 (b) Treatment: On the Effective Date, all Interests shall be canceled, released, and extinguished, and will be of no further force or effect, and Holders of such Interests shall not receive any distributions under the Plan on account of such Interest. (c) Voting: Class 8 is Impaired, and Holders of Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 8 Interests Claims are not entitled to vote to accept or reject the Plan. C. Special Provisions Governing Unimpaired Claims Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtor’s or the Liquidating Trustee’s rights with respect to any Claims, including all legal and equitable defenses to or setoffs or recoupments against any Claims. D. Elimination of Vacant Classes Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes; Presumed Acceptance by Non-Voting Classes If a Class contains Claims eligible to vote, and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Holders of Claims in such Class shall be deemed to have accepted the Plan. F. Controversy Concerning Impairment If a controversy arises as to whether any Claim or any Class of Claims is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Hearing. G. Subordination of Claims The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtor or the Liquidating Trustee (as applicable) reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 31 of 90

25 30395948.1 H. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code The Debtor hereby requests confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtor reserves the right to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any voting Class that votes to reject the Plan. I. Reservation of Rights Regarding Claims Except as otherwise provided in the Plan or in other Final Orders of the Bankruptcy Court, nothing will affect the Debtor’s or the Liquidating Trustee’s respective rights and defenses, whether legal or equitable, with respect to any Claim, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. J. Postpetition Interest on Claims Except as required by applicable bankruptcy law or otherwise expressly provided in the Plan, post-petition interest will not accrue or be payable on account of any Claim. K. Insurance Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim. ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. Sources of Consideration for Plan Distributions Subject to the provisions of the Plan concerning the Professional Fee Reserve and the Wind-Down Budget, the Debtor, the Liquidating Trustee, the Contingent Payments Trustee, or the Contingent Payments Holding Trustee (as applicable) shall fund distributions under the Plan with Cash on hand on the Effective Date, all other Liquidating Trust Assets, the Contingent Payments Trust Interest, and all Contingent Payments Trust Assets. B. Vesting of Assets On the Effective Date, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, (1) the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in this Plan; (2) the Contingent Payments Trust Assets shall vest in the Contingent Payments Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in this Plan; and (3) the Contingent Payments Trust Interest shall vest in the Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 32 of 90

26 30395948.1 Contingent Payments Holding Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in this Plan. C. Liquidating Trust 1. Establishment of the Liquidating Trust On the Effective Date, the Liquidating Trust will be established pursuant to the Liquidating Trust Agreement, which will be Filed with the Bankruptcy Court as part of the Plan Supplement. Upon establishment of the Liquidating Trust, all Liquidating Trust Assets shall be deemed transferred to the Liquidating Trust without any further action of the Debtor or any managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives of the Debtor. 2. Transfer of the Liquidating Trust Assets Pursuant to section 1141 of the Bankruptcy Code, all property transferred to the Liquidating Trust shall be made free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as may be otherwise provided in this Plan. Upon completion of the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Debtor will have no further interest in, or with respect to, the Liquidating Trust Assets or the Liquidating Trust. For all U.S. federal income tax purposes, and subject to the DOF Election described at Article IV.C.6(g) below, all parties (including, without limitation, the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust in accordance with the terms herein as a transfer to the Liquidating Trust Beneficiaries, followed by a transfer by such Liquidating Trust Beneficiaries to the Liquidating Trust, and the Liquidating Trust Beneficiaries will be treated as the grantors and owners thereof. 3. Liquidating Trust Waterfall The Liquidating Trust Assets shall be distributed by the Liquidating Trust as follows and in the following order: (a) Disputed Claim Distribution, which shall be made upon the Allowance or Disallowance of all Disputed Claims; (b) following the Disputed Claim Distribution, (i) each holder of a Noteholder Claim shall receive a true-up on its pro rata right of recovery, which shall be calculated as follows: (1) Effective Date Cash Amount minus the aggregate amount of the Noteholder Effective Date Distribution minus the aggregate amount of the GUC Effective Date Distribution minus the aggregate amount of the Patheon Effective Date Distribution minus the aggregate amount of the Disputed Claim Distribution multiplied by (2) the percentage of the Noteholder Claim as determined based on the aggregate amount of Allowed General Unsecured Claims, Noteholder Claims, and the Patheon Rejection Claim; (ii) each holder of an Allowed General Unsecured Claim that received a pro rata recovery from the GUC Effective Date Distribution shall receive a true-up on its pro rata right of recovery, which shall be calculated as follows: (1) Effective Date Cash Amount minus the aggregate amount of the Noteholder Effective Date Distribution minus the aggregate amount of the GUC Effective Date Distribution minus the aggregate amount of the Patheon Effective Date Distribution minus the aggregate amount of the Disputed Claim Distribution multiplied by (2) the percentage of the Allowed General Unsecured Claim as determined based on the aggregate amount of Allowed General Unsecured Claims, Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 33 of 90

27 30395948.1 Noteholder Claims, and the Patheon Rejection Claim; and (iii) each holder of a Patheon Rejection Claim shall receive a true-up on its pro rata right of recovery, which shall be calculated as follows: (1) Effective Date Cash Amount minus the aggregate amount of the Noteholder Effective Date Distribution minus the aggregate amount of the GUC Effective Date Distribution minus the aggregate amount of the Patheon Effective Date Distribution minus the aggregate amount of the Disputed Claim Distribution multiplied by (2) the percentage of the Patheon Rejection Claim as determined based on the aggregate amount of Allowed General Unsecured Claims, Noteholder Claims, and the Patheon Rejection Claim; and (c) to the extent applicable, pro rata to each Holder of a Noteholder Claim, Patheon Rejection Claim, and Allowed General Unsecured Claim. 4. Liquidating Trust Agreement On the Effective Date, the Debtor shall execute a Liquidating Trust Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Liquidating Trust Agreement made by the Debtor, with the consent of the Majority Consenting Noteholders, will be ratified. The Liquidating Trust Agreement will contain provisions permitting the amendment or modification of the Liquidating Trust Agreement necessary to implement the provisions of the Plan. 5. Purpose of the Liquidating Trust The Liquidating Trust shall be established for the purpose of (a) receiving and holding the Liquidating Trust Assets; (b) administering, disputing, objecting to, compromising, or otherwise resolving all General Unsecured Claims; (c) making distributions to the Liquidating Trust Beneficiaries in accordance with the Liquidating Trust Waterfall; (d) maximizing recoveries for the benefit of the Liquidating Trust Beneficiaries; and (e) commencing and pursuing the Retained Causes of Action and Transferred Causes of Action and managing and administering any proceeds thereof, with no objective to continue or engage in the conduct of a trade or business in accordance with Treas. Reg. § 301.7701-4(d). Subject to the DOF Election, the Liquidating Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes, with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes. 6. Liquidating Trustee (a) Appointment of the Liquidating Trustee Upon the occurrence of the Effective Date, the Liquidating Trustee shall also be deemed appointed to serve as the trustee and administrator of the Liquidating Trust established pursuant to the Plan and the Liquidating Trust Agreement. The Liquidating Trustee, subject to the terms and conditions of the Plan, the Confirmation Order, and the Liquidating Trust Agreement, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Liquidating Trustee shall have and Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 34 of 90

28 30395948.1 perform all of the duties, responsibilities, rights, and obligations set forth in the Plan and the Liquidating Trust Agreement, as applicable. (b) Liquidating Trustee as Representative of the Estate From and after the Effective Date, the Liquidating Trustee shall act as the exclusive representative of the Estate for all purposes other than as set forth in Article IV.D.2(b) and IV.D.3(b) below. Any successor Liquidating Trustee appointed pursuant to the Liquidating Trust Agreement shall be bound by and comply with the terms of this Plan, the Confirmation Order, and the Liquidating Trust Agreement. (c) Responsibilities and Authority of the Liquidating Trustee The responsibilities and authority of the Liquidating Trustee shall be as set forth in the Liquidating Trust Agreement, and shall include the following rights and responsibilities, which shall be the exclusive rights and responsibilities of the Liquidating Trustee: (i) preserving and liquidating the Liquidating Trust Assets; (ii) administering and paying taxes, including, among other things, (1) filing tax returns (to the extent not the obligation of any Purchaser), and (2) representing the interest and account of the Liquidating Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding, or audit; (iii) retaining and paying, without the need for retention or fee applications, professionals in connection with the Liquidating Trustee’s performance of its duties under this Plan and the Liquidating Trust Agreement; (iv) distributing information statements as required for U.S. federal income tax and other applicable tax purposes; (v) Filing an application for entry by the Bankruptcy Court of a final decree closing the Chapter 11 Case; (vi) making distributions to Retained Professionals for Allowed Professional Fee Claims and to Consenting Noteholder Professionals for Consenting Noteholder Fees and Expenses, including from the Professional Fee Reserve; (vii) making distributions to the Liquidating Trust Beneficiaries in accordance with the Plan and Liquidating Trust Agreement; and (viii) such other responsibilities as may be vested in the Liquidating Trustee pursuant to this Plan, the Liquidating Trust Agreement, or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan. (d) Powers of the Liquidating Trustee The powers of the Liquidating Trustee shall be as set forth in the Liquidating Trust Agreement, and shall include the following: (i) the power to invest funds of the Liquidating Trust, and withdraw, make distributions, and pay taxes and other obligations owed by the Liquidating Trust from such funds in accordance with this Plan and the Liquidating Trust Agreement; (ii) the power to engage and compensate, without prior Bankruptcy Court order or approval, employees and professionals to assist the Liquidating Trustee with respect to its responsibilities; (iii) the power to pursue, prosecute, resolve, compromise, and settle any Retained Causes of Action or Transferred Causes of Action, without notice to or approval from the Bankruptcy Court; (iv) the power to object to Claims, including, without limitation, the power to seek subordination or recharacterization of Claims by objection, motion, or adversary proceeding, as applicable; and (v) such other powers as may be vested in or assumed by the Liquidating Trustee pursuant to this Plan, the Liquidating Trust Agreement, or by an order of the Bankruptcy Court (including, without Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 35 of 90

29 30395948.1 limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan. (e) Compensation of the Liquidating Trustee The Liquidating Trustee shall be compensated as set forth in the Liquidating Trust Agreement. The Liquidating Trustee shall fully comply with the terms, conditions and rights set forth in this Plan, the Confirmation Order, and the Liquidating Trust Agreement. The Liquidating Trustee (and any Liquidating Trustee retained professionals) shall not be required to File a fee application to receive compensation. (f) Retention and Payment of Professionals The Liquidating Trustee shall have the right, without Court approval, to retain the services of attorneys, accountants, and other professionals and agents, to assist and advise the Liquidating Trustee in the performance of his, her, or its duties, and to compensate and reimburse expenses of such professionals in accordance with the Liquidating Trust Agreement. (g) DOF Election The Liquidating Trust Agreement shall require the Liquidating Trustee to elect to treat that portion of the Liquidating Trust Assets subject to the Disputed Claims as a disputed ownership fund described in Treasury Regulation Section 1.468B-9 (the “DOF Election”) unless, as of the Trust Election Date, either all of the Liquidating Trust Assets have been distributed to the Liquidating Trust Beneficiaries or the percentage of the Liquidating Trust Assets distributable to each of the Liquidating Trust Beneficiaries under the Liquidating Trust Waterfall has become fixed and determinable. 7. Termination of the Liquidating Trust The Liquidating Trust shall be dissolved upon the earlier of (a) the distribution of all of the Liquidating Trust Assets to the Liquidating Trust Beneficiaries; and (b) the fifth anniversary of the creation of the Liquidating Trust; provided that, if warranted by the facts and circumstances involved in resolving or monetizing any Liquidating Trust Assets, upon application to, and if approved by, the Bankruptcy Court upon a finding that such extension is necessary or appropriate for purposes of resolving or monetizing such Liquidating Trust Assets and distributing the proceeds to Liquidating Trust Beneficiaries, the term of the Liquidating Trust may be extended by the Liquidating Trustee for a specified term. Notwithstanding the foregoing, unless otherwise ordered by the Bankruptcy Court, the Liquidating Trust shall be automatically terminated in the event that a final decree is entered closing the Chapter 11 Case or the Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code or dismissed. 8. Exculpation Relating to the Liquidating Trust No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Liquidating Trustee, the Liquidating Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for making payments and distributions in accordance with the Plan and the Liquidating Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 36 of 90

30 30395948.1 Trust Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan or the Liquidating Trust Agreement, except for any acts or omissions that are the result of gross negligence or willful misconduct, as set forth more fully in the Liquidating Trust Agreement. D. Contingent Payments Holding Trust and Contingent Payments Trust 1. Trust Agreements On the Effective Date, the Debtor shall execute (a) a Contingent Payments Holding Trust Agreement and (b) a Contingent Payments Trust Agreement, each in substantially the same form as set forth in the Plan Supplement. The Contingent Payments Trust shall be treated as a grantor trust for tax purposes, with either the Holders of Allowed Class 3, 4, and 5 Claims or the Contingent Payments Holding Trust treated as the owner / grantor of the Contingent Payments Trust Interest as of the Effective Date, as described below in Article IV.E.1, and the Contingent Payments Trust Agreement shall provide as such. The Contingent Payments Holding Trust shall be treated either as a grantor trust or a complex trust, as described below in Article IV.E.1, and the Contingent Payments Holding Trust Agreement shall provide as such. To the extent permitted by applicable law, all parties, including the Contingent Payments Trust Trustee, the Contingent Payments Holding Trust Trustee, and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes. Any nonmaterial modifications to the Contingent Payments Holding Trust Agreement or to the Contingent Payments Trust Agreement made by the Debtor, with the consent of the Majority Consenting Noteholders, will be ratified. The Contingent Payments Holding Trust Agreement and the Contingent Payments Trust Agreement will contain provisions permitting the amendment or modification of such agreements necessary to implement the provisions of the Plan. 2. Contingent Payments Holding Trustee (a) Appointment of the Contingent Payments Holding Trustee Upon the occurrence of the Effective Date, the Contingent Payments Holding Trustee shall be deemed appointed to serve as the administrator of the Contingent Payments Holding Trust pursuant to the Plan and the Contingent Payments Holding Trust Agreement. The Contingent Payments Holding Trustee, subject to the terms and conditions of the Plan, the Confirmation Order, and the Contingent Payments Holding Trust Agreement, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Contingent Payments Holding Trustee shall have and perform all of the duties, responsibilities, rights, and obligations set forth in the Plan and the Contingent Payments Holding Trust Agreement, as applicable. (b) Contingent Payments Holding Trustee as Representative of the Estate From and after the Effective Date, the Contingent Payments Holding Trustee shall act as representative of the Estate, pursuant to section 1123(b)(3) of the Bankruptcy Code, solely for the purpose of administering the Contingent Payments Holding Trust, which shall in turn act as the sole holder of the Contingent Payments Trust Interest, prior to its dissolution upon resolution of Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 37 of 90

31 30395948.1 the Disputed Claims as set forth in Article IV.E below. Any successor Contingent Payments Holding Trustee appointed pursuant to the Contingent Payments Holding Trust Agreement shall be bound by and comply with the terms of this Plan, the Confirmation Order, and the Contingent Payments Holding Trust Agreement. (c) Responsibilities and Authority of the Contingent Payments Holding Trustee The responsibilities and authority of the Contingent Payments Holding Trustee shall be as set forth in the Contingent Payments Holding Trust Agreement, and shall include the following rights and responsibilities, which shall be the exclusive rights and responsibilities of the Contingent Payments Holding Trustee: (i) preserving and administering the assets of the Contingent Payments Holding Trust; (ii) administering and paying taxes, including, among other things, (1) filing tax returns, and (2) representing the interest and account of the Contingent Payments Holding Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding, or audit; (iii) retaining and paying, without the need for retention or fee applications, professionals in connection with the Contingent Payments Holding Trustee’s performance of its duties under this Plan and the Contingent Payments Holding Trust Agreement; and (iv) such other responsibilities or powers as may be vested in or assumed by the Contingent Payments Holding Trustee pursuant to this Plan, the Contingent Payments Holding Trust Agreement, or by an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan. (d) Powers of the Contingent Payments Holding Trustee The powers of the Contingent Payments Holding Trustee shall be as set forth in the Contingent Payments Holding Trust Agreement, and shall include the following: (i) the power to invest funds of the Contingent Payments Holding Trust, if any, and pay taxes and other obligations owed by the Contingent Payments Holding Trust in accordance with this Plan and the Contingent Payments Holding Trust Agreement; (ii) the power to engage and compensate, without prior Bankruptcy Court order or approval, employees and professionals to assist the Contingent Payments Holding Trustee with respect to its responsibilities; and (iii) such other powers as may be vested in or assumed by the Contingent Payments Holding Trustee pursuant to this Plan, the Contingent Payments Holding Trust Agreement, or by an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan. (e) Compensation of the Contingent Payments Holding Trustee The Contingent Payments Holding Trustee shall be compensated as set forth in the Contingent Payments Holding Trust Agreement. The Contingent Payments Holding Trustee shall fully comply with the terms, conditions and rights set forth in this Plan, the Confirmation Order, and the Contingent Payments Holding Trust Agreement. The Contingent Payments Holding Trustee (and any Contingent Payments Holding Trustee retained professionals) shall not be required to File a fee application to receive compensation. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 38 of 90

32 30395948.1 (f) Retention and Payment of Professionals The Contingent Payments Holding Trustee shall have the right, without Court approval, to retain the services of attorneys, accountants, and other professionals and agents, to assist and advise the Contingent Payments Holding Trustee in the performance of his, her, or its duties, and to compensate and reimburse expenses of such professionals in accordance with the Contingent Payments Holding Trust Agreement. 3. Contingent Payments Trustee (a) Appointment of the Contingent Payments Trustee Upon the occurrence of the Effective Date, the Contingent Payments Trustee shall be deemed appointed to serve as the administrator of the Contingent Payments Trust pursuant to the Plan and the Contingent Payments Trust Agreement. The Contingent Payments Trustee, subject to the terms and conditions of the Plan, the Confirmation Order, and the Contingent Payments Trust Agreement, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Contingent Payments Trustee shall have and perform all of the duties, responsibilities, rights, and obligations set forth in the Plan and the Contingent Payments Trust Agreement, as applicable. (b) Contingent Payments Trustee as Representative of the Estate From and after the Effective Date, the Contingent Payments Trustee shall act as representative of the Estate, pursuant to section 1123(b)(3) of the Bankruptcy Code, solely for the purpose of administering the Contingent Payments Trust. Any successor Contingent Payments Trustee appointed pursuant to the Contingent Payments Trust Agreement shall be bound by and comply with the terms of this Plan, the Confirmation Order, and the Contingent Payments Trust Agreement. (c) Responsibilities and Authority of the Contingent Payments Trustee The responsibilities and authority of the Contingent Payments Trustee shall be as set forth in the Contingent Payments Trust Agreement, and shall include the following rights and responsibilities, which shall be the exclusive rights and responsibilities of the Contingent Payments Trustee: (i) preserving and administering the assets of the Contingent Payments Trust; (ii) administering and paying taxes, including, among other things (1) filing tax returns (to the extent not the obligation of any Purchaser) and (2) representing the interest and account of the Contingent Payments Trust before any taxing authority in all matters, including, without limitation, any action, suit, proceeding, or audit; (iii) retaining and paying, without the need for retention or fee applications, professionals in connection with the Contingent Payments Trustee’s performance of its duties under this Plan and the Contingent Payments Trust Agreement; (iv) the power to enforce the Sale Documents as against the Purchasers; and (v) such other powers as may be vested in or assumed by the Contingent Payments Trustee pursuant to this Plan, the Contingent Payments Trust Agreement, or by an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 39 of 90

33 30395948.1 (d) Powers of the Contingent Payments Trustee The powers of the Contingent Payments Trustee shall be as set forth in the Contingent Payments Trust Agreement, and shall include the following: (i) the power to invest funds of the Contingent Payments Trust, if any, and pay taxes and other obligations owed by the Contingent Payments Trust in accordance with this Plan and the Contingent Payments Trust Agreement; (ii) the power to engage and compensate, without prior Bankruptcy Court order or approval, employees and professionals to assist the Contingent Payments Trustee with respect to its responsibilities; and (iii) such other powers as may be vested in or assumed by the Contingent Payments Trustee pursuant to this Plan, the Contingent Payments Trust Agreement, or by an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan. (e) Compensation of the Contingent Payments Trustee The Contingent Payments Trustee shall be compensated as set forth in the Contingent Payments Trust Agreement. The Contingent Payments Trustee shall fully comply with the terms, conditions and rights set forth in this Plan, the Confirmation Order, and the Contingent Payments Trust Agreement. The Contingent Payments Trustee (and any Contingent Payments Trustee retained professionals) shall not be required to File a fee application to receive compensation. (f) Retention and Payment of Professionals The Contingent Payments Trustee shall have the right, without Court approval, to retain the services of attorneys, accountants, and other professionals and agents, to assist and advise the Contingent Payments Trustee in the performance of his, her, or its duties, and to compensate and reimburse expenses of such professionals in accordance with the Contingent Payments Trust Agreement. 4. Exculpation Relating to the Contingent Payments Holding Trustee and the Contingent Payments Trustee No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Contingent Payments Holding Trustee, the Contingent Payments Trustee, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for actions taken in accordance with the Plan, the Contingent Payments Holding Trust Agreement, or the Contingent Payments Trust Agreement, or for fulfilling any functions incidental to implementing the provisions of the Plan, the Contingent Payments Holding Trust Agreement or the Contingent Payments Trust Agreement, except for any acts or omissions that are the result of gross negligence or willful misconduct, as set forth more fully in the Contingent Payments Holding Trust Agreement or the Contingent Payments Trust Agreement (as applicable). Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 40 of 90

34 30395948.1 E. Trust Mechanics 1. Treatment of Trusts for Tax Purposes The U.S. federal income tax classification of the Liquidating Trust and Contingent Payments Holding Trust will be determined pursuant to subsections (a) or (b) below, as applicable. (a) Disputed Claims Resolved Before Trust Election Date If all Disputed Claims are resolved prior to the Trust Election Date, each of the Liquidating Trust and the Contingent Payments Holding Trust is intended to be classified as a liquidating trust described in Treasury Regulation Section 301.7701-4(d) that is treated as a “grantor trust” for U.S. federal income tax purposes, and the Liquidating Trust Agreement and the Contingent Payments Holding Trust Agreement, as applicable, shall provide as such, and the Contingent Payments Trust is intended to be classified as an investment trust described in Treasury Regulation Section 301.7701-4(c) that is also treated as a grantor trust for U.S. federal income tax purposes, and the Contingent Payments Trust Agreement shall provide as such. On the Effective Date, the Debtor will be deemed to have distributed to the Holders of Allowed Class 3, 4 and 5 Claims an undivided interest in the Liquidating Trust Assets and the Contingent Payments Trust Assets, and such Holders will be deemed to have contributed such Liquidating Trust Assets and Contingent Payments Trust Assets to the Liquidating Trust and to the Contingent Payments Holding Trust in exchange for beneficial interests in the Liquidating Trust and Contingent Payments Holding Trust, respectively. To the extent permitted by applicable law, all parties, including the Liquidating Trustee, Contingent Payments Trust Trustee, the Contingent Payments Holding Trust Trustee, and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes. (b) Disputed Claims Unresolved by Trust Election Date If all Disputed Claims have not been resolved by the Trust Election Date, then (a) the Liquidating Trustee will elect to treat that portion of the Liquidating Trust Assets subject to the Disputed Claims as a “disputed ownership fund” as described in Treasury regulations section 1.468B-9. The Liquidating Trustee shall file all income tax returns with respect to any income attributable to the disputed ownership fund and shall pay the U.S. federal, state, and local income taxes attributable to such disputed ownership fund based on the items of income, deduction, credit, or loss allocable thereto. Any taxes imposed on the disputed ownership fund or its assets will be paid out of the assets of the disputed ownership fund (including any assets of the Liquidating Trust allocable to disputed claims) and any subsequent distributions in respect of the allowance or disallowance of such claims will be reduced accordingly. In the event, and to the extent, that any Cash in any disputed ownership fund is insufficient to pay the portion of any taxes attributable to taxable income arising from assets of the disputed ownership fund, assets of the disputed ownership fund (including those otherwise distributable) may be sold to pay such taxes. The undisputed portion of the Liquidating Trust Assets will be treated as held in a grantor trust, with deemed distribution to and contribution from the Holders of Allowed Claims in Classes 3, 4, and 5 as described in the immediately preceding paragraph; (b) if all Disputed Claims have not been Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 41 of 90

35 30395948.1 resolved by the Trust Election Date, the Contingent Payments Holding Trustee shall not file the election to be treated as a disputed ownership fund and shall instead file its tax return as a “complex trust” and all parties shall report accordingly; and (c) the Contingent Payments Trust shall report its income as an investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust for U.S. federal income tax purposes and as to which the Contingent Payments Holding Trust is the grantor. The Contingent Payments Holding Trustee shall file all income tax returns with respect to any income attributable to the Contingent Payments Holdings Trust and shall pay the U.S. federal, state, and local income taxes attributable to such trust based on the items of income, deduction, credit, or loss allocable thereto. To the extent permitted by applicable law, all parties, including the Liquidating Trustee, the Contingent Payments Holding Trustee, the Contingent Payments Trustee, and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes. The Debtor will provide information to the Liquidating Trustee, the Contingent Payments Trustee and the Contingent Payments Holding Trustee as to its valuation determinations with respect to the Retained Causes of Action, the Transferred Causes of Action and the Contingent Payments on the Effective Date to facilitate consistent tax reporting by the Liquidating Trust, Contingent Payments Trust, and the Contingent Payments Holding Trust. Any valuation shall be for tax reporting purposes only and shall not require the Debtor to undergo a separate analysis not already completed as of the filing date of the Plan. 2. Status of Claims Notices The Liquidating Trustee shall File a notice with the Bankruptcy Court when all Disputed Claims have been resolved, and if all Disputed Claims have not been resolved on or before Trust Election Date, shall File a general status notice so that Holders of such Claims shall have some indication as to the potential tax treatment of the Liquidating Trust and the Contingent Payments Holding Trust. Upon the resolution of all Disputed Claims, (a) the Liquidating Trustee shall make a pro rata distribution of any remaining assets to the Liquidating Trust Beneficiaries in accordance with the Liquidating Trust Waterfall; and (b) the Contingent Payments Holding Trustee shall distribute the Contingent Payments Trust Interest from the Contingent Payments Holding Trust pro rata to the Liquidating Trust Beneficiaries and, following such distribution, shall dissolve. F. Preservation of Causes of Action Except as otherwise provided in Article IX herein or in any contract, instrument, release, or agreement entered into in connection with the Plan or the Sale, in accordance with section 1123(b) of the Bankruptcy Code, all Retained Causes of Action and Transferred Causes of Action are preserved and transferred to the Liquidating Trust on the Effective Date. The Debtor retained the Retained Causes of Action and the Transferred Causes of Action pursuant to a global settlement with the Consenting Noteholders and the Committee encompassed Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 42 of 90

36 30395948.1 within this Plan. The Debtor believes that the D&O Policies cover the Retained Causes of Action. Other than with respect to the Severance Payment Claim, recovery on the Retained Causes of Action shall be limited to any Applicable Insurance Policies and applicable law. Other than with respect to the Severance Payment Claim, (i) no party shall have a right to recovery on the Retained Causes of Action outside or in excess of the available insurance under any Applicable Insurance Policies, and (ii) no person or entity other than the applicable insurers under the Applicable Insurance Policies shall be liable for any of the Retained Causes of Action against Released Parties; provided, that a party may seek to collect on any settlement or judgment against Released Parties with respect to any Retained Cause of Action for the limited and sole purpose of triggering coverage under any Applicable Insurance Policies. G. Corporate Action 1. Transfer of Assets and Assumption of Liabilities On the Effective Date, (a) the Debtor shall, in accordance with this Plan, cause the Liquidating Trust Assets to be transferred to the Liquidating Trust, the Contingent Payments Trust Assets to be transferred to the Contingent Payments Trust, and the Contingent Payments Trust Interest to be transferred to the Contingent Payments Holding Trust; and (b) the Liquidating Trust shall assume all obligations of the Debtor under this Plan other than (i) obligations relating solely to the Contingent Payments Trust Assets, which shall be assumed by the Contingent Payments Trustee; and (ii) obligations relating solely to the Contingent Payments Trust Interest, which shall be assumed by the Contingent Payments Holding Trustee. 2. Dissolution of the Debtor; Removal of Directors and Officers; Termination of Employees On the Effective Date, and upon the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Contingent Payment Trust Assets to the Contingent Payments Trust, and the Contingent Payments Trust Interest to the Contingent Payments Holding Trust, the Debtor shall be dissolved for all purposes unless the Liquidating Trustee determines that dissolution can have any adverse impact on the Liquidating Trust Assets, the Contingent Payments Trust Assets, or the Contingent Payments Trust Interest, or the Contingent Payments Holding Trustee determines that dissolution can have any adverse impact on the Contingent Payments Holding Trust; provided, however, that neither the Debtor nor any party released pursuant to Article IX herein shall be responsible for any liabilities that may arise as a result of non-dissolution of the Debtor; provided further, however, that nothing in the Plan shall be construed as relieving the Debtor or the Liquidating Trustee (as applicable) of their duties to pay Statutory Fees to the U.S. Trustee as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtor’s case or the case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code. The Liquidating Trustee shall submit with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a Certificate of Dissolution from the Delaware Secretary of State. Without limiting the foregoing, on the Effective Date and upon the Debtor causing the Liquidating Trust Assets to be transferred to the Liquidating Trust, the Contingent Payment Trust Assets to the Contingent Payments Trust, and the Contingent Payments Trust Interest to the Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 43 of 90

37 30395948.1 Contingent Payments Holding Trust, the Debtor shall have no further duties or responsibilities in connection with implementation of this Plan, and the directors and officers of the Debtor shall be deemed to have resigned and the employees of the Debtor terminated. From and after the Effective Date, the Liquidating Trustee shall be authorized to act on behalf of the Estate, provided that the Liquidating Trustee shall have no duties other than as expressly set forth in this Plan and the Liquidating Trust Agreement (as applicable). H. Cancellation of Existing Securities and Agreements On the Effective Date, except for the purposes of evidencing a right to a distribution under this Plan and except as otherwise provided in this Plan or the Confirmation Order, all agreements and other documents evidencing (1) any Claim or rights of any Holder of a Claim against the Debtor, including any notes evidencing such Claims; or (2) any Interest in the Debtor, including any options or warrants to purchase Interests, shall be cancelled, without further action or approval of the Bankruptcy Court, and the Indenture Trustee and its agents shall be relieved of any duties and responsibilities under or related to the Indenture or the Convertible Notes. The Holders of, or parties to, such cancelled agreements and documents shall have no rights arising from or relating to such agreements and documents or the cancellation thereof, except as to the allowance and distribution on pre-Confirmation Claims as provided pursuant to this Plan. Notwithstanding anything in this Article IV.H., the Indenture shall remain in effect solely to (1) enforce the rights, Claims, and interests of the Indenture Trustee and any predecessor thereof vis-à-vis parties other than the Released Parties; (2) allow the receipt of and distribution under the Plan and the subsequent distribution of such amounts in accordance with the terms of the Plan and the Indenture; and (3) preserve any rights of the Trustee and any predecessor thereof as against any money or property distributable to Holders of the Noteholder Claims, including the Trustee Charging Lien and priority rights. All distributions made under the Plan on account of the Allowed Claims of Holders of Noteholder Claims shall be made to or at the direction of the Indenture Trustee for further distribution to the Holders of Allowed Noteholder Claims under the terms of the Indenture, including those provisions relating to the surrender and cancellation of the Convertible Notes. Regardless of whether distributions to Holders of Noteholder Claims are made by the Indenture Trustee or by a Distribution Agent other than the Indenture Trustee, the Trustee Charging Lien shall attach to such distributions in the same manner as if such distributions were made through the Indenture Trustee. Subject to the distribution of Plan consideration delivered to it in accordance with the Plan and Indenture, the Indenture Trustee shall have no duties to Holders of Noteholder Claims following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors. I. Plan Transactions On the Effective Date or as soon reasonably practicable thereafter, the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee may take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including, but not limited to, (1) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (2) the execution Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 44 of 90

38 30395948.1 and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with this Plan; (3) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (4) any and all other actions that the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee determine are necessary or appropriate to effectuate the Plan. J. Effectuating Documents and Further Transactions Upon entry of the Confirmation Order, the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of this Plan and any transactions described in or contemplated by this Plan. The Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee (as applicable), all Holders of Claims receiving distributions pursuant to this Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan. K. Section 1146 Exemption from Certain Taxes and Fees Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Contingent Payments Trust Assets to the Contingent Payments Trust, and the Contingent Payments Trust Interest to the Contingent Payments Holding Trust. L. Sale Order Notwithstanding anything to the contrary herein, nothing in this Plan shall affect, impair or supersede the Sale Orders or Sale Documents, each of which remains in full force and effect and governs in the event of any inconsistency with the Plan. M. Authority to Act Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtor shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state in which the Debtor is formed, without any further vote, consent, approval, authorization, or Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 45 of 90

39 30395948.1 other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court. N. No Revesting of Trust Assets No Liquidating Trust Asset will revest in the Debtor on or after the date such asset is transferred to the applicable Trust, but will vest upon such transfer in the applicable Trust to be administered by the applicable Trustee in accordance with the Plan and the applicable Trust Agreement. O. Settlement of Claims and Controversies Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies held by the Debtor, the Consenting Noteholders, and the Committee that are settled by this Plan. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor and its Estate, and is fair, equitable and reasonable. Notwithstanding any other provision in the Plan, the settlements are approved among the parties that have agreed to them (among any other party who has expressly entered into a written settlement), and the treatment of claims and interests is being afforded pursuant to Confirmation by satisfying the requirements of Section 1129. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND INSURANCE POLICIES A. General Treatment On the Effective Date, except as otherwise provided herein (which exclusion includes the Insurance Policies), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date. Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Documents or this Plan, and payment of any cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 46 of 90

40 30395948.1 B. Rejection Damages Claims If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Court, such Claim shall be forever barred and shall not be enforceable against the Debtor, the Estate, the Liquidating Trustee, Liquidating Trust, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Liquidating Trustee within thirty (30) days of the Effective Date. The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with Article III.B.5 herein. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be automatically disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtor, the Estate, the Liquidating Trustee, Liquidating Trust, or any of their respective assets and properties. C. Reservation of Rights The inclusion of any contract or lease in the Schedules or in any Plan Supplement shall not constitute an admission by the Debtor that such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtor or the Liquidating Trustee (as applicable) may elect within thirty (30) calendar days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease under the Plan by filing a notice of such election on the docket of the Chapter 11 Case. D. Preexisting Obligations to Debtor under Executory Contracts or Unexpired Leases Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtor or Liquidating Trustee (as applicable) under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtor and the Liquidating Trustee (as applicable) expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnity or continued maintenance obligations. E. Insurance Preservation Nothing in the Plan, the Confirmation Order, or the Liquidating Trust Agreement, alters the rights and obligations of the Debtor (and its Estate) and the Debtor’s insurers (and third-party Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 47 of 90

41 30395948.1 claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms and conditions thereof or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtor’s rights and its Estate’s rights under any Insurance Policy to which the Debtor and/or the Debtor’s Estate may be beneficiaries shall vest with the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries and all of the beneficiaries of such policies. The Debtor shall be deemed to have assumed only the D&O Policies, and any Insurance Policy other than a D&O Policy shall be deemed terminated on the Effective Date. F. Modifications, Amendments, Supplements, Restatements, or Other Agreements Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Distribution Record Date Except as provided for in Article VI.P. herein, as of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtor, or its respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Disbursing Agent shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims or, in the case of the Noteholder Claims, to (or at the direction of) the Indenture Trustee as of the Distribution Record Date at the address for each such Holder as indicated on the Debtor’s records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee (as applicable); provided further, however, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder. B. Withholdings The Liquidating Trustee, Contingent Payments Holding Trustee, or Contingent Payments Trustee (as applicable) shall (1) withhold, deduct, and pay over to the appropriate governmental authority any amount required to be withheld under tax laws with respect to any distribution pursuant to the Liquidating Trust Agreement, the Contingent Payments Holding Trust Agreement, or the Contingent Payments Trust Agreement (as applicable); and (2) comply with any reporting requirements imposed by any federal, state, local, or foreign taxing authority. The Liquidating Trustee, Contingent Payments Holding Trustee, or Contingent Payments Trustee (as applicable) Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 48 of 90

42 30395948.1 may withhold all or the appropriate portion of any distribution due to any Liquidating Trust Beneficiary until such time as such Liquidating Trust Beneficiary provides the necessary information to comply with any withholding requirements of any governmental authority. Any tax withheld shall be treated as distributed and received by the applicable beneficiary for all purposes of the Liquidating Trust Agreement, Contingent Payments Holding Trust Agreement, Contingent Payments Trust Agreement, and Plan. If a beneficiary fails to provide the information necessary to comply with any withholding requirements of any governmental authority on or before the day that is one year after the Effective Date of the Plan, then such beneficiary’s distribution may be treated as unclaimed property in accordance with the Liquidating Trust Agreement, the Contingent Payments Holding Trust Agreement, or the Contingent Payments Trust Agreement (as applicable). C. Date of Distributions Distributions made after the Effective Date to Holders of Allowed Claims shall be deemed to have been made on the Effective Date and no interest shall accrue or be payable with respect to such Claims or any distribution related thereto. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date. D. Disbursing Agent Except as otherwise provided herein, all distributions under the Plan shall be made by the Disbursing Agent on or after the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. If the Disbursing Agent is otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Liquidating Trust. E. Powers of Disbursing Agent The Disbursing Agent may (1) effect all actions and execute all agreements, instruments, and other documents necessary to carry out the provisions of this Plan; (2) make all distributions contemplated hereby; and (3) perform such other duties as may be required of the Disbursing Agent pursuant to this Plan. F. Surrender of Instruments As a condition precedent to receiving any distribution under this Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee. Any holder of such instrument or note that fails to (1) surrender the instrument or note; or (2) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent within six months of being entitled to such distribution shall be deemed to have forfeited all rights and claims and may not participate in any distribution hereunder. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 49 of 90

43 30395948.1 G. IRS Forms In connection with the Plan, to the extent applicable and not an obligation of the Purchasers under the Sale Documents, the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee (as applicable) shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee (as applicable) shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee (as applicable) reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. As a condition precedent to receiving any distribution under this Plan, each Holder of an Allowed Claim that is entitled to a distribution under the Plan must provide the Liquidating Trustee an executed IRS Form. An Allowed Claim of a Holder that fails to provide an executed IRS Form or provide any other required information to effectuate a distribution within sixty (60) days after service (by first class mail) of a formal request for the same by the Liquidating Trustee shall be deemed disallowed and expunged for purposes of distributions under the Plan. H. Delivery of Distributions Subject to applicable Bankruptcy Rules, all distributions to Holders of Allowed Claims shall be made by the Disbursing Agent, who shall transmit such distributions to the applicable Holders of Allowed Claims or their designees. If any distribution to a Holder of an Allowed Claim (1) is returned as undeliverable for lack of a current address or otherwise; or (2) is not cashed or otherwise presented for collection by the Holder of the Allowed Claim within ninety (90) calendar days after the mailing of such distribution, the Liquidating Trustee shall be authorized to cancel such distribution check and file with the Bankruptcy Court the name and last known address of the Holder of undeliverable distribution or uncashed distribution, as applicable. If, after the passage of thirty (30) calendar days after such Filing, the payment or distribution on the Allowed Claim still cannot be made, then (1) the Holder of such Claim shall cease to be entitled to the undeliverable distribution or uncashed distribution, which will revert to the Liquidating Trust; and (2) the Allowed Claim of such Holder shall be deemed disallowed and expunged for purposes of further distributions under the Plan. I. Manner of Payment Any distributions to be made by or on behalf of the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee (as applicable) Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 50 of 90

44 30395948.1 pursuant to this Plan shall be made by checks drawn on accounts maintained by the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee (as applicable) or by wire transfer if circumstances justify, at the option of the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee (as applicable). J. Foreign Currency Exchange Rate As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, on the Petition Date. K. Setoffs and Recoupments The Debtor and the Liquidating Trustee, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy and/or nonbankruptcy law, without the approval of the Bankruptcy Court and upon no less than fourteen (14) calendar days’ notice to the applicable Holder of a Claim, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim (before any distribution is to be made on account of such Allowed Claim), any claims of any nature whatsoever that the Debtor or its Estate may have against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Liquidating Trustee of any such claim the Debtor or its Estate may have against the Holder of such Claim. L. Minimum Distributions No payment of Cash in an amount of less than one hundred U.S. dollars ($100.00) shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be used in accordance with the Plan and the Liquidating Trust Agreement. If the Cash available for the final distribution is less than the cost to distribute such funds, the Liquidating Trustee may donate such funds to the unaffiliated charity of its choice. M. Allocation of Distributions Between Principal and Interest To the extent that any Allowed Claim entitled to a distribution under this Plan includes both principal and accrued but unpaid prepetition interest, such distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid prepetition interest. N. Distributions Free and Clear Except as otherwise provided in this Plan, any distribution or transfer made under this Plan, including distributions to any Holder of an Allowed Claim, shall be free and clear of any Liens, Claims, encumbrances, charges, and other interests, and no other entity shall have any interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to this Plan. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 51 of 90

45 30395948.1 O. Claims Paid or Payable by Third Parties 1. Claims Paid by Third Parties If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtor and/or the Liquidating Trustee (as applicable) on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtor and/or the Liquidating Trustee (as applicable), then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall be paid over to the Liquidating Trustee without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtor and/or the Liquidating Trustee (as applicable) on account of such Claim, such Holder shall, within fourteen (14) Business Days of receipt thereof, repay or return the distribution to the Debtor or Liquidating Trustee (as applicable), to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. 2. Claims Payable by Third Parties No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Policy. Except as set forth in Article IX herein, nothing in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any Entity, including the Liquidating Trust, may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. P. Distribution Provisions Related to Noteholder Claims Notwithstanding anything to the contrary set forth in the foregoing provisions of this Article VI: Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 52 of 90

46 30395948.1 1. Distribution Record Date The Holders of Noteholder Claims shall receive a distribution in accordance with the terms of this Article VI and, as applicable, the customary procedures of DTC on or as soon as practicable after the Effective Date. 2. Generally Distributions to Holders of Noteholder Claims shall be deemed completed when made to (or at the direction of) the Indenture Trustee, which shall hold or direct such distributions for the benefit of the Holders of Noteholder Claims. The Indenture Trustee may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of Noteholder Claims, to the extent consistent with the customary practices of DTC. The Indenture Trustee shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct. If the Indenture Trustee is unable to make, or consents to the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee (as applicable) making, such distributions, then the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee (as applicable), with the Indenture Trustee’s cooperation, shall make such distributions. The Indenture Trustee shall have no duties, obligations, or responsibilities with respect to any form of distribution to Holders of Noteholder Claims that is not DTC eligible, and the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee (as applicable) shall make such distributions. For the avoidance of doubt, all such distributions referenced in this paragraph shall be subject to the Trustee Charging Lien. ARTICLE VII. PROCEDURES FOR RESOLVING UNLIQUIDATED AND DISPUTED CLAIMS A. Allowance of Claims After the Effective Date, the Liquidating Trustee shall have and retain any and all rights and defenses that the Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. B. Claims Administration Responsibilities Except as otherwise specifically provided in the Plan, after the Effective Date, the Liquidating Trustee shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 53 of 90

47 30395948.1 C. Estimation of Claims Before or after the Effective Date, the Debtor or the Liquidating Trustee (as applicable) may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise herein, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtor or the Liquidating Trustee (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. D. Adjustment to Claims Without Objection Any Claim that has been paid, satisfied, or assumed by Purchasers in the Sale, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtor or the Liquidating Trustee (as applicable) without an objection to such Claim having to be Filed following notice filed on the docket in the Bankruptcy Court of such adjustment or expungement. E. Time to File Objections to Claims Except as otherwise provided herein, any objections to Claims shall be Filed on or before the Claims Objection Bar Date (as such date may be extended upon presentment of an order to the Bankruptcy Court by the Liquidating Trustee). F. Disallowance of Late Claims Except as provided herein or otherwise agreed to by the Debtor or the Liquidating Trustee (as applicable), any Holder of a Claim Filed, via Proof of Claim, after the Bar Date shall not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order. G. Disputed Claims All Claims held by Persons or Entities against whom or which the Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code and Holders of such Claims shall not be entitled to vote to accept or reject this Plan. A Claim deemed Disputed pursuant to this Article VII.G shall Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 54 of 90

48 30395948.1 continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtor or the Liquidating Trustee from such Holder have been paid. H. Amendment to Claims Except as provided herein, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Liquidating Trustee, a Claim may not be Filed or amended and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court. I. No Distributions Pending Allowance If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until the Disputed Claim becomes an Allowed Claim. J. Distributions After Allowance To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim. ARTICLE VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE A. Conditions Precedent The occurrence of the Effective Date of this Plan is subject to each of the following conditions precedent. 1. The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code. 2. The Confirmation Order shall have been entered and shall be in full force and effect. 3. There shall have been no modification or stay of the Confirmation Order or entry of any other order prohibiting the transactions contemplated by this Plan from being consummated. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 55 of 90

49 30395948.1 4. The Professional Fee Reserve shall have been fully funded pursuant to the terms of this Plan. 5. All Consenting Noteholder Fees and Expenses incurred and invoiced as of the Effective Date shall have been paid in full. 6. The RSA shall not have been terminated and shall remain in full force and effect and the Debtor and the Consenting Noteholders shall be in compliance therewith. 7. All actions, documents and agreements necessary to implement the Plan shall have been effected, executed and/or tendered for delivery. All conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date). 8. The Liquidating Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable. 9. The Contingent Payments Holding Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Contingent Payments Holding Trust Agreement, as applicable. 10. The Contingent Payments Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Contingent Payments Trust Agreement, as applicable. 11. The Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents necessary to implement this Plan and any transaction contemplated hereby that are required by law, regulation, or order. B. Waiver of Conditions Unless otherwise specifically provided for in this Plan, the conditions set forth in Article VIII.A may be waived in whole or in part by the Debtor, with the consent of the Majority Consenting Noteholders, without notice to any other parties in interest or the Bankruptcy Court and without a hearing. C. Effect of Vacatur of the Confirmation Order If the Confirmation Order is vacated (1) the Plan will be null and void in all respects, including with respect to the release of Claims and distributions for Allowed Claims; and (2) nothing contained in the Plan will (a) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtor or (b) prejudice in any manner the rights, including any claims or defenses, of the Parties or any other party in interest. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 56 of 90

50 30395948.1 D. Votes Solicited in Good Faith Upon entry of the Confirmation Order, the Debtor will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code. ARTICLE IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Releases by the Debtor As of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code and for good and valuable consideration, each Released Party is deemed released by the Debtor and its estate from any and all claims and Causes of Action, whether known or unknown, including any claims and Causes of Action that the Debtor or its estate would have been legally entitled to assert in its own right including any claims or Causes of Action that could be asserted derivatively or on behalf of the Debtor (or its estate), that such Entity would have been legally entitled to assert (whether individually or collectively), based on, or relating to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership, or operation thereof, or otherwise), any securities issued by the Debtor and the ownership thereof, the Debtor’s in- or out-of-court restructuring efforts, any avoidance actions, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Term Sheet, the RSA, the Disclosure Statement, the Sale Motion, the Plan, the Plan Supplement, or any other transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date; provided, however, that this provision shall not operate to waive or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any post Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (2) any obligations under or in respect of the Sale Order; or (3) the Retained Causes of Action, recovery on account of which, other than with respect to the Severance Payment Claim, will be limited to the provisions of any Applicable Insurance Policies and applicable law. Each Person and Entity deemed to grant the Debtor releases shall be deemed to have granted such releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 57 of 90

51 30395948.1 without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or Causes of Action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” B. Releases by Holders of Claims and Interests As of the Effective Date, each Releasing Party is deemed to have released each Released Party from any and all claims and Causes of Action, whether known or unknown, including any claims and Causes of Action that the Debtor or its estate would have been legally entitled to assert in its own right including any claims or Causes of Action that could be asserted derivatively or on behalf of the Debtor (or its estate), that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership or operation thereof, or otherwise), any securities issued by the Debtor and the ownership thereof, the Debtor’s in- or out-of-court restructuring efforts, any avoidance actions, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Term Sheet, the RSA, the Disclosure Statement, the Sale Motion, the Plan, the Plan Supplement, or any other transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date; provided, however, that this provision shall not operate to waive or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person; provided further, however, that notwithstanding anything to the contrary in the Disclosure Statement and Plan, this provision shall not apply with respect to any unimpaired Claim until such unimpaired Claim has been paid in full in the Allowed amount of such Claim determined in accordance with applicable law, or on terms agreed to between the Holder of such Claim and the Debtor or the Liquidating Trustee, as applicable, at which time this provision shall apply in all respects as to the applicable unimpaired claim. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any post Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (2) any obligations under or in respect of the Sale Order; or (3) the Retained Causes of Action, recovery on account of which, other than with respect to the Severance Payment Claim, will be limited to the provisions of any Applicable Insurance Policies and applicable law. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 58 of 90

52 30395948.1 Each Person and Entity deemed to grant the releases described in this Section shall be deemed to have granted such releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or Causes of Action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” C. Exculpation Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is exculpated from any Cause of Action for any Claim related to any act or omission occurring between the Petition Date and the Effective Date of the Plan in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Debtor’s in-court restructuring efforts, the Term Sheet, the RSA, the Disclosure Statement, the Sale Motion, the Plan, the Plan Supplement, or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other act, occurrence or omission taking place between the Petition Date and the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person, but in all respects such Entities shall be entitled to reasonably rely upon the written advice of counsel with respect to their duties and responsibilities pursuant to the Plan. D. Injunction Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims, Interests, Causes of Action, or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a purchaser in connection with the Sale; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any claims, Interests, Causes of Action, or liabilities that have Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 59 of 90

53 30395948.1 been compromised or settled against the Debtor or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any released, settled, compromised, or exculpated claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Liquidating Trust, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding any other indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released or settled pursuant to the Plan. Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan by the Debtor, the Liquidating Trustee, and their respective affiliates, employees, advisors, officers and directors, or agents. E. Release Opt-Out for Lead Plaintiff Notwithstanding anything to the contrary set forth in this Plan, the solicitation materials (including but not limited to the Disclosure Statement, the non-voting status notice, and the Release Opt-Out), the Plan Supplement, or the Confirmation Order, Jeffrey M. Fiore (“Lead Plaintiff”), the court-appointed lead plaintiff in the securities class action captioned as Michael Pardi v. Tricida, Inc. and Gerrit Klaerner, Case No. 4:21-cv-00076-HSG (the “Pardi Litigation”), pending in the United States District Court for the Northern District of California, Oakland Division, together with each member of the putative class Lead Plaintiff represents (including as may be redefined or certified) in the Pardi Litigation (the “Proposed Class”), shall be deemed to have opted out of the third party release contained in Article IX.B herein with respect to claims asserted or to be asserted against any non-Debtor party in the Pardi Litigation (the “Opt-Out Claims”), and shall not be required to execute, complete, or deliver the Release Opt-Out forms by the Voting Deadline / opt-out deadline. The Confirmation Order shall (a) contain the provisions of this paragraph and (b) provide that Lead Plaintiff and the Proposed Class are not Releasing Parties with respect to the Opt-Out Claims. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 60 of 90

54 30395948.1 F. No Discharge Because the Debtor is liquidating, it is not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims or Interests. G. Release of Liens Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtor and its successors and assigns. If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Liquidating Trustee that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Liquidating Trustee shall be entitled to make any such filings or recordings on such Holder’s behalf. ARTICLE X. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Case, the Sale, the Sale Documents, the Confirmation Order, and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to each of the following: 1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests. 2. Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim objections, allowance, disallowance, subordination, estimation and distribution. 3. Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan. 4. Resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which the Debtor is party or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any cure Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 61 of 90

55 30395948.1 amount arising therefrom; and/or (b) any dispute regarding whether a contract or lease is or was executory or expired. 5. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Effective Date. 6. Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code. 7. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters relating to the Retained Causes of Action or the Transferred Causes of Action. 8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement. 9. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan. 10. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan. 11. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions. 12. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated. 13. Determine any other matters that may arise in connection with or related to the Sale Documents, the Disclosure Statement, the Plan, and the Confirmation Order. 14. Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan. 15. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid. 16. Adjudicate any and all disputes arising from or relating to distributions under the Plan. 17. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 62 of 90

56 30395948.1 18. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order. 19. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code. 20. To recover all assets of the Debtor and property of the Debtor’s Estate, wherever located. 21. To consider requests for extensions of the term of the Liquidating Trust as provided herein. 22. To hear and determine any Causes of Action that may be brought by the Liquidating Trustee. 23. To hear and determine any other rights, claims, or Causes of Action held by or accruing to the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory. 24. Enter an order or final decree concluding or closing the Chapter 11 Case. 25. Enforce all orders previously entered by the Bankruptcy Court. 26. Hear any other matter over which the Court has jurisdiction. ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification of the Plan Subject to the limitations contained in the Plan, the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules (1) to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129 of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. In the event that the Sale is not consummated prior to the Effective Date, at the request of the Majority Consenting Noteholders, the Debtors and the Majority Consenting Noteholders shall use commercially reasonable efforts to modify the Plan to effectuate and structure the Plan in a tax efficient manner as determined by the Debtor and the Majority Consenting Noteholders. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 63 of 90

57 30395948.1 B. Other Amendments The Debtor may make appropriate non-material, technical adjustments and modifications to this Plan or the Plan Supplement prior to the Effective Date without further order or approval of the Bankruptcy Court. C. Effect of Confirmation on Modifications Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019. D. Revocation of Plan; Effect of Non-Occurrence of Conditions to the Effective Date Subject to the conditions to the Effective Date, the Debtor, reserves the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to File subsequent plans of reorganization or liquidation. If the Debtor revokes or withdraws the Plan, or if entry of the Confirmation Order or the Effective Date does not occur, then (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan, the Confirmation Order, or the Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of the Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Debtor’s Operation from Confirmation Hearing Through Effective Date During the period from the Confirmation Hearing through and until the Effective Date, the Debtor shall continue to operate as a debtor in possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect. B. Immediate Binding Effect Notwithstanding Bankruptcy Rules 3020(e) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Liquidating Trustee, all Holders of Claims against and Interests in the Debtor (regardless of whether any such Holder has voted or failed to vote to accept or reject this Plan and regardless of whether any such Holder is entitled to receive any distribution under this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, and all parties in interest. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 64 of 90

58 30395948.1 C. Additional Documents On or before the Effective Date, the Debtor may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee (as applicable), all Holders of Claims or Interests receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may reasonably be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order. D. Substantial Consummation On the Effective Date, this Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code. E. Reservation of Rights The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. F. Successors and Assigns The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, beneficiaries or guardian, if any, of each Entity. G. Determination of Tax Liabilities As of the Effective Date, the Liquidating Trustee will be responsible for preparing and filing any tax forms or returns on behalf of the Debtor’s Estate and Liquidating Trust (to the extent not the responsibility of the Purchasers); provided, however, that the Liquidating Trustee shall not be responsible for preparing or filing any tax forms for Holders of Interests in the Debtor (which Interests shall be cancelled pursuant to this Plan), but shall provide such Holders with any information reasonably required to prepare such forms. As of the Effective Date, the Contingent Payments Holding Trustee will be responsible for preparing and filing any tax forms or returns on behalf of the Contingent Payments Holding Trust, and the Contingent Payments Trustee will be responsible for preparing and filing any tax forms or returns on behalf of the Contingent Payments Trust. The Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee shall have the right to request an expedited determination of any tax liability pursuant to section 505 of the Bankruptcy Code, including on any unpaid liability of the Debtor’s Estate, the Liquidating Trust, the Contingent Payments Holding Trust, or the Contingent Payments Trust for any tax incurred during the administration of the Chapter 11 Case. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 65 of 90

59 30395948.1 H. Dissolution of the Committee On the Effective Date, any duly appointed official committee of unsecured creditors will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Case; provided, however, that, after the Effective Date, the Committee will continue to exist solely with respect to (i) any applications for Professional Fee Claims or expense reimbursements for members of the Committee, including preparing same, objecting to same, defending same and attending any hearing with respect to same; (ii) any motions or other actions seeking enforcement or implementation of the provisions of the Plan or Confirmation Order; and (iii) any appeal pending as of the Effective Date or filed thereafter, the outcome of which could reasonably be expected to affect in any material way the treatment of the Holders of General Unsecured Claims, including, but not limited to, any cases, controversies, suits or disputes arising in connection with the consummation, interpretation, implementation or enforcement of the Plan or the Confirmation Order. Following the Effective Date, the Committee’s Professionals shall be entitled to reasonable compensation for services rendered in connection with the matters identified in clauses (i) – (iii). Any such payments made in connection therewith shall be made without any further notice to or action, order, or approval of the Bankruptcy Court. I. Preservation of Books and Records In accordance with the Liquidating Trust Agreement, on the Effective Date, or at such other time as is reasonably convenient to the Liquidating Trustee and the Debtor, the Debtor shall provide to the Liquidating Trust timely access to all of the books and records of the Debtor in the Debtor’s possession. The Debtor shall also instruct any third parties or professionals possessing such books and records (including computer generated or computer maintained books, records, and data) to permit access to such books and records as may be reasonably requested by the Liquidating Trustee. Until the entry of a final order of judgment or settlement in the litigation captioned as Michael Pardi v. Tricida, Inc. and Gerritt Klaerner, Case No. 4:21-cv-00076-HSG (the “Pardi Litigation”) pending in the United States District Court for the Northern District of California, Oakland Division, the Debtor and the Purchaser and any other transferee of the Debtor’s books, records, documents, files, electronic data (in whatever format, including native format), or any tangible object potentially relevant to the Pardi Litigation, wherever stored (collectively, the “Potentially Relevant Books and Records”) shall preserve and maintain the Potentially Relevant Books and Records, and shall not destroy, abandon, transfer, or otherwise render unavailable such Potentially Relevant Books and Records without providing counsel to the plaintiff in the Pardi Litigation at least sixty days’ advance written notice and an opportunity to object and be heard by a court of competent jurisdiction. In the event the plaintiff in the Pardi Litigation timely objects to any such destruction, abandonment, or transfer, the Potentially Relevant Books and Records shall be preserved pending a final order of the Bankruptcy Court or other court of competent jurisdiction; provided, however, notwithstanding the foregoing the Debtor will retain true copies of any Potentially Relevant Books and Records transferred to the Purchaser, subject to the same conditions described in this paragraph, and the Debtor shall have primary responsibility for responding to and/or producing documents in response to any discovery requests Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 66 of 90

60 30395948.1 in the Pardi Litigation, including any discovery seeking production of books and records transferred to the Purchaser. J. Notices In order for all notices, requests, and demands to or upon the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, or the Contingent Payments Trustee, as the case may be, to be effective such notices, requests and demands shall be in writing (including by electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by email, when received, and served on or delivered to the following parties: Debtor Counsel to the Debtor Tricida, Inc. 2108 N Street, Suite 4935 Sacramento, California 95816 Attention: Lawrence Perkins E-mail address: lperkins@scpllc.com Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Geoff Levin and Sam Newman Email: glevin@sidley.com, sam.newman@sidley.com -and- Young, Conaway Stargatt & Taylor, LLP Rodney Square 1000 North King Street Wilmington, Delaware 19801 Attention: Sean M. Beach and Allison S. Mielke Email: sbeach@ycst.com amielke@ycst.com Liquidating Trustee Counsel to the Liquidating Trustee To be included in the Plan Supplement To be included in the Plan Supplement Contingent Payments Holding Trustee Counsel to the Contingent Payments Holding Trustee To be included in the Plan Supplement To be included in the Plan Supplement Contingent Payments Trustee Counsel to the Contingent Payments Trustee To be included in the Plan Supplement To be included in the Plan Supplement After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trustee is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that Filed such renewed requests. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 67 of 90

61 30395948.1 K. Term of Injunctions or Stays Except as otherwise provided in this Plan, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under this Plan (1) all injunctions with respect to or stays against an action against property of the Debtor or the Debtor’s Estate arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtor or the Debtor’s Estate; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (a) the date that the Chapter 11 Case is closed pursuant to a Final Order of the Bankruptcy Court, or (b) the date that the Chapter 11 Case is dismissed pursuant to a Final Order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely. L. Entire Agreement On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. M. Plan Supplement Exhibits All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Copies of such exhibits and documents shall be made available upon written request to Debtor’s counsel or Liquidating Trustee’s counsel (as applicable) at the address above or by downloading such exhibits and documents free of charge from the Notice and Claims Agent’s website. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control. The documents in the Plan Supplement are considered an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order. N. Governing Law Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 68 of 90

62 30395948.1 O. Nonseverability of Plan Provision Upon Confirmation If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtor, the Liquidating Trustee, the Contingent Payments Holding Trustee, and the Contingent Payments Trustee (as applicable); and (3) nonseverable and mutually dependent. P. Closing of Chapter 11 Case After the full administration of the Chapter 11 Case, the Liquidating Trustee shall promptly File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, a motion pursuant to Local Rule 3022-1(a), and any applicable order of the Bankruptcy Court to close the Chapter 11 Case. [Remainder of Page Intentionally Left Blank] Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 69 of 90

63 30395948.1 Dated: May 22, 2023 Respectfully submitted, /s/ Geoffrey Parker By: Geoffrey Parker Executive Vice President, COO, and CFO Tricida, Inc. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 70 of 90

1 Exhibit A – Schedule of Retained Causes of Action1 The Causes of Action against certain Released Parties set forth below shall be retained pursuant to the Plan and transferred to the Liquidating Trust on the Effective Date thereof. Notwithstanding the foregoing, other than with respect to the Severance Payment Claim (as defined below), recovery on the Retained Causes of Action shall be limited to the amount of insurance coverage, if any, provided under any Applicable Insurance Policy subject to the provisions of any such Applicable Insurance Policies and applicable law. Other than with respect to the Severance Payment Claim, (i) no party shall have a right to recovery on the Retained Causes of Action outside or in excess of the available insurance under any Applicable Insurance Policies, and (ii) no person or entity other than the applicable insurers under the Applicable Insurance Policies shall be liable for any of the Retained Causes of Action against Released Parties; provided, that a party may seek to collect on any settlement or judgment against Released Parties with respect to any Retained Cause of Action for the limited and sole purpose of triggering coverage under any Applicable Insurance Policies. 1. Breaches of fiduciary duty (including duty of care, duty of loyalty, and duty of oversight) against the Company’s directors and officers with respect to Company’s decision to reopen the Company’s stock trading window on November 21, 2022. 2. Breaches of fiduciary duty (including the duty of care and duty of loyalty) against the Company’s directors and officers for authorizing and approving the Bonus Retention Plan which paid out approximately $5.5 million to the Debtor’s employees, including the payment of $2.4 million to the Debtor’s officers in December 2022, along with corporate waste claims relating to the foregoing. 3. Breaches of fiduciary duty (including the duty of care and the duty of loyalty) against the Company’s directors and officers for authorizing and approving the making of a payment under the Bonus Retention Plan to the Company’s Chief Executive Officer, along with corporate waste claims relating to the foregoing. 4. Breaches of fiduciary duty (including the duty of care, duty of loyalty, and duty of oversight) against the Company’s directors and officers, regarding the design, implementation, oversight and reporting of the Company’s clinical trials involving the veverimer drug being developed by the Company, including, clinical trials TCRA-301, TRCA- 301E and VALOR-CKD. 5. Breaches of fiduciary duty (including the duty of care and duty of loyalty) against the Company’s directors in connection with any directors’ sale, if any, of the Company’s stock, and any sale of the Company’s stock by any parties any directors are affiliated with, which caused or contributed to the impairment of the Company’s net operating losses or other tax attributes. 6. Breaches of fiduciary duty (including the duty of care and the duty of loyalty) relating to insider trading under Brophy v. Cities Service Co., 70 A.2d 5 (Del. Ch. 1949) against any of the Debtor’s current or former directors and officers. 1 Capitalized terms used herein shall have the meaning ascribed to them in the Fourth Amended Plan of Liquidation of Tricida, Inc. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 71 of 90

2 7. Claims for avoidance and recovery of the Severance Payment Claim. 8. Claims against Released Parties (other than the Debtor’s Retained Professionals, the Consenting Noteholder Professionals, and Mr. Thomas G. FitzGerald whether for acts or omissions taken before or after the Petition Date) for aiding and abetting any breaches of fiduciary duty of the Debtor’s directors and officers with respect to Retained Causes of Action numbers A.1, A.2, and A.3 listed above. For the avoidance of doubt, nothing in the Plan or this Schedule of Retained Causes of Action shall operate to waive, limit, or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such person, whether such Claim or Cause of Action arose as a result of a breach of fiduciary duty, breach of contract, negligence, wrongful dividend, bonus payment, retention payment, incentive compensation payment, excessive compensation, or any other right or remedy at law. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 72 of 90

3 Exhibit B – Schedule of Other Causes of Action Retained Against Non-Released Parties Transferred to the Liquidating Trust The Transferred Causes of Action against the Non-Released Parties set forth below shall be retained pursuant to the Plan and transferred to the Liquidating Trust on the Effective Date thereof. For the avoidance of doubt, the Transferred Causes of Action shall not include any claims against the Trustee or any current or former Convertible Noteholder arising under the Indenture. 1. Breaches of fiduciary duty (including the duty of care and duty of loyalty) relating to insider trading under Brophy v. Cities Service Co., 70 A.2d 5 (Del. Ch. 1949) against any other person that is not a Released Party. 2. Claims relating to the overpayment, early payment, or prepayment of any secured or unsecured loan or note obligation (other than the Indenture) owed by the Debtor, including but not limited to any principal, interest, or other amount paid by the Debtor under such secured or unsecured loan or note, within four (4) years of the Petition Date, except to the extent such payment was made to a Released Party. 3. Claims for avoidance and recovery of fraudulent transfers under applicable state law and Chapter 5 of the Bankruptcy Code, including Bankruptcy Code sections 544 and 548 against any party who is not a Released Party. For the avoidance of doubt, other than the Severance Payment Claim, no claims for avoidance and recovery under Bankruptcy Code section 547 are being retained. 4. Any and all insurance contracts and insurance policies to which the Debtor is a party or pursuant to which the Debtor has any rights whatsoever, regardless of whether such contract or policy is specifically identified in the Plan, including, Causes of Action against insurance carriers, reinsurance carriers, insurance brokers, underwriters, occurrence carriers, or surety bond issuers relating to coverage, indemnity, contribution, reimbursement, or any other matters. 5. Any and all tax obligations to which the Debtor is a party or pursuant to which the Debtor has any rights whatsoever, including, without limitation, against or related to all entities that owe or that may in the future owe money related to tax refunds to the Debtor, regardless of whether such entity is specifically identified herein. 6. All Causes of Action against or related to all entities (other than Released Parties) that are party to or that may in the future become party to litigation, arbitration, or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal or judicial or non-judicial, regardless of whether such entity is specifically identified in the Plan, except to the extent such entity is a Released Party. 7. All Causes of Action against or related to all entities (other than Released Parties) that owe or that may in the future owe money to the Debtor, regardless of whether such entity is expressly identified in the Plan except to the extent such entity is a Released Party. The Debtor expressly reserves all Causes of Action against or related to all entities who assert or may assert that the Debtor owe money to them. The claims and Causes of Action reserved include Causes of Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 73 of 90

4 Action against vendors, suppliers of goods and services, or any other parties, except to the extent such party is a Released Party: (a) for overpayments, back charges, duplicate payments, improper holdbacks, deductions owing or improper deductions taken, deposits, warranties, guarantees, indemnities, recoupment, or setoff; (b) for wrongful or improper termination, suspension of services or supply of goods, or failure to meet other contractual or regulatory obligations; (c) for failure to fully perform or to condition performance on additional requirements under contracts with any one or more of the Debtor before the assumption or rejection, if applicable, of such contracts; (d) for payments, deposits, holdbacks, reserves or other amounts owed by any creditor, utility, supplier, vendor, insurer, surety, factor, lender, bondholder, lessor or other party; (e) for any liens, including mechanics’, artisans’, materialmens’, possessory or statutory liens held by the Debtor; (f) for counter-claims and defenses related to any contractual obligations; (g) for any turnover actions arising under Bankruptcy Code sections 542 or 543; and (h) for unfair competition, interference with contract or potential business advantage, breach of contract, infringement of intellectual property or any business tort claims. 8. All Causes of Action based in whole or in part upon any and all postings of a security deposits, adequate assurance payment, or any other type of deposit, prepayment, or collateral, regardless of whether such posting of security deposit, adequate assurance payment, or any other type of deposit, prepayment or collateral is specifically identified herein. 9. All Causes of Action based in whole or in part upon any and all liens regardless of whether such lien is specifically identified herein. For the avoidance of doubt, nothing in the Plan or this Schedule of Other Causes of Action Retained Against Non-Released Parties Transferred to the Liquidating Trust shall operate to waive, limit, or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such person, whether such Claim or Cause of Action arose as a result of a breach of fiduciary duty, breach of contract, negligence, wrongful dividend, bonus payment, retention payment, incentive compensation payment, excessive compensation, or any other right or remedy at law. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 74 of 90

30395810.1 EXHIBIT B-1 Notice and Revised Opt-Out Form for Class 5 – General Unsecured Claims Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 75 of 90

30395919.1 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: TRICIDA, INC.,1 Debtor. Chapter 11 Case No. 23-10024 (JTD) NOTICE AND REVISED OPT-OUT FORM FOR CLASS 5 – GENERAL UNSECURED CLAIMS PLEASE TAKE NOTICE that on May [●], 2023, the United States Bankruptcy Court for the District of Delaware entered an order approving the Fifth Amended Chapter 11 Plan of Liquidation for Tricida, Inc. [Docket No. [●]] (including all exhibits and supplements thereto, as may be amended, supplemented, or modified from time to time, the “Plan”).2 On May [●], 2023, the Bankruptcy Court also entered an order approving a settlement (the “Patheon Settlement”) between the Debtor and Patheon Austria GmbH & Co. KG (“Patheon”) [Docket No. [●]], which added Patheon as “Released Party” and a “Releasing Party” under the Plan. PLEASE TAKE FURTHER NOTICE that you are receiving this notice and revised opt- out form (the “Opt-Out Form”) because you are a Holder of a Class 5 Claim as of March 24, 2023. The voting deadline has passed and the Plan has been approved, so you are no longer entitled to vote on the Plan. However, due to the Patheon Settlement, Holders of Class 5 Claims now have another opportunity to affirmatively opt out of the third party release contained in Article IX.B. of the approved Plan (the “Third-Party Release”) by completing, signing, and returning the Opt-Out Form on page 7 in accordance with the approved submission methods set forth therein so that it is actually received by June 21, 2023 at 4:00 p.m. ET.3 PLEASE TAKE FURTHER NOTICE that, if the Effective Date occurs, the “Released Parties” will receive the Third-Party Release set forth in Article IX.B of the Plan from the “Releasing Parties” and will benefit from an injunction as set forth in Article IX.D of the Plan; however, a Holder of a Class 5 Claim shall not be a “Releasing Party” if it elects to opt out of the Third-Party Release . 1 The Debtor in this chapter 11 case, together with the last four digits of the Debtor’s federal tax identification number, is Tricida, Inc. (2526). The Debtor’s service address is 2108 N Street, Suite 4935, Sacramento, CA 95816. 2 Capitalized terms used herein and not otherwise defined has the meanings given to them in the Plan. 3 Article IX.B (Releases by Holders of Claims and Interests) and Article IX.D (Injunction) of the Plan are reproduced in the attached Opt-Out Form, along with the applicable definitions of “Released Parties,” “Releasing Parties,” and “Related Parties.” Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 76 of 90

2 30395919.1 PLEASE TAKE FURTHER NOTICE that if you would like to obtain a copy of the Plan, the Plan Supplement, or related documents, including the Patheon Settlement, you should contact the Kurtzman Carson Consultants, LLC (“KCC”) by writing to Tricida Inc. Ballot Processing Center, c/o KCC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245; (b) calling the Debtor’s restructuring hotline at (866) 476-0898 within the United States or Canada or (781) 575-2114 if outside the United States or Canada or emailing TricidaInfo@kccllc.com; or (c) visiting the Debtor’s restructuring website at https://www.kccllc.net/tricida. You may also obtain copies of any pleadings filed in this chapter 11 case for a fee via PACER at: https://www.deb.uscourts.gov/. Dated: May [●], 2023 Respectfully submitted, Wilmington, Delaware /s/ [DRAFT] YOUNG CONAWAY STARGATT & TAYLOR, LLP SIDLEY AUSTIN LLP Samuel A. Newman (admitted pro hac vice) Sean M. Beach (No. 4070) Allison S. Mielke (No. 5934) Andrew A. Mark (No. 6861) Carol Cox (No. 6936) Rodney Square Julia Philips Roth (admitted pro hac vice) 555 West Fifth Street Los Angeles, California 90013 Telephone: (213) 896-6000 Facsimile: (213) 896-6600 Email: sam.newman@sidley.com 1000 North King Street julia.roth@sidley.com Wilmington, Delaware 19801 Telephone: (302) 571-6600 Charles M. Persons (admitted pro hac vice) Facsimile: (302) 571-1253 Jeri Leigh Miller (admitted pro hac vice) Email: sbeach@ycst.com Chelsea McManus (admitted pro hac vice) amielke@ycst.com 2021 McKinney Avenue, Suite 2000 amark@ycst.com Dallas, Texas 75201 ccox@ycst.com Telephone: (214) 981-3300 Facsimile: (213) 981-3400 Email: cpersons@sidley.com jeri.miller@sidley.com cmcmanus@sidley.com Michael A. Sabino (admitted pro hac vice) 787 Seventh Avenue New York, New York 10019 Telephone: (212) 839-5300 Facsimile: (212) 839-5599 Email: msabino@sidley.com Attorneys for Debtor, Tricida, Inc. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 77 of 90

3 30395919.1 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: TRICIDA, INC.,1 Debtor. Chapter 11 Case No. 23-10024 (JTD) OPT-OUT ELECTION FORM CLASS 5 – GENERAL UNSECURED CLAIMS Important Information Regarding the Release by Certain Holders of Claims If you wish to opt-out of being a “Releasing Party” under section IX.B of the Plan, please check the following box and complete this form. Your decision on this election does not affect the amount of distribution you will receive under the Plan. Relevant definitions are set forth on pages 4 through 7 below. The undersigned elects to: ☐ OPT OUT of the Third Party Release set forth in section IX.B of the Plan Name of Holder: Address: Signature: Telephone Number: Name of Signatory: Email: Title: Date Completed: THE OPT-OUT FORM MUST BE COMPLETED AND SUBMITTED, ON OR BEFORE THE OPT-OUT DEADLINE OF JUNE 21, 2023 AT 4:00 P.M. ET, BY ONLY ONE OF THE FOLLOWING APPROVED SUBMISSION METHODS: 1 The Debtor in this chapter 11 case, together with the last four digits of the Debtor’s federal tax identification number, is Tricida, Inc. (2526). The Debtor’s service address is 2108 N Street, Suite 4935, Sacramento, CA 95816. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 78 of 90

4 30395919.1 First Class Mail, Overnight Courier or Hand- Delivery To: Tricida, Inc. Ballot Processing Center c/o KCC 222 N. Pacific Coast Highway, Suite 300 El Segundo, CA 90245 Electronic, online submission: To submit your Opt-Out Form via KCC’s online portal, please visit: https://eballot.kccllc.net/Tricida and click on “Submit E- Ballot” and follow the instructions to submit your Opt-Out Form. IMPORTANT NOTE: You will need the following information to retrieve and submit your customized electronic Opt-Out Form: Unique Opt-Out ID#:______________________________ Pin #: __________________________________________ KCC’s online portal is the sole manner in which Opt-Out Forms will be accepted via electronic or online transmission. Opt-Out Forms submitted by facsimile, email, or other means of electronic transmission will not be counted. Creditors who submit an Opt-Out Form using KCC’s online portal should NOT also submit a paper Opt-Out Form. If you have any questions, please contact KCC at (866) 476- 0898 within the United States or Canada or (781) 575-2114 if outside the United States or Canada or TricidaInfo@kccllc.com. To provide additional information regarding the Third Party Release, the following definitions and sections of the Plan have been copied immediately below: definition of Released Party, definition of Released Party, definition of Releasing Parties, Plan Section IX.B (Releases by Holders of Claims and Interests), and Plan Section IX.D (Injunction). Please carefully review the following. (a) “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees. (b) “Released Party” means each of, and in each case in its capacity as such: (a) the Debtor; (b) the Consenting Noteholder Releasing Parties; (c) Patheon (pursuant to the Order approving the Patheon Settlement Agreement and Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 79 of 90

5 30395919.1 subject to the re-noticing of certain Releasing Parties as required by the Confirmation Order); and (d) each Related Party of the Debtor, the Consenting Noteholder Releasing Parties, or Patheon including, for the avoidance of doubt, any professional retained by the Debtor, the Consenting Noteholders, or Patheon in connection with this Chapter 11 Case. Notwithstanding the foregoing, the definition of “Released Party” shall not include (i) any current or former shareholder solely to the extent acting in the capacity as a shareholder; or (ii) OrbiMed Advisors, LLC and its affiliated companies, including OrbiMed Private Investment V, LP. (c) “Releasing Parties” means, collectively, and in each case, in their respective capacities as such, (a) the Consenting Noteholder Releasing Parties; (b) Patheon; (c) all Holders of Claims deemed hereunder to have accepted the Plan that have not filed an objection to the release contained in Article IX herein prior to the Voting Deadline; (d) all Holders of a Claim that (i) vote to accept or reject the Plan and do not timely submit a Release Opt-Out, or (ii) do not vote to accept or reject the Plan and either do not timely submit a Release Opt-Out or do not file an objection to the releases contained in Article IX herein prior to the Voting Deadline; (e) each current and former Affiliate of each Person or Entity in clauses (a) through (d) solely to the extent such Affiliate may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clauses (a) through (d); and (f) each Related Party of each Entity in clauses (a) through (d) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clauses (a) through (d). Consistent with the Court’s ruling at the Confirmation Hearing, no Holders of Class 8 Interest(s) shall be deemed to be a Releasing Party based on a prior failure to return a Release Opt-Out. The removal of Holders of Class 8 Interest(s) from this definition does not affect a release granted by a party in any other capacity, consistent with the terms of the Plan, the Confirmation Order, and the Court’s ruling at the Confirmation Hearing. (d) Section IX.B of the Plan provides the following in regard to “Releases by Holders of Claims and Interests” (the “Third Party Release”): As of the Effective Date, each Releasing Party is deemed to have released each Released Party from any and all claims and Causes of Action, whether known or unknown, including any claims and Causes of Action that the Debtor or its estate would have been legally entitled to assert in its own right including any claims or Causes of Action that could be asserted derivatively or on behalf of the Debtor (or its estate), that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership or operation thereof, or otherwise), any securities issued by the Debtor and the ownership thereof, the Debtor’s in- or out-of- court restructuring efforts, any avoidance actions, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Term Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 80 of 90

6 30395919.1 Sheet, the RSA, the Disclosure Statement, the Sale Motion, the Plan, the Plan Supplement, or any other transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date; provided, however, that this provision shall not operate to waive or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person; provided further, however, that notwithstanding anything to the contrary in the Disclosure Statement and Plan, this provision shall not apply with respect to any unimpaired Claim until such unimpaired Claim has been paid in full in the Allowed amount of such Claim determined in accordance with applicable law, or on terms agreed to between the Holder of such Claim and the Debtor or the Liquidating Trustee, as applicable, at which time this provision shall apply in all respects as to the applicable unimpaired claim. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any post Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (2) any obligations under or in respect of the Sale Order; or (3) the Retained Causes of Action, recovery on account of which, other than with respect to the Severance Payment Claim, will be limited to the provisions of any Applicable Insurance Policies and applicable law. Each Person and Entity deemed to grant the releases described in this Section shall be deemed to have granted such releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or Causes of Action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 81 of 90

7 30395919.1 (e) Section IX.D of the Plan providing the following in regarding to “Injunction”: Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims, Interests, Causes of Action, or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a purchaser in connection with the Sale; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any claims, Interests, Causes of Action, or liabilities that have been compromised or settled against the Debtor or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any released, settled, compromised, or exculpated claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Liquidating Trust, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding any other indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released or settled pursuant to the Plan. Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan by the Debtor, the Liquidating Trustee, and their respective affiliates, employees, advisors, officers and directors, or agents. [Remainder of Page Intentionally Left Blank] Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 82 of 90

30395810.1 EXHIBIT B-2 Notice and Revised Opt-Out Form for Class 6 – De Minimis Unsecured Claims Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 83 of 90

30395924.1 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: TRICIDA, INC.,1 Debtor. Chapter 11 Case No. 23-10024 (JTD) NOTICE AND REVISED OPT-OUT FORM FOR CLASS 6 – DE MINIMIS UNSECURED CLAIMS PLEASE TAKE NOTICE that on May [●], 2023, the United States Bankruptcy Court for the District of Delaware entered an order approving the Fifth Amended Chapter 11 Plan of Liquidation for Tricida, Inc. [Docket No. [●]] (including all exhibits and supplements thereto, as may be amended, supplemented, or modified from time to time, the “Plan”).2 On May [●], 2023, the Bankruptcy Court also entered an order approving a settlement (the “Patheon Settlement”) between the Debtor and Patheon Austria GmbH & Co. KG (“Patheon”) [Docket No. [●]], which added Patheon as “Released Party” and a “Releasing Party” under the Plan. PLEASE TAKE FURTHER NOTICE that you are receiving this notice and revised opt- out form (the “Opt-Out Form”) because you are a Holder of a Class 6 Claim as of March 24, 2023. The voting deadline has passed and the Plan has been approved, so you are no longer entitled to vote on the Plan. However, due to the Patheon Settlement, Holders of Class 6 Claims now have another opportunity to affirmatively opt out of the third party release contained in Article IX.B. of the approved Plan (the “Third-Party Release”) by completing, signing, and returning the Opt-Out Form on page 7 in accordance with the approved submission methods set forth therein so that it is actually received by June 21, 2023 at 4:00 p.m. ET.3 PLEASE TAKE FURTHER NOTICE that, if the Effective Date occurs, the “Released Parties” will receive the Third-Party Release set forth in Article IX.B of the Plan from the “Releasing Parties” and will benefit from an injunction as set forth in Article IX.D of the Plan; however, a Holder of a Class 6 Claim shall not be a “Releasing Party” if it elects to opt out of the Third-Party Release . 1 The Debtor in this chapter 11 case, together with the last four digits of the Debtor’s federal tax identification number, is Tricida, Inc. (2526). The Debtor’s service address is 2108 N Street, Suite 4935, Sacramento, CA 95816. 2 Capitalized terms used herein and not otherwise defined has the meanings given to them in the Plan. 3 Article IX.B (Releases by Holders of Claims and Interests) and Article IX.D (Injunction) of the Plan are reproduced in the attached Opt-Out Form, along with the applicable definitions of “Released Parties,” “Releasing Parties,” and “Related Parties.” Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 84 of 90

2 30395924.1 PLEASE TAKE FURTHER NOTICE that if you would like to obtain a copy of the Plan, the Plan Supplement, or related documents, including the Patheon Settlement, you should contact the Kurtzman Carson Consultants, LLC (“KCC”) by writing to Tricida Inc. Ballot Processing Center, c/o KCC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245; (b) calling the Debtor’s restructuring hotline at (866) 476-0898 within the United States or Canada or (781) 575-2114 if outside the United States or Canada or emailing TricidaInfo@kccllc.com; or (c) visiting the Debtor’s restructuring website at https://www.kccllc.net/tricida. You may also obtain copies of any pleadings filed in this chapter 11 case for a fee via PACER at: https://www.deb.uscourts.gov/. Dated: May [●], 2023 Respectfully submitted, Wilmington, Delaware /s/ [DRAFT] YOUNG CONAWAY STARGATT & TAYLOR, LLP SIDLEY AUSTIN LLP Samuel A. Newman (admitted pro hac vice) Sean M. Beach (No. 4070) Allison S. Mielke (No. 5934) Andrew A. Mark (No. 6861) Carol Cox (No. 6936) Rodney Square Julia Philips Roth (admitted pro hac vice) 555 West Fifth Street Los Angeles, California 90013 Telephone: (213) 896-6000 Facsimile: (213) 896-6600 Email: sam.newman@sidley.com 1000 North King Street julia.roth@sidley.com Wilmington, Delaware 19801 Telephone: (302) 571-6600 Charles M. Persons (admitted pro hac vice) Facsimile: (302) 571-1253 Jeri Leigh Miller (admitted pro hac vice) Email: sbeach@ycst.com Chelsea McManus (admitted pro hac vice) amielke@ycst.com 2021 McKinney Avenue, Suite 2000 amark@ycst.com Dallas, Texas 75201 ccox@ycst.com Telephone: (214) 981-3300 Facsimile: (213) 981-3400 Email: cpersons@sidley.com jeri.miller@sidley.com cmcmanus@sidley.com Michael A. Sabino (admitted pro hac vice) 787 Seventh Avenue New York, New York 10019 Telephone: (212) 839-5300 Facsimile: (212) 839-5599 Email: msabino@sidley.com Attorneys for Debtor, Tricida, Inc. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 85 of 90

3 30395924.1 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: TRICIDA, INC.,1 Debtor. Chapter 11 Case No. 23-10024 (JTD) OPT-OUT ELECTION FORM CLASS 6 – DE MINIMIS UNSECURED CLAIMS Important Information Regarding the Release by Certain Holders of Claims If you wish to opt-out of being a “Releasing Party” under section IX.B of the Plan, please check the following box and complete this form. Your decision on this election does not affect the amount of distribution you will receive under the Plan. Relevant definitions are set forth on pages 4 through 7 below. The undersigned elects to: ☐ OPT OUT of the Third Party Release set forth in section IX.B of the Plan Name of Holder: Address: Signature: Telephone Number: Name of Signatory: Email: Title: Date Completed: THE OPT-OUT FORM MUST BE COMPLETED AND SUBMITTED, ON OR BEFORE THE OPT-OUT DEADLINE OF JUNE 21, 2023 AT 4:00 P.M. ET, BY ONLY ONE OF THE FOLLOWING APPROVED SUBMISSION METHODS: 1 The Debtor in this chapter 11 case, together with the last four digits of the Debtor’s federal tax identification number, is Tricida, Inc. (2526). The Debtor’s service address is 2108 N Street, Suite 4935, Sacramento, CA 95816. Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 86 of 90

4 30395924.1 First Class Mail, Overnight Courier or Hand- Delivery To: Tricida, Inc. Ballot Processing Center c/o KCC 222 N. Pacific Coast Highway, Suite 300 El Segundo, CA 90245 Electronic, online submission: To submit your Opt-Out Form via KCC’s online portal, please visit: https://eballot.kccllc.net/Tricida and click on “Submit E- Ballot” and follow the instructions to submit your Opt-Out Form. IMPORTANT NOTE: You will need the following information to retrieve and submit your customized electronic Opt-Out Form: Unique Opt-Out ID#:______________________________ Pin #: __________________________________________ KCC’s online portal is the sole manner in which Opt-Out Forms will be accepted via electronic or online transmission. Opt-Out Forms submitted by facsimile, email, or other means of electronic transmission will not be counted. Creditors who submit an Opt-Out Form using KCC’s online portal should NOT also submit a paper Opt-Out Form. If you have any questions, please contact KCC at (866) 476- 0898 within the United States or Canada or (781) 575-2114 if outside the United States or Canada or TricidaInfo@kccllc.com. To provide additional information regarding the Third Party Release, the following definitions and sections of the Plan have been copied immediately below: definition of Released Party, definition of Released Party, definition of Releasing Parties, Plan Section IX.B (Releases by Holders of Claims and Interests), and Plan Section IX.D (Injunction). Please carefully review the following. (a) “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees. (b) “Released Party” means each of, and in each case in its capacity as such: (a) the Debtor; (b) the Consenting Noteholder Releasing Parties; (c) Patheon (pursuant to the Order approving the Patheon Settlement Agreement and Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 87 of 90

5 30395924.1 subject to the re-noticing of certain Releasing Parties as required by the Confirmation Order); and (d) each Related Party of the Debtor, the Consenting Noteholder Releasing Parties, or Patheon including, for the avoidance of doubt, any professional retained by the Debtor, the Consenting Noteholders, or Patheon in connection with this Chapter 11 Case. Notwithstanding the foregoing, the definition of “Released Party” shall not include (i) any current or former shareholder solely to the extent acting in the capacity as a shareholder; or (ii) OrbiMed Advisors, LLC and its affiliated companies, including OrbiMed Private Investment V, LP. (c) “Releasing Parties” means, collectively, and in each case, in their respective capacities as such, (a) the Consenting Noteholder Releasing Parties; (b) Patheon; (c) all Holders of Claims deemed hereunder to have accepted the Plan that have not filed an objection to the release contained in Article IX herein prior to the Voting Deadline; (d) all Holders of a Claim that (i) vote to accept or reject the Plan and do not timely submit a Release Opt-Out, or (ii) do not vote to accept or reject the Plan and either do not timely submit a Release Opt-Out or do not file an objection to the releases contained in Article IX herein prior to the Voting Deadline; (e) each current and former Affiliate of each Person or Entity in clauses (a) through (d) solely to the extent such Affiliate may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clauses (a) through (d); and (f) each Related Party of each Entity in clauses (a) through (d) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clauses (a) through (d). Consistent with the Court’s ruling at the Confirmation Hearing, no Holders of Class 8 Interest(s) shall be deemed to be a Releasing Party based on a prior failure to return a Release Opt-Out. The removal of Holders of Class 8 Interest(s) from this definition does not affect a release granted by a party in any other capacity, consistent with the terms of the Plan, the Confirmation Order, and the Court’s ruling at the Confirmation Hearing. (d) Section IX.B of the Plan provides the following in regard to “Releases by Holders of Claims and Interests” (the “Third Party Release”): As of the Effective Date, each Releasing Party is deemed to have released each Released Party from any and all claims and Causes of Action, whether known or unknown, including any claims and Causes of Action that the Debtor or its estate would have been legally entitled to assert in its own right including any claims or Causes of Action that could be asserted derivatively or on behalf of the Debtor (or its estate), that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership or operation thereof, or otherwise), any securities issued by the Debtor and the ownership thereof, the Debtor’s in- or out-of- court restructuring efforts, any avoidance actions, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Term Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 88 of 90

6 30395924.1 Sheet, the RSA, the Disclosure Statement, the Sale Motion, the Plan, the Plan Supplement, or any other transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date; provided, however, that this provision shall not operate to waive or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person; provided further, however, that notwithstanding anything to the contrary in the Disclosure Statement and Plan, this provision shall not apply with respect to any unimpaired Claim until such unimpaired Claim has been paid in full in the Allowed amount of such Claim determined in accordance with applicable law, or on terms agreed to between the Holder of such Claim and the Debtor or the Liquidating Trustee, as applicable, at which time this provision shall apply in all respects as to the applicable unimpaired claim. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any post Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (2) any obligations under or in respect of the Sale Order; or (3) the Retained Causes of Action, recovery on account of which, other than with respect to the Severance Payment Claim, will be limited to the provisions of any Applicable Insurance Policies and applicable law. Each Person and Entity deemed to grant the releases described in this Section shall be deemed to have granted such releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or Causes of Action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 89 of 90

7 30395924.1 (e) Section IX.D of the Plan providing the following in regarding to “Injunction”: Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims, Interests, Causes of Action, or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a purchaser in connection with the Sale; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any claims, Interests, Causes of Action, or liabilities that have been compromised or settled against the Debtor or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any released, settled, compromised, or exculpated claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Liquidating Trust, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding any other indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released or settled pursuant to the Plan. Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan by the Debtor, the Liquidating Trustee, and their respective affiliates, employees, advisors, officers and directors, or agents. [Remainder of Page Intentionally Left Blank] Case 23-10024-JTD Doc 515-1 Filed 05/23/23 Page 90 of 90